These documents have been translated from Japanese originals for reference purposes only.
In the event of any discrepancy between these translated documents and the Japanese originals, the originals shall prevail. The Company assumes no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translations.

The integration and share exchange described in this press release involves securities of a foreign company. This integration and share exchange is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this press release has been prepared in accordance with generally accepted Japanese accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and some or all of its officers are residents of a foreign country. You may not be able to sue a foreign company or its officers in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the share exchange, such as in open market or privately negotiated purchases.

(Securities Code 2572)
March 11, 2013

To Shareholders with Voting Rights:

Motoyoshi Shiina President Mikuni Coca-Cola Bottling Co., Ltd. 180, Oaza Kano, Okegawa-shi,

NOTICE OF
THE 51st ORDINARY GENERAL MEETING OF SHAREHOLDERS

Dear Shareholders:
You are cordially invited to attend the 51st Ordinary General Meeting of Shareholders of Mikuni Coca-Cola Bottling Co., Ltd. (the “Company”). The meeting will be held as described below.
If you are unable to attend the meeting, you can exercise your voting rights in writing by submitting the Voting Right Exercise Form. Please review the Reference Documents for the General Meeting of Shareholders (described hereinafter), indicate your approval or disapproval for the proposals on the Form and exercise your voting rights by no later than 5:30 p.m. on Monday, March 25, 2013 Japan time.

1.	Date and Time:	Tuesday, March 26, 2013 at 10:00 a.m. Japan time
2.	Place:	Urawa Royal Pines Hotel, 4F Royal Crown, located at 2-5-1, Nakacho, Urawa-ku, Saitama-shi, Saitama, Japan
3.	Meeting Agenda:
	Matters to be reported:	1.
The Business Report, Consolidated Financial Statements for the Company’s 51st Fiscal Year (January 1, 2012 - December 31, 2012) and results of audits by the Accounting Auditor and the Board of Corporate Auditors of the Consolidated Financial Statements

		2.	Non-Consolidated Financial Statements for the Company’s 51st Fiscal Year (January 1, 2012 - December 31, 2012)
Proposals to be resolved:
	Proposal No. 1:	Appropriation of Surplus
	Proposal No. 2:	Approval of the Share Exchange Agreement between the Company and Coca-Cola Central Japan Co., Ltd.
	Proposal No. 3:	Election of Eight Directors
	Proposal No. 4:	Election of Two Corporate Auditors
	Proposal No. 5:	Election of Accounting Auditor
	Proposal No. 6:	Payment of Bonuses to Directors

Notes:
1)	When attending the meeting, please submit the enclosed Voting Right Exercise Form at the reception desk when you arrive at the venue. The reception area is scheduled to open at 9:00 a.m.
2)
Subsequent amendments to the Reference Documents for the General Meeting of Shareholders, the Business Report, Non-Consolidated Financial Statements and Consolidated Financial Statements will be listed on the Company’s website (http://www.cccj.co.jp/).

Reference Documents for the General Meeting of Shareholders

Proposals and References

Proposal No. 1:	Appropriation of Surplus

The Company considers the stable return of profits to its shareholders as one of its important management policies. Based on the above policy and upon comprehensively taking into account factors including business performance for the current fiscal year, the status of internal reserves and asset efficiency, we have decided to pay a year-end dividend as shown below.

(1)	Type of dividend
Cash

(2)	Matters related to the allocation of distributable profit to shareholders and the total amount thereof
¥12 per share of the Company’s common shares	Total amount: ¥ 579,417,192

(3)	Effective date of dividend of surplus
March 27, 2013

Proposal No. 2:	Approval of the Share Exchange Agreement between the Company and Coca-Cola Central Japan Co., Ltd.

The Company and Coca-Cola Central Japan Co., Ltd. (“Central”), at their respective Board of Directors Meetings held on December 14, 2012, resolved to execute a share exchange under which the shares would be exchanged to make Central a wholly owning parent company and the Company a wholly owned subsidiary (“Share Exchange”); and the two companies entered into a share exchange agreement as of the same date.
Accordingly, the Company asks the shareholders for their approval of the Share Exchange. The Share Exchange is expected to become effective July 1, 2013.

1.	Reason for the Share Exchange
The Company, Central, Tokyo Coca-Cola Bottling Co., Ltd. (“TOKYO”) and TONE Coca-Cola Bottling Co., Ltd. (“TONE”) (The Company, Central, TOKYO and TONE are hereinafter collectively referred to as “K4”) have agreed to business integration (“Integration”) through a combined use of Share Exchanges and incorporation-type company split effective as of July 1, 2013 (tentative) (“Effective Date”).
In the Japanese beverage industry, the tastes of customers are varying and the cost competition with competitors is intensifying. It has become clear that through further collaboration, the K4 can explore many new opportunities and thus realize sustainable growth. By Integration into one company, the K4 will be able to leverage better the collective scale of their business as well as benefit from best practices from across the bottling system in order to increase value for all our stakeholders.
In order to effect the Integration, on December 14, 2012, K4 agreed (i) (a) to carry out a Share Exchange  to make Central a wholly owning parent company in Share Exchange, and the Company a wholly owned subsidiary, (b) to carry out a share exchange making Central a wholly owning parent company in Share Exchange and TOKYO a wholly owned subsidiary, and (c) to carry out a share exchange making Central a wholly owning parent company in Share Exchange and TONE a wholly owned subsidiary; and (ii) to carry out an incorporation-type company split making Central a splitting company, under which any rights and obligations related to any and all businesses other than the group management business and property management business of Central shall be succeeded to the company incorporated through the incorporation-type company split, whose trading name shall be “Coca-Cola Central Japan Co., Ltd.,” after which (iii) a partial amendment shall be made to the Articles of Incorporation, including changing the trading name of Central to “Coca-Cola East Japan Co., Ltd.” Each of these is to take effect on July 1, 2013 (tentative).
On December 14, 2012, the Company entered into a share exchange agreement (hereinafter, “Share Exchange Agreement”) with Central regarding the Share Exchange.

K4 will move from cooperation to full integration, with faster decision-making through one single management team allowing us to realize our potential in various dimensions. By implementing best practices, we will be maximizing efficiency in all of our business areas, including our functionally integrated companies. Meanwhile through optimization of supply chain management, we expect to enhance our market execution and cost effectiveness. We will also be able to provide our employees more opportunities to strengthen their individual capabilities. Finally, through further focus on community-oriented services for our customers, we seek to increase our value as a company contributing to society.

2.	Content of the Share Exchange Agreement
The content of the Share Exchange Agreement is as set forth in Attachment 1: Share Exchange Agreement (Mikuni Coca-Cola Bottling Co., Ltd.).
(Note)
Although the Company entered into a Share Exchange Agreement, dated December 14, 2012, Attachment 1: Share Exchange Agreement (Mikuni Coca-Cola Bottling Co., Ltd.) reflects certain changes made to the Agreement pursuant to the Memorandum of Understanding regarding changes to the Share Exchange Agreement, dated March 1, 2013.

3.	Summary of matters pursuant to each of the items in Article 184, Paragraph 1 of the Ordinance for Enforcement of the Companies Act

(1)	Appropriateness of consideration for Share Exchange (Article 184, Paragraph 1, Item 1 of the Ordinance for Enforcement of the Companies Act)

1)	Appropriateness of total number of shares or total amount of consideration for the Share Exchange

i.     Allotment upon the Share Exchange

	Coca-Cola Central Japan Co., Ltd.	the Company
Allotment upon the Share Exchange	1	0.790

(Note 1)
Allotment ratio of Share Exchange (“Share Exchange Ratio”)
0.790 common shares of Central per common share of the Company shall be allotted and issued. However, the shares of the Company held by Central (17,083 shares) as of June 30, 2012 shall not be subject to the allotment of shares under the Share Exchange.

(Note 2)
Number of new shares of Central to be issued in the Share Exchange (tentative)
Number of shares to be issued in the Share Exchange: 42,295,532 common shares (tentative)
The above number of shares is based on the number of shares of the Company as of June 30, 2012 as described below:

Issued and outstanding shares of the Company: 53,555,732 shares; treasury shares: 5,270,851 shares; and number of the Company’s shares held by Central: 17,083 shares

Since the Company is scheduled to cancel all of their treasury shares held by the Company immediately preceding the acquisition of all issued and outstanding shares of the Company by Central (including shares to be acquired by the Company in response to the share purchase demand made by dissenting shareholders pursuant to Article 785 of the Companies Act), the above-mentioned numbers of shares that shall actually be issued by Central are subject to change.

(Note 3)
Handling of shares less than one (1) unit
The Company’s shareholders who would own any shares constituting less than one (1) unit of Central (one unit is made up of one hundred (100) shares) as a result of the Share Exchange may use the following system concerning shares constituting less than one (1) unit of Central.

1.
Buyback system for shares constituting less than one (1) unit (disposal of shares constituting less than one hundred (100) shares)
Under this system, shareholders who, as a result of the Share Exchange, would hold shares of Central constituting less than one (1) unit may make a share purchase demand for Central to purchase their relevant shares pursuant to Article 192, Paragraph 1 of the Companies Act.

2.	Additional purchase system for shares constituting less than one (1) unit (additional purchase to one hundred (100) shares)

Under this system, shareholders who, as a result of the Share Exchange, would hold shares of Central constituting less than one (1) unit may demand that Central sell to such shareholder such number of shares required to reach one (1) unit (i.e. one hundred (100) shares) pursuant to Article 194, Paragraph 1 of the Companies Act and the terms of the Articles of Incorporation of Central.

(Note 4)	Treatment of fraction of shares constituting less than one (1) share
With respect to the Company’s shareholders who would be allotted a fractional share of Central as a result of the Share Exchange, Central shall pay an amount in cash equivalent to the fractional share to the relevant shareholders in accordance with Article 234 of the Companies Act and any other relevant laws and regulations, and such fractional share shall not be allotted.

ii.	Calculation Basis
In order to ensure fairness upon calculating the share exchange ratio to be used for Share Exchange, Central requested SMBC Nikko Securities Inc. (“SMBC Nikko”) and the Company requested Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (“MUFJ Morgan Stanley”) to calculate the share exchange ratio to be used for the Share Exchange, and both parties received the Share Exchange Ratio calculation statements from these calculation agents.
Central and the Company have not obtained any opinion (so-called “fairness opinion”) from the third party calculation agents to the effect that the Share Exchange Ratio is adequate for both parties from a financial perspective.

For the common shares of Central and the Company, which have market stock prices, SMBC Nikko calculated the Share Exchange Ratio using the Average Market Price Method (i.e., adopting December 13, 2012 as the reference date for the calculation (“Reference Date”) and obtaining the average closing market prices of the one, three and six month periods ending on the Reference Date). For the common shares of Central and the Company, which have a number of similar and comparable listed companies thus permitting an estimate of stock values by comparison with such similar companies, SMBC Nikko adopted the Comparable Companies Method. SMBC Nikko further adopted the discounted cash flow method (“DCF Method”) to reflect future business activities in the calculation. The results of the calculations using these methods are as listed in the table below. The calculated range of the share exchange ratio below represents the range of the number of common shares of the Company corresponding to one common share of Central.

	Method	Calculation Range of Share Exchange Ratio
1)	Average Market Price Method	0.666-0.675
2)	Comparable Companies Method	0.623-1.122
3)	DCF Method	0.704-1.239

In calculating the Share Exchange Ratio, SMBC Nikko basically referred to the information received from both parties and information already in public, etc., and it assumed that such materials, information, etc. were all accurate and complete, not having independently verified the accuracy and the completeness thereof. SMBC Nikko has not independently valued, appraised or assessed the assets or liabilities of both parties and its affiliate companies (including off-balance assets and liabilities as well as other contingent liabilities), nor has it assigned the valuation, appraisal or assessment to any third party agent. SMBC Nikko also assumed that the financial prospects submitted by both parties (including the profit plan and other information) had been prepared reasonably based on the best forecast and judgment of the management of both parties at the time of providing the relevant information. The future profit plans of both parties anticipate a profit increase, which reflects the implementation of various actions including further enhancement of the SCM (supply chain management) system focusing on Central after it becomes a holding company.

Since the shares of the Company, which are listed on the Tokyo Stock Exchange, and the shares of Central, which are listed on the Tokyo Stock Exchange and the Nagoya Stock Exchange, have market stock prices, MUFJ Morgan Stanley adopted the Market Price Analysis in calculating the Share Exchange Ratio. For the Company and Central, which have a number of similar and comparable listed companies thus permitting an estimate of stock values by comparison with such similar companies, MUFJ Morgan Stanley also adopted the Comparable Companies Analysis and further discounted cash flow analysis (“DCF Analysis”) to reflect future business activities in the valuation. In the Market Price Analysis, MUFJ Morgan Stanley adopted December 13, 2012 as the Reference Date for the calculation and calculated the Share Exchange Ratio on the basis of closing prices of the Company and Central during one, three and six month periods ending on the Reference Date. In the DCF Analysis, MUFJ Morgan Stanley analyzed the company value and the stock value of both parties by discounting free cash flow projections of both parties at a certain discount rate. The projections reflect future earnings forecasts of both parties in light of the business plans, operating results up to the recent fiscal period, business environment and other factors pertaining to both parties. The valuation range on the assumption that the stock value corresponding to one share of Central is one (1) is as listed in the table below.

	Method	Valuation Range of Share Exchange Ratio
1)	Market Price Analysis	0.615-0.717
2)	Comparable Companies Analysis	0.621-1.070
3)	DCF Analysis	0.746-1.196

In calculating the above share exchange ratio, MUFJ Morgan Stanley basically referred to the information received from both parties and information already in public, etc. on an as-is basis and assumed that such materials, information, etc. were all accurate and complete, not having independently verified the accuracy and the completeness thereof. MUFJ Morgan Stanley has not independently valued or assessed the assets or liabilities of both parties and its affiliate companies (including off-balance sheet assets and liabilities as well as other contingent liabilities), nor has it assigned the appraisal or assessment to any third party agent. MUFJ Morgan Stanley also assumed that the information on the financial prospects of both parties had been prepared reasonably based on the best forecast and judgment of the management of both parties at the time of providing the relevant information. The calculations by MUFJ Morgan Stanley reflects the above information up to December 13, 2012.

iii.	Process of Calculation
Central and the Company carefully considered the Share Exchange Ratio based on the calculation results of the share exchange ratios, which were submitted from their respective third party calculation agents, SMBC Nikko and MUFJ Morgan Stanley, and after comprehensively taking into account both parties’ financial conditions, asset conditions, future prospects, the level of the market stock price of Central shares and the Company shares and other factors, and conducting numerous negotiations and discussions between the two companies. As a result, Central and the Company concluded that the Share Exchange Ratio is appropriate and that it will not negatively affect the interests of their respective shareholders. Accordingly, the Share Exchange Agreement was executed pursuant to the resolutions of the Board of Directors meetings held on December 14, 2012 for both companies. If any event occurs or becomes evident that materially affects the calculation of the Share Exchange Ratio or otherwise, the two companies may change the Share Exchange Ratio after mutual discussion.

iv.	Relationship with Calculation Agent
The calculation agents, i.e. SMBC Nikko and MUFJ Morgan Stanley are not related parties (kanren tojisha) of Central and the Company, and they do not have any material interests that should be noted in the Share Exchange.

v.	Measures to Secure Fairness
In order to ensure the fairness and adequacy of the Share Exchange Ratio in the Share Exchange, as already explained in (1) 1) ii. above, both parties separately requested the independent third party calculation agents to calculate a share exchange ratio and received the calculation results therefrom. Based on such calculation results, both parties considered, negotiated and discussed, and concluded to effect the Share Exchange using the agreed share exchange ratio. Neither the Company nor Central has obtained any opinion (so-called “fairness opinion”) from the third party calculation agents, which certifies that the Share Exchange Ratio is adequate for Central and the Company from a financial perspective.
In addition, Central has engaged Anderson Mori & Tomotsune, and the Company has engaged Nishimura & Asahi as their respective legal advisors, and both parties receive advice from the relevant legal advisors related to the procedures of the Share Exchange and the decision-making methods and processes.

2)	Reason for selecting this type of asset as the consideration for the Share Exchange
The Company and Central selected common shares of Central, which will be a wholly-owning parent company in the Share Exchange, as the exchange consideration for the Company’s shares in relation to the Share Exchange. The Company and Central determined that the common shares of Central are appropriate as the consideration for the Share Exchange because the common shares of Central are listed on the 1st Section of the Tokyo Stock Exchange and the 1st Section of the Nagoya Stock Exchange and have a high degree of liquidity, providing trading opportunities; and because shareholders of the Company, by receiving the common shares of Central as exchange consideration, will be able to enjoy the integration benefits brought by the business integration in which Central becomes the wholly-owning parent company and the Company becomes its subsidiary.

3)	Matters relating to the protection of the interests of shareholders of the Company other than Central, if the Company and Central are under common control
Not applicable, as the Company and Central are not under common control.

4)	Matters relating to the appropriateness of the amounts of Central’s capital and reserves
The amounts by which capital and reserves will be increased in conjunction with the Share Exchange are set forth below.
i.	Amount of capital: ¥0
ii.	Legal capital surplus: The amount to be determined separately by Central in accordance with Article 39 of the Ordinance for Corporate Accounting
iii.	Legal retained earnings: ¥0
Based on comprehensive consideration of laws and regulations and Central’s capital structure, we believe that the above capital and reserve amounts are appropriate.

(2)	Reference information concerning the consideration for Share Exchange (pursuant to Article 184, Paragraph 1, Item 2 of the Ordinance for Enforcement of the Companies Act)

1)	Provisions of Central’s Articles of Incorporation
The provisions of Central’s Articles of Incorporation are as set forth in Attachment 2: Articles of Incorporation of Coca-Cola Central Japan Co., Ltd. The Articles of Incorporation set forth in Attachment 2 are the provisions of the Articles of Incorporation of Coca-Cola Central Japan Co., Ltd., as of the present time, and Central plans to amend its Articles of Incorporation as of July 1, 2013, as set forth in Attachment 1 Exhibit 4: Amendment of Articles of Incorporation, on the condition that, at its Ordinary General Meeting of Shareholders scheduled for March 28, 2013, any one of the following share exchanges would become effective: the Share Exchange, the share exchange in which Central is the wholly owning parent company and TOKYO is the wholly owned subsidiary, the share exchange in which Central is the wholly owning parent company and TONE is the share exchange wholly owned subsidiary.

2)	Matters relating to the method of realization of the exchange consideration
i.      Markets trading the exchange consideration
Common shares of Central are traded on the 1st Section of the Tokyo Stock Exchange and the 1st Section of the Nagoya Stock Exchange.

ii.	Parties performing brokering, intermediation, and agency services for transactions of the exchange consideration
Common shares of Central are brokered and intermediated by securities companies nationwide.

iii.      Particulars of restrictions on transfer and other disposal of the exchange consideration
Not applicable.

3)	Matters relating to the market value, if any, of the exchange consideration
The closing price of the common shares of Central on the 1st Section of the Tokyo Stock Exchange on the business day prior to the date on which the Share Exchange was announced (December 14, 2012) was ¥1,078. The latest information concerning the market prices and changes in prices of the common shares of Central can be obtained on the Tokyo Stock Exchange’s website (http://www.tse.or.jp/) and on the Nagoya Stock Exchange’s website (http://www.nse.or.jp/).

4)	Particulars of Central’s balance sheet for the fiscal years ended within the past five years
Central has filed securities reports in accordance with Article 24, Paragraph 1 of the Financial Instruments and Exchange Act for each fiscal year.

(3)	Matters relating to the appropriateness of the provisions concerning share options (pursuant to Article 184, Paragraph 1, Item 3 of the Ordinance for Enforcement of the Companies Act)
Not applicable.

(4)	Matters relating to financial statements (pursuant to Article 184, Paragraph 1, Item 4 of the Ordinance for Enforcement of the Companies Act)
1)	The following matters relating to Central
i.      Particulars of the financial statements for the most recent fiscal year
The particulars of Central’s financial statements for the most recent fiscal year (from January 1, 2012 to December 31, 2012) are set forth in Attachment 3: The Contents of the Financial Statements, etc. for the Most Recent Fiscal Year of Coca-Cola Central Japan Co., Ltd.

ii.	Particulars of temporary financial statements, in case provisional financial statements are prepared on the provisional account closing date after the final date of the most recent fiscal year
Not applicable.

iii.
Particulars of the events occurring since the end of the most recent fiscal year having a material impact on Central’s assets, including the disposal of material assets and the assumption of material debts

a.
Central, at its Board of Directors Meeting held on December 14, 2012, resolved to enter into the Share Exchange Agreement with TOKYO, and entered into the said Share Exchange Agreement as of the same date.

The particulars of the Share Exchange Agreement with TOKYO are as follows.
Wholly owning parent company in Share Exchange: Central
Wholly owned subsidiary in Share Exchange: TOKYO
Particulars of the allotment of shares relating to the Share Exchange with TOKYO:
Under the Share Exchange, 69,883 shares of Central per share of TOKYO shall be allotted and issued.
Effective Date: July 1, 2013 (tentative)
b.	Central, at its Board of Directors Meeting held on December 14, 2012, resolved to enter into the Share Exchange Agreement with TONE, and entered into the Share Exchange Agreement as of the same date.
The particulars of the Share Exchange Agreement with TONE are as follows.
Wholly owning parent company in the Share Exchange: Central
Wholly owned subsidiary in the Share Exchange: TONE
Particulars of the allotment of shares relating to the Share Exchange with TONE:
Under the Share Exchange, 6,814 shares of Central per share of TONE shall be allotted and issued.
Effective Date: July 1, 2013 (tentative)
c.
Central, at its Board of Directors Meeting held on December 14, 2012, resolved to conduct an incorporation-type company split (“the Company Split”) under which any rights and obligations related to any and all businesses other than the group management business and property management business of Central shall be succeeded to the company incorporated through the incorporation-type company split, i.e. Coca-Cola Central Japan Co., Ltd. (the “New Central”).

Splitting company: Central
New company to be incorporated through the company split: New Central
Particulars of the allotment of shares relating to the Company Split:
Under the incorporation-type company split, New Central shall issue one common share and wholly allot it to Central.
Effective Date: July 1, 2013 (tentative)
Additionally, Central plans to change its trading name to Coca-Cola East Japan Co., Ltd. as of July 1, 2013, the Effective Date of the Company Split.

2)
Particulars of the events occurring within the Company since the end of the most recent fiscal year having a material impact on the Company’s assets, including the disposal of material assets and the assumption of material debts

Not applicable.

Proposal No. 3:  Election of Eight Directors

The term of office of all seven (7) Directors will expire at the conclusion of this Ordinary General Meeting of Shareholders. Accordingly, it is proposed that eight (8) Directors be elected.
The candidates are as follows:

No.	Name (Date of birth)	Past Experience, Positions, Responsibilities, and Significant Concurrent Positions		Number of Shares of the Company Held
1	Calin Dragan (October 24, 1966)	June 1993	Joined Coca-Cola Leventis	0 shares
		January 2000	Joined Coca-Cola Hellenic Bottling Company S.A.
		May 2002	Commercial Manager in charge of Coca-Cola Bevande Italia of Coca-Cola Hellenic Bottling Company S.A.
		January 2005	General Manager and Administrator in charge of Romania and Mordovian Republic of Coca-Cola Hellenic Bottling Company S.A.
		July 2011	Executive Corporate Officer of Coca-Cola West Co., Ltd.
		January 2012	Executive Corporate Officer and General Manager, Business Model Innovation Headquarters of Coca-Cola West Co., Ltd.
		March 2012	Representative Director, Executive Vice President in charge of value chain and General Manager, Business Model Innovation Headquarters of Coca-Cola West Co., Ltd.
		January 2013	Vice President, Corporate Officer and Assistant to the President of the Company (current position)
2	Fumio Akachi (April 1, 1953)	August 1972	Joined the Company	1,000 shares
		January 2001	General Manager, Development Department, Saitama East Office, Sales Division of the Company
		November 2001	General Manager, Distribution and Marketing Department, Sales Division of the Company
		November 2002	General Manager, Chain Store Operations Department, Sales Division of the Company
		November 2003	Corporate Officer and General Manager, Sales Division and F&L Sales Department of the Company
		March 2004	Director, Managing Corporate Officer and General Manager, Sales Division of the Company
		January 2006	Director, Managing Corporate Officer and General Manager, Operational Administration Division of the Company
		January 2007	Director, Managing Corporate Officer and General Manager, Operational Administration Division of the Company Representative Director President, Mikuni Logistics Operation Co., Ltd.
		January 2009	Director, Managing Corporate Officer, General Manager, Sales Division and President, East Office of the Company
		March 2009	Director, Senior Managing Corporate Officer, General Manager, Sales Division and President, East Office of the Company
		January 2010	Director, Senior Managing Corporate Officer and General Manager, Sales Division of the Company
		January 2012	Director, Senior Managing Corporate Officer and General Manager, Management Strategy Division of the Company
		October 2012	Director, Vice President, Corporate Officer and General Manager, Management Strategy Division of the Company (current position)

No.	Name (Date of birth)	Past Experience, Positions, Responsibilities, and Significant Concurrent Positions		Number of Shares of the Company Held
3	Kazuaki Kogure (September 3, 1956)	May 1979	Joined the Company	4,872 shares
		November 2002	Corporate Sales Manager, RF Operations Department, Sales Division of the Company
		April 2004	Deputy General Manager, Sales Division and Corporate Sales Manager of the Company
		March 2005	Representative Director President, Mikuni Foods Co., Ltd.
		January 2007	General Manager, Sales Planning Department, Sales Division of the Company
		January 2008	President, Gunma Office, Sales Division of the Company
		January 2009	President, West Office, Sales Division of the Company
		March 2009	Corporate Officer and President, West Office, Sales Division of the Company
		January 2010	Corporate Officer and President, Niigata Office, Sales Division of the Company
		January 2012	Corporate Officer and General Manager, Sales Division of the Company
		March 2012	Director, Managing Corporate Officer and General Manager, Sales Division of the Company (current position)
4	Masaki Ito (August 22, 1956)	April 1979	Joined Mitsui & Co., Ltd.	2,000 shares
		May 2002	Accounting Control Office, Accounting Division of Mitsui & Co., Ltd.
		April 2006	Manager, Accounting Management Office of Mitsui & Co., Ltd.
		May 2009	CFO, EMEA (Europe, the Middle East and Africa) Business Unit of Mitsui & Co., Ltd. and CFO of MITSUI & CO. EUROPE PLC
		July 2011	Corporate Officer and General Manager, Accounts Department, Administrative Division of the Company
		January 2012	Corporate Officer and Deputy General Manager, Administrative Division and General Manager, Accounts Department of the Company
		March 2012	Director CFO, Managing Corporate Officer and Deputy General Manager, Administrative Division and General Manager, Accounts Department of the Company
		January 2013	Director CFO, Managing Corporate Officer and Deputy General Manager, Administrative Division (current position)
5	Toshio Kamiyama (March 12, 1956)	May 1978	Joined the Company	821 shares
		November 2003	General Manager, Vending Business Department, Sales Division of the Company
		January 2010	General Manager, Public Relations and Environment Department, General Affairs Division, Administrative Division of the Company
		March 2010	Corporate Officer and General Manager, General Affairs, Public Relations and Environment Department, Administrative Division of the Company
		January 2011	Corporate Officer, in charge of Public Relations, Environment and General Affairs, IR of the Company
		March 2011	Senior Corporate Auditor of the Company
		October 2012	Corporate Officer and General Manager, Human Resources Department, Administrative Division of the Company (current position)

No.	Name (Date of birth)	Past Experience, Positions, Responsibilities, and Significant Concurrent Positions		Number of Shares of the Company Held
6	Osamu Matsumura (May 13, 1959)	April 1984	Joined the Company	0 shares
		July 2005	General Manager, Product and Merchandise Procurement Department, Sales Division
		January 2006	General Manager, Product and Merchandise Procurement Department, Operational Administration Division
		January 2007	General Manager, SCM Quality Assurance Department, Operational Administration Division
		January 2008	General Manager, SCM Promotion Department, Operational Administration Division
		January 2010	General Manager, Management Planning Department, Operational Administration Division
		March 2010	Corporate Officer and General Manager, Management Planning Department, Operational Administration Division
		January 2012	Corporate Officer and General Manager, Management Planning Department, Management Strategy Division
		January 2013	Corporate Officer and Deputy General Manager, Management Strategy Division (current position)
7	Patrick Paya (February 21, 1955)	April 1987	Regional Vice President, Central Region Operation of Coca-Cola Enterprises, Inc.	0 shares
		April 1994	Group Director, Operation of Coca-Cola Turkey
		May 1998	Director, Supply Chain of Coca-Cola HBC
		February 2003	Vice President, Supply Chain Thermal Operation of Coca-Cola North America
		April 2006	Vice President, Global Supply Chain Operation, Bottling Investments Group of The Coca-Cola Company
		May 2012	Representative Director and President of Coca-Cola East Japan Products Company, Limited (current position)
8	Todd Grice (October 22, 1969)	May 1995	Attorney at Dinsmore & Shohl LLP	0 shares
		November 1997	Assistant General Counsel of NIBCO Inc.
		April 2002	Counsel of The Coca-Cola Company
		April 2010	General Counsel of Coca-Cola (Japan) Company, Limited (current position)

(Notes)	1.	No material conflict of interest exists between the Company and any of the above eight candidates for Directors.
	2.	Messrs. Patrick Paya and Todd Grice are candidates for Outside Directors.
	3.
The Company asks the shareholders to elect Mr. Patrick Paya as Outside Director so that he will bring to the management of the Company his broad knowledge and experience, which he fostered at The Coca-Cola Company.

	4.
The Company asks the shareholders to elect Mr. Todd Grice as Outside Director so that he will bring to the management of the Company his broad knowledge and experience, which he fostered at The Coca-Cola Company.

	5.
Upon approval of Messrs. Patrick Paya and Todd Grice’s election, the Company, pursuant to Article 427, Paragraph 1 of the Companies Act, intends to enter into an agreement with Messrs. Paya and Grice that sets the minimum liability of the Outside Directors to the amount prescribed by laws and regulations.

Proposal No. 4:  Election of Two Corporate Auditors

As Corporate Auditor Naoyuki Konishi will resign at the conclusion of this Ordinary General Meeting of Shareholders, it is proposed that two (2) Corporate Auditors be elected in order to reinforce and fulfill the audit framework.
The Board of Corporate Auditors has previously given its approval to this proposal.
The candidates are as follows:

No.	Name (Date of birth)	Past Experience, Positions and Significant Concurrent Positions		Number of Shares of the Company Held
1	Yasuji Okazeri (November 16, 1952)	April 1971	Joined the Company	3,800 shares
		November 2002	Chain Store Sales Manager, Chain Store Operations Department, Sales Division of the Company
		November 2003	Chain Store Marketing Manager, Sales Division of the Company
		January 2006	President, Niigata Office, Sales Division of the Company
		April 2007	Corporate Officer and President, Niigata Office, Sales Division of the Company
		January 2009	Corporate Officer and General Manager, Human Resources Department of the Company
		March 2009	Director, Managing Corporate Officer and General Manager, Human Resources Department of the Company
		January 2010	Director, Managing Corporate Officer and General Manager, Human Resources Department, Administrative Division of the Company
		January 2012	Director, Managing Corporate Officer and General Manager, Administrative Division and Human Resources Department of the Company
		October 2012	Director, Senior Managing Corporate Officer and General Manager, Administrative Division of the Company (incumbent)
2	Kana Odawara (May 28, 1965)	April 1988	Joined Tohmatsu Awoki & Sanwa (Current Deloitte Toche Tohmatsu LLC)	0 shares
		March 1991	Registered as a Certified Public Accountant
		June 1992	Joined CSK Venture Capital Co. Ltd.
		May 1998	Joined Coopers & Lybrand (Current PricewaterhouseCoopers Co., Ltd.)
		March 2002	Joined General Electric Company
		February 2007	Registered as a Certified Public Accountant in California, United States
		July 2007	Joined Stryker Japan K.K.
		August 2012	Senior Vice President, Finance Transformation of Coca-Cola (Japan) Company, Limited
		January 2013	Senior Vice President, Finance Controller of Coca-Cola (Japan) Company, Limited (incumbent)

(Notes)	1.	No material conflict of interest exists between the Company and any of the above two candidates for Corporate Auditors.
	2.	Ms. Kana Odawara is a candidate for Outside Corporate Auditor.
	3.
The Company asks the shareholders to elect Ms. Kana Odawara as Outside Corporate Auditor so that she will bring to the Company her broad knowledge and insight, which she fostered at The Coca-Cola Company and other companies as a Certified Public Accountant and conduct audits from an objective perspective.

	4.
Upon approval of Ms. Kana Odawara’s election, the Company, pursuant to Article 427, Paragraph 1 of the Companies Act, intends to enter into an agreement with Ms. Kana Odawara that sets the minimum liability of the Outside Corporate Auditor to the amount prescribed by laws and regulations.

Proposal No. 5: Election of Accounting Auditor

Accompanying the Integration, on the condition that the Share Exchange Agreement of Proposal No. 2 would be approved and adopted as proposed, and would also become effective, Deloitte Touche Tohmatsu LLC, the Company’s Accounting Auditor, will resign one day prior to the Effective Date of the Share Exchange Agreement (June 30, 2013).

Accordingly, it is proposed that a new Accounting Auditor be elected. The election of an Accounting Auditor under this Proposal will become effective on the Effective Date (July 1, 2013), on the condition that the Share Exchange Agreement of Proposal No. 2 would be approved and adopted as proposed, and that the Share Exchange would also become effective.
The Board of Corporate Auditors has previously given its approval to this proposal.
The candidates are as follows:

Name	Ernst & Young ShinNihon LLC
Location of the main office	Hibiya International Building, 2-2-3, Uchisaiwaicho, Chiyoda-ku, Tokyo
	January 1967	Tetsuzo Ota & Company was founded.
	December 1969	Showa Company was founded.
	October 1985	Ota Showa & Company was founded through the merger of the above two companies.
Corporate history	January 1986	Century Company was founded.
	April 2000	Century Ota Showa & Company was founded through the merger of the above two companies.
	July 2001	The name of the company above was renamed as Shin Nihon & Company.
	July 2008	Ernst & Young Shin Nihon LLC was established
	Member
		Partners	(Certified Public Accountant)	641
			(Other)	18
Summary		Employees	(Certified Public Accountant)	2,859
(as of December 31, 2012)			(Assistant Certified Public Accountant)	864
		Other employees		1,341
			Total	5,723
	Companies audited by Ernst & Young ShinNihon LLC			3,933 companies
	Investment			¥867 million

Proposal No. 6:  Payment of Bonuses to Directors

The Company proposes to pay bonuses to five (5) Directors who were in office at the end of the current fiscal year in the total amount of ¥8.20 million, taking into account the business performance for the current fiscal year.

Attachment 1

Share Exchange Agreement (Mikuni Coca-Cola Bottling Co., Ltd.)

Coca-Cola Central Japan Co., Ltd. (located at 41st Floor, Landmark Tower, 2-2-1, Minatomirai, Nishi-Ku, Yokohama-shi, Kanagawa; hereinafter referred to as “Central”) and Mikuni Coca-Cola Bottling Co., Ltd. (located at 180, Kano, Okegawa-shi, Saitama; hereinafter referred to as “MIKUNI”) hereby enter into this Share Exchange Agreement (hereinafter referred to as this “Agreement”) as follows.  Central is scheduled to change its trade name into Coca-Cola East Japan Co., Ltd. as of July 1, 2013.

Article 1 (Share Exchange and Reorganization to be Made Concurrently with the Share Exchange)
1.
In accordance with this Agreement, Central and MIKUNI shall carry out a share exchange (hereinafter referred to as the “Share Exchange”) whereby Central shall acquire all issued shares of MIKUNI (excluding any shares of MIKUNI already held by Central; hereinafter the same shall apply to all references to such acquisition) and become a wholly owning parent company in share exchange and MIKUNI shall become a wholly owned subsidiary company in share exchange.

2.
Central shall, concurrent with the Share Exchange: (1) carry out a share exchange with Tokyo Coca-Cola Bottling Co., Ltd. (hereinafter referred to “TOKYO”; such share exchange hereinafter referred to as the “TOKYO Share Exchange”) whereby Central shall become a wholly owning parent company in share exchange and TOKYO shall become a wholly owned subsidiary company in share exchange pursuant to the terms of the share exchange agreement set forth in Attachment 1 Exhibit 1 “Share Exchange Agreement (Tokyo Coca-Cola Bottling Co., Ltd.)” to be entered into as of the execution date of this Agreement; and (2) carry out a share exchange with TONE Coca-Cola Bottling Co., Ltd. (hereinafter referred to as “TONE”; such share exchange hereinafter referred to as the “TONE Share Exchange”) whereby Central shall become a wholly owning parent company in share exchange and TONE shall become a wholly owned subsidiary company in share exchange pursuant to the terms of the share exchange agreement set forth in Attachment 1 Exhibit 2 “Share Exchange Agreement (TONE Coca-Cola Bottling Co., Ltd.)” to be entered into as of the execution date of this Agreement (the Share Exchange, the TOKYO Share Exchange and the TONE Share Exchange as well as the Incorporation-type Company Split (as defined in Paragraph 3 below) shall hereinafter be collectively referred to as the “Integration”).  Provided, however, that even if either the TOKYO Share Exchange or the TONE Share Exchange or both are not implemented, the Share Exchange shall still be carried out between Central and MIKUNI unless this Agreement is cancelled or becomes invalid in accordance with the provisions of this Agreement.

3.
Central shall, pursuant to the terms of the incorporation-type company split plan (the “Company Split Plan”) to be prepared by Central as of the execution date of this Agreement as set forth in Attachment 1 Exhibit 3 “Company Split Plan”, carry out an incorporation-type company split (hereinafter referred to as the “Incorporation-type Company Split”) whereby the rights and obligations of Central in relation to any and all businesses other than the group management business and the property management business shall be succeeded by Coca-Cola Central Japan Co., Ltd., a company newly incorporated; provided, however, that the effectiveness of the Incorporation-type Company Split shall be subject to the condition precedent that at least one of the Share Exchange, the TOKYO Share Exchange and the TONE Share Exchange becomes effective as of the Effective Date set forth in Article 5, Paragraph 1 (and all of these share exchanges which are scheduled to become effective on the Effective Date become effective).

Article 2 (Shares to Be Delivered upon the Share Exchange and Allotment Thereof)
1.
Central shall, upon carrying out the Share Exchange, deliver to the shareholders of MIKUNI (excluding Central; hereinafter referred to as the “Shareholders Subject to Allotment”) listed or recorded in the shareholder registry of MIKUNI immediately prior to when Central acquires all the issued shares of MIKUNI upon carrying out the Share Exchange (hereinafter referred to as the “Base Time”) common shares of Central in the number equivalent to the total number of shares of MIKUNI then held by each respective Shareholder Subject to Allotment multiplied by 0.790 in exchange for all common shares of MIKUNI held by each such shareholders.

2.
Central shall, upon carrying out the Share Exchange, allot to each respective Shareholder Subject to Allotment 0.790 common shares of Central for each common share of MIKUNI held by each such shareholders.

3.
In the event that the number of shares to be delivered or allotted to any Shareholder Subject to Allotment pursuant to the preceding two Paragraphs includes a fraction of less than one share, Central shall treat such fractional portion in accordance with Article 234 of the Companies Act and any other relevant laws and regulations.

Article 3 (Matters Pertaining to Amounts of Capital and Reserves of Central)
The amounts of capital and reserves of Central to be increased upon carrying out the Share Exchange shall be as follows:

(1) Capital:	¥0
(2) Capital Reserve:	Amount separately prescribed by Central pursuant to Article 39 of the Ordinance on Accounting of Companies
(3) Retained Earnings Reserve:	¥0

Article 4 (Treatment of Treasury Shares of MIKUNI)
MIKUNI shall cancel all of its treasury shares (including such shares as will be acquired by it upon the share purchase demand of its shareholders pursuant to Article 785 of the Companies Act) by no later than the Base Time by the resolution of a board of directors meeting to be held prior to the date immediately preceding the Effective Date of the Share Exchange (as defined in the next Article).

Article 5 (Effective Date)
1.	The date on which the Share Exchange becomes effective (hereinafter referred to as the “Effective Date”) shall be July 1, 2013.
2.
Central and MIKUNI may through mutual consultation change the Effective Date pursuant to Article 790 of the Companies Act in the event that such change is necessary in order to push forward with the procedures for the Share Exchange or otherwise required for any other reason.

Article 6 (Approval of Shareholders Meeting)
1.
Central shall hold a shareholders meeting on March 28, 2013 and seek approval for this Agreement and a resolution for any other matters required for the carrying out of the Integration as well as a resolution for amendment of the articles of incorporation pursuant to Attachment 1 Exhibit 4 “Amendment of the Articles of Incorporation of Coca-Cola Central Japan Co., Ltd.” (hereinafter referred to as the “Amendment of the Articles of Incorporation of Central”) and the resolution for appointment of new officers of Central; provided, however, that Central and MIKUNI may change it through mutual consultation in the event that such change is necessary in order to push forward with the procedures for the Share Exchange or is otherwise required for any other reason.

2.
MIKUNI shall hold a shareholders meeting on March 26, 2013 and seek the approval for this Agreement and the resolution for any other matters required for the carrying out of the Share Exchange; provided, however, that Central and MIKUNI may change it through mutual consultation in the event that such change is necessary in order to push forward with the procedures for the Share Exchange or is otherwise required for any other reason.

Article 7 (Dividend of Surplus)
1.
Central and MIKUNI may distribute dividends of surplus to their shareholders or registered pledgees of shares as listed or recorded in their respective latest shareholder registries as of December 31, 2012 up to the respective following amounts:

(1)	Central: ¥18 per common share, ¥795 million in total
(2)	MIKUNI: ¥12 per common share, ¥580 million in total
2.
Central and MIKUNI may distribute dividend of surplus to their shareholders or registered pledgees of shares as stated or recorded in their respective latest shareholder registries as of June 30, 2013 up to the respective following amounts:

(1)	Central: ¥18 per common share, ¥810 million in total
(2)	MIKUNI: ¥15 per common share, ¥725 million in total

3.
Neither Central nor MIKUNI may distribute dividends of surplus on any reference date falling on any day immediately following the execution of this Agreement and before the Effective Date except as set forth in the preceding two Paragraphs.

Article 8 (Management, Etc. of Company Property)
Central and MIKUNI shall, during the period after execution of this Agreement to the Effective Date, execute their business and conduct management and operation of their property in accordance with and to the extent of their respective ordinary way of business execution with the due care of a prudent manager and, when they conduct any act which is likely to have a material impact on their financial condition, operating results, business, rights or obligations or which is likely to have a material impact on the carrying out of the Share Exchange, Central and MIKUNI shall conduct such act upon agreement made through consultation in advance.

Article 9 (Modification of Terms and Conditions of the Share Exchange and Cancellation of This Agreement)
During the period from the execution date of this Agreement up to the date immediately before (and including; hereinafter the same shall apply to all such references) the Effective Date, in the event of  any of the following occurrences, the party not responsible for such occurrence may cancel this Agreement through consultation with all parties to the Integration.  In addition, in place of cancellation of this Agreement, such party may require the other party to modify the terms and conditions of the Share Exchange, in which case the terms and conditions of this Agreement may be modified subject to the agreement of all parties to the Integration obtained through mutual consultations.
(1)	If any event which has a material adverse impact on the financial condition, operating results, business, rights or obligations or any other condition of the other party occurs or is uncovered;
(2)
If any material event which interferes with the carrying out of the Share Exchange or the Integration (including, but not limited to, the occurrence or uncovering of any event which has a material impact on the calculation of the share exchange ratio for the Share Exchange, or the occurrence or uncovering of any event which has a material impact on the calculation of the share exchange ratio for the TOKYO Share Exchange or the TONE Share Exchange (except where the Share Exchange Agreement for such share exchange has already been cancelled or become invalid)) occurs or is uncovered;

(3)
If any approval or other required permission from a relevant authority concerned necessary for the carrying out of the Share Exchange has not been obtained, or any procedure for notification to such authority concerned necessary for the carrying out of the Share Exchange has not been completed pursuant to any laws or regulations (including foreign laws or regulations), prior to the date immediately preceding the Effective Date;

(4)	If the Incorporation-type Company Split has not been approved by Central’s shareholders meeting prior to the date immediately preceding the Effective Date; or
(5)	If the Incorporation-type Company Split has been suspended or the Company Split Plan has become invalid prior to the date immediately preceding the Effective Date.

Article 10 (Effectiveness of This Agreement)
This Agreement shall become invalid in the event of any of the following occurrences:
(1)	If either Central or MIKUNI is unable to obtain approval for this Agreement at its respective shareholders meeting prior to the date immediately preceding the Effective Date;

(2)	If the Amendment of the Articles of Incorporation of Central has not been approved by Central’s shareholders meeting prior to the date immediately preceding the Effective Date; or
(3)
If the appointment of any of the new directors or new company auditors to be separately agreed upon by Central and MIKUNI is not approved by Central’s shareholders meeting prior to the date immediately preceding the Effective Date or no such new directors or new company auditors are expected to assume office on the Effective Date.

Article 11 (Governing Law and Jurisdiction)
This Agreement shall be governed by and construed in accordance with the laws of Japan.  Any dispute arising over the implementation or construction of this Agreement shall be subject to the exclusive original jurisdiction of the Tokyo District Court.

Article 12 (Matters for Consultation)
In addition to the matters set forth in this Agreement, any matter required for the carrying out of the Share Exchange shall be determined through consultations between Central and MIKUNI in accordance with the intent of this Agreement.

IN WITNESS WHEREOF, Central and MIKUNI have executed this Agreement in duplicate by placing their signatures and seals thereon, and each party shall keep one copy of the originals.

December 14, 2012

Central: Coca-Cola Central Japan Co., Ltd. 2-2-1, Minatomirai, Nishi-Ku, Yokohama-shi, Kanagawa Michael Coombs, Representative Director President

MIKUNI: Mikuni Coca-Cola Bottling Co., Ltd. 180, Kano, Okegawa-shi, Saitama Motoyoshi Shiina, Representative Director President

Attachment 1 Exhibit 1

Share Exchange Agreement (Tokyo Coca-Cola Bottling Co., Ltd.)

Coca-Cola Central Japan Co., Ltd. (located at 41st Floor, Landmark Tower, 2-2-1, Minatomirai, Nishi-Ku, Yokohama-shi, Kanagawa; hereinafter referred to as “Central”) and Tokyo Coca-Cola Bottling Co., Ltd. (located at 1-2-3, Shibaura, Minato-ku, Tokyo; hereinafter referred to as “TOKYO”) hereby enter into this Share Exchange Agreement (hereinafter referred to as this “Agreement”) as follows.  Central is scheduled to change its trade name into Coca-Cola East Japan Co., Ltd. as of July 1, 2013.

Article 1 (Share Exchange and Reorganization to be Made Concurrently with the Share Exchange)
1.
In accordance with this Agreement, Central and TOKYO shall carry out a share exchange (hereinafter referred to as the “Share Exchange”) whereby Central shall acquire all issued shares of TOKYO (excluding any shares of TOKYO already held by Central; hereinafter the same shall apply to all references to such acquisition) and become a wholly owning parent company in share exchange and TOKYO shall become a wholly owned subsidiary company in share exchange.

2.
Central shall, concurrent with the Share Exchange: (1) carry out a share exchange with MIKUNI Coca-Cola Bottling Co., Ltd. (hereinafter referred to “MIKUNI”; such share exchange hereinafter referred to as the “MIKUNI Share Exchange”) whereby Central shall become a wholly owning parent company in share exchange and MIKUNI shall become a wholly owned subsidiary company in share exchange pursuant to the terms of the share exchange agreement set forth in Attachment 1 “Share Exchange Agreement (Mikuni Coca-Cola Bottling Co., Ltd.)” to be entered into as of the execution date of this Agreement; and (2) carry out a share exchange with TONE Coca-Cola Bottling Co., Ltd. (hereinafter referred to as “TONE”; such share exchange hereinafter referred to as the “TONE Share Exchange”) whereby Central shall become a wholly owning parent company in share exchange and TONE shall become a wholly owned subsidiary company in share exchange pursuant to the terms of the share exchange agreement set forth in Attachment 1 Exhibit 2 “Share Exchange Agreement (TONE Coca-Cola Bottling Co., Ltd.)” to be entered into as of the execution date of this Agreement (the Share Exchange, the MIKUNI Share Exchange and the TONE Share Exchange as well as the Incorporation-type Company Split (as defined in Paragraph 3 below) shall hereinafter be collectively referred to as the “Integration”).  Provided, however, that even if either the MIKUNI Share Exchange or the TONE Share Exchange or both are not implemented, the Share Exchange shall still be carried out between Central and TOKYO unless this Agreement is cancelled or becomes invalid in accordance with the provisions of this Agreement.

3.
Central shall, pursuant to the terms of the incorporation-type company split plan (the “Company Split Plan”) to be prepared by Central as of the execution date of this Agreement as set forth in Attachment 1 Exhibit 3 “Company Split Plan”, carry out an incorporation-type company split (hereinafter referred to as the “Incorporation-type Company Split”) whereby the rights and obligations of Central in relation to any and all businesses other than the group management business and the property management business shall be succeeded by Coca-Cola Central Japan Co., Ltd., a company newly incorporated; provided, however, that the effectiveness of the Incorporation-type Company Split shall be subject to the condition precedent that at least one of the Share Exchange, the MIKUNI Share Exchange and the TONE Share Exchange becomes effective as of the Effective Date set forth in Article 5, Paragraph 1 (and all of these share exchanges which are scheduled to become effective on the Effective Date become effective).

Article 2 (Shares to Be Delivered upon the Share Exchange and Allotment Thereof)
1.
Central shall, upon carrying out the Share Exchange, deliver to the shareholders of TOKYO (excluding Central; hereinafter referred to as the “Shareholders Subject to Allotment”) listed or recorded in the shareholder registry of TOKYO immediately prior to when Central acquires all the issued shares of TOKYO upon carrying out the Share Exchange (hereinafter referred to as the “Base Time”) common shares of Central in the number equivalent to the total number of shares of TOKYO then held by each respective Shareholder Subject to Allotment multiplied by 69.883 in exchange for all common shares of TOKYO held by each such shareholders.

2.
Central shall, upon carrying out the Share Exchange, allot to each respective Shareholder Subject to Allotment 69.883 common shares of Central for each common share of TOKYO held by each such shareholders.

3.
In the event that the number of shares to be delivered or allotted to any Shareholder Subject to Allotment pursuant to the preceding two Paragraphs includes a fraction of less than one share, Central shall treat such fractional portion in accordance with Article 234 of the Companies Act and any other relevant laws and regulations.

Article 3 (Matters Pertaining to Amounts of Capital and Reserves of Central)
The amounts of capital and reserves of Central to be increased upon carrying out the Share Exchange shall be as follows:
(1) Capital:	¥0
(2) Capital Reserve:	Amount separately prescribed by Central pursuant to Article 39 of the Ordinance on Accounting of Companies
(3) Retained Earnings Reserve:	¥0

Article 4 (Treatment of Treasury Shares of TOKYO)
TOKYO shall cancel all of its treasury shares (including such shares as will be acquired by it upon the share purchase demand of its shareholders pursuant to Article 785 of the Companies Act) by no later than the Base Time by the resolution of a board of directors meeting to be held prior to the date immediately preceding the Effective Date of the Share Exchange (as defined in the next Article).

Article 5 (Effective Date)
1.	The date on which the Share Exchange becomes effective (hereinafter referred to as the “Effective Date”) shall be July 1, 2013.
2.
Central and TOKYO may through mutual consultation change the Effective Date pursuant to Article 790 of the Companies Act in the event that such change is necessary in order to push forward with the procedures for the Share Exchange or otherwise required for any other reason.

Article 6 (Approval of Shareholders Meeting)
1.
Central shall hold a shareholders meeting on March 28, 2013 and seek approval for this Agreement and a resolution for any other matters required for the carrying out of the Integration as well as a resolution for amendment of the articles of incorporation pursuant to Attachment 1 Exhibit 4 “Amendment of the Articles of Incorporation of Coca-Cola Central Japan Co., Ltd.” (hereinafter referred to as the “Amendment of the Articles of Incorporation”) and the resolution for appointment of new officers of Central; provided, however, that Central and TOKYO may change it through mutual consultation in the event that such change is necessary in order to push forward with the procedures for the Share Exchange or is otherwise required for any other reason.

2.
TOKYO shall hold a shareholders meeting on March 27, 2013 and seek the approval for this Agreement and the resolution for any other matters required for the carrying out of the Share Exchange; provided, however, that Central and TOKYO may change it through mutual consultation in the event that such change is necessary in order to push forward with the procedures for the Share Exchange or is otherwise required for any other reason.

Article 7 (Dividend of Surplus)
1.
Central and TOKYO may distribute dividends of surplus to their shareholders or registered pledgees of shares as listed or recorded in their respective latest shareholder registries as of December 31, 2012 up to the respective following amounts:

(1)	Central: ¥18 per common share, ¥795 million in total
(2)	TOKYO: ¥1,500 per common share, ¥370 million in total
2.
Central and TOKYO may distribute dividend of surplus to their shareholders or registered pledgees of shares as stated or recorded in their respective latest shareholder registries as of June 30, 2013 up to the respective following amounts:

(1)	Central: ¥18 per common share, ¥810 million in total
(2)	TOKYO: ¥750 per common share, ¥183 million in total

3.
Neither Central nor TOKYO may distribute dividends of surplus on any reference date falling on any day immediately following the execution of this Agreement and before the Effective Date except as set forth in the preceding two Paragraphs.

Article 8 (Management, Etc. of Company Property)
Central and TOKYO shall, during the period after execution of this Agreement to the Effective Date, execute their business and conduct management and operation of their property in accordance with and to the extent of their respective ordinary way of business execution with the due care of a prudent manager and, when they conduct any act which is likely to have a material impact on their financial condition, operating results, business, rights or obligations or which is likely to have a material impact on the carrying out of the Share Exchange, Central and TOKYO shall conduct such act upon agreement made through consultation in advance.

Article 9 (Modification of Terms and Conditions of the Share Exchange and Cancellation of This Agreement)
During the period from the execution date of this Agreement up to the date immediately before (and including; hereinafter the same shall apply to all such references) the Effective Date, in the event of any of the following occurrences, the party not responsible for such occurrence may cancel this Agreement through consultation with all parties to the Integration.  In addition, in place of cancellation of this Agreement, such party may require the other party to modify the terms and conditions of the Share Exchange, in which case the terms and conditions of this Agreement may be modified subject to the agreement of all parties to the Integration obtained through mutual consultation.
(1)	If any event which has a material adverse impact on the financial condition, operating results, business, rights or obligations or any other condition of the other party occurs or is uncovered;
(2)
If any material event which interferes with the carrying out of the Share Exchange or the Integration (including, but not limited to, the occurrence or uncovering of any event which has a material impact on the calculation of the share exchange ratio for the Share Exchange, or the occurrence or uncovering of any event which has a material impact on the calculation of the share exchange ratio for the MIKUNI Share Exchange or the TONE Share Exchange (except where the Share Exchange Agreement for such share exchange has already been cancelled or become invalid)) occurs or is uncovered;

(3)
If any approval or other required permission from a relevant authority concerned necessary for the carrying out of the Share Exchange has not been obtained, or any procedure for notification to such authority concerned necessary for the carrying out of the Share Exchange has not been completed pursuant to any laws or regulations (including foreign laws or regulations), prior to the date immediately preceding the Effective Date;

(4)	If the Incorporation-type Company Split has not been approved by Central’s shareholders meeting prior to the date immediately preceding the Effective Date; or
(5)	If the Incorporation-type Company Split has been suspended or the Company Split Plan has become invalid prior to the date immediately preceding the Effective Date.

Article 10 (Effectiveness of This Agreement)
This Agreement shall become invalid in the event of any of the following occurrences:
(1)	If either Central or TOKYO is unable to obtain approval for this Agreement at its respective shareholders meeting prior to the date immediately preceding the Effective Date;
(2)	If the Amendment of the Articles of Incorporation of Central has not been approved by Central’s shareholders meeting prior to the date immediately preceding the Effective Date; or

(3)
If the appointment of any of the new directors or new company auditors to be separately agreed upon by Central and TOKYO is not approved by Central’s shareholders meeting prior to the date immediately preceding the Effective Date or no such new directors or new company auditors are expected to assume office on the Effective Date.

Article 11 (Governing Law and Jurisdiction)
This Agreement shall be governed by and construed in accordance with the laws of Japan.  Any dispute arising over the implementation or construction of this Agreement shall be subject to the exclusive original jurisdiction of the Tokyo District Court.

Article 12 (Matters for Consultation)
In addition to the matters set forth in this Agreement, any matter required for the carrying out of the Share Exchange shall be determined through consultations between Central and TOKYO in accordance with the intent of this Agreement.

IN WITNESS WHEREOF, Central and TOKYO have executed this Agreement in duplicate by placing their signatures and seals thereon, and each party shall keep one copy of the originals.

December 14, 2012

Central: Coca-Cola Central Japan Co., Ltd. 2-2-1, Minatomirai, Nishi-Ku, Yokohama-shi, Kanagawa Michael Coombs, Representative Director President

TOKYO: Tokyo Coca-Cola Bottling Co., Ltd. 1-2-3, Shibaura, Minato-ku, Tokyo Keiji Takanashi, Representative Director and Chairman

Attachment 1 Exhibit 2

Share Exchange Agreement (TONE Coca-Cola Bottling Co., Ltd.)

Coca-Cola Central Japan Co., Ltd. (located at 41st Floor, Landmark Tower, 2-2-1, Minatomirai, Nishi-Ku, Yokohama-shi, Kanagawa; hereinafter referred to as “Central”) and TONE Coca-Cola Bottling Co., Ltd. (located at 310, Nakane, Noda-shi, Chiba; hereinafter referred to as “TONE”) hereby enter into this Share Exchange Agreement (hereinafter referred to as this “Agreement”) as follows.  Central is scheduled to change its trade name into Coca-Cola East Japan Co., Ltd. as of July 1, 2013.

Article 1 (Share Exchange and Reorganization to be Made Concurrently with the Share Exchange)
1.
In accordance with this Agreement, Central and TONE shall carry out a share exchange (hereinafter referred to as the “Share Exchange”) whereby Central shall acquire all issued shares of TONE (excluding any shares of TONE already held by Central; hereinafter the same shall apply to all references to such acquisition) and become a wholly owning parent company in share exchange and TONE shall become a wholly owned subsidiary company in share exchange.

2.
Central shall, concurrent with the Share Exchange: (1) carry out a share exchange with Mikuni Coca-Cola Bottling Co., Ltd. (hereinafter referred to “MIKUNI”; such share exchange hereinafter referred to as the “MIKUNI Share Exchange”) whereby Central shall become a wholly owning parent company in share exchange and MIKUNI shall become a wholly owned subsidiary company in share exchange pursuant to the terms of the share exchange agreement set forth in Attachment 1 “Share Exchange Agreement (Mikuni Coca-Cola Bottling Co., Ltd.)” to be entered into as of the execution date of this Agreement; and (2) carry out a share exchange with Tokyo Coca-Cola Bottling Co., Ltd. (hereinafter referred to as “TOKYO”; such share exchange hereinafter referred to as the “TOKYO Share Exchange”) whereby Central shall become a wholly owning parent company in share exchange and TOKYO shall become a wholly owned subsidiary company in share exchange pursuant to the terms of the share exchange agreement set forth in Attachment 1 Exhibit 2 “Share Exchange Agreement (Tokyo Coca-Cola Bottling Co., Ltd.)” to be entered into as of the execution date of this Agreement (the Share Exchange, the MIKUNI Share Exchange and the TOKYO Share Exchange as well as the Incorporation-type Company Split (as defined in Paragraph 3 below) shall hereinafter be collectively referred to as the “Integration”).  Provided, however, that even if either the MIKUNI Share Exchange or the TOKYO Share Exchange or both are not implemented, the Share Exchange shall still be carried out between Central and TONE unless this Agreement is cancelled or becomes invalid in accordance with the provisions of this Agreement.

3.
Central shall, pursuant to the terms of the incorporation-type company split plan (the “Company Split Plan”) to be prepared by Central as of the execution date of this Agreement as set forth in Attachment 1 Exhibit 3 “Company Split Plan”, carry out an incorporation-type company split (hereinafter referred to as the “Incorporation-type Company Split”) whereby the rights and obligations of Central in relation to any and all businesses other than the group management business and the property management business shall be succeeded by Coca-Cola Central Japan Co., Ltd., a company newly incorporated; provided, however, that the effectiveness of the Incorporation-type Company Split shall be subject to the condition precedent that at least one of the Share Exchange, the MIKUNI Share Exchange and the TOKYO Share Exchange becomes effective as of the Effective Date set forth in Article 5, Paragraph 1 (and all of these share exchanges which are scheduled to become effective on the Effective Date become effective).

Article 2 (Shares to Be Delivered upon the Share Exchange and Allotment Thereof)
1.
Central shall, upon carrying out the Share Exchange, deliver to the shareholders of TONE (excluding Central; hereinafter referred to as the “Shareholders Subject to Allotment”) listed or recorded in the shareholder registry of TONE immediately prior to when Central acquires all the issued shares of TONE upon carrying out the Share Exchange (hereinafter referred to as the “Base Time”) common shares of Central in the number equivalent to the total number of shares of TONE then held by each respective Shareholder Subject to Allotment multiplied by 6.814 in exchange for all common shares of TONE held by each such shareholders.

2.
Central shall, upon carrying out the Share Exchange, allot to each respective Shareholder Subject to Allotment 6.814 common shares of Central for each common share of TONE held by each such shareholders.

3.
In the event that the number of shares to be delivered or allotted to any Shareholder Subject to Allotment pursuant to the preceding two Paragraphs includes a fraction of less than one share, Central shall treat such fractional portion in accordance with Article 234 of the Companies Act and any other relevant laws and regulations.

Article 3 (Matters Pertaining to Amounts of Capital and Reserves of Central)
The amounts of capital and reserves of Central to be increased upon carrying out the Share Exchange shall be as follows:
(1) Capital:	¥0
(2) Capital Reserve:	Amount separately prescribed by Central pursuant to Article 39 of the Ordinance on Accounting of Companies
(3) Retained Earnings Reserve:	¥0

Article 4 (Treatment of Treasury Shares of TONE)
TONE shall cancel all of its treasury shares (including such shares as will be acquired by it upon the share purchase demand of its shareholders pursuant to Article 785 of the Companies Act) by no later than the Base Time by the resolution of a board of directors meeting to be held prior to the date immediately preceding the Effective Date of the Share Exchange (as defined in the next Article).

Article 5 (Effective Date)
1.	The date on which the Share Exchange becomes effective (hereinafter referred to as the “Effective Date”) shall be July 1, 2013.
2.
Central and TONE may through mutual consultation change the Effective Date pursuant to Article 790 of the Companies Act in the event that such change is necessary in order to push forward with the procedures for the Share Exchange or otherwise required for any other reason.

Article 6 (Approval of Shareholders Meeting)
1.
Central shall hold a shareholders meeting on March 28, 2013 and seek approval for this Agreement and the resolution for any other matters required for the carrying out of the Integration as well as the resolution for amendment of the articles of incorporation pursuant to Attachment 1 Exhibit 4 “Amendment of the Articles of Incorporation of Coca-Cola Central Japan Co., Ltd.” (hereinafter referred to as the “Amendment of the Articles of Incorporation of Central”) and the resolution for appointment of new officers of Central; provided, however, that Central and TONE may change it through mutual consultation in the event that such change is necessary in order to push forward with the procedures for the Share Exchange or is otherwise required for any other reason.

2.
TONE shall hold a shareholders meeting on March 22, 2013 and seek the approval for this Agreement and the resolution for any other matters required for the carrying out of the Share Exchange; provided, however, that Central and TONE may change it through mutual consultation in the event that such change is necessary in order to push forward with the procedures for the Share Exchange or is otherwise required for any other reason.

Article 7 (Dividend of Surplus)
1.
Central may distribute dividends of surplus to their shareholders or registered pledgees of shares as listed or recorded in their respective latest shareholder registries as of December 31, 2012 and June 30, 2013 up to the respective following amounts:

Year-end dividend (December 31, 2012): ¥18 per common share, ¥795 million in total
Interim dividend (June 30, 2013): ¥18 per common share, ¥810 million in total

2.
TONE may distribute dividend of surplus to their shareholders or registered pledgees of shares as stated or recorded in their respective latest shareholder registries as of December 31, 2012 and June 30, 2013 up to the following amounts in total:

Total of year-end dividend (December 31, 2012) and interim dividend (June 30, 2013):
¥275 per common share, ¥880 million in total
3.
Neither Central nor TONE may distribute dividends of surplus on any reference date falling on any day immediately following the execution of this Agreement and before the Effective Date except as set forth in the preceding two Paragraphs.

Article 8 (Management, Etc. of Company Property)
Central and TONE shall, during the period after execution of this Agreement to the Effective Date, execute their business and conduct management and operation of their property in accordance with and to the extent of their respective ordinary way of business execution with the due care of a prudent manager and, when they conduct any act which is likely to have a material impact on their financial condition, operating results, business, rights or obligations or which is likely to have a material impact on the carrying out of the Share Exchange, Central and TONE shall conduct such act upon agreement made through consultation in advance.

Article 9 (Modification of Terms and Conditions of the Share Exchange and Cancellation of This Agreement)
During the period from the execution date of this Agreement up to the date immediately before (and including; hereinafter the same shall apply to all such references) the Effective Date, in the event of any of the following occurrences, the party not responsible for such occurrence may cancel this Agreement through consultation with all parties to the Integration.  In addition, in place of cancellation of this Agreement, such party may require the other party to modify the terms and conditions of the Share Exchange, in which case the terms and conditions of this Agreement may be modified subject to the agreement of all parties to the Integration obtained through mutual consultation.
(1)	If any event which has a material adverse impact on the financial condition, operating results, business, rights or obligations or any other condition of the other party occurs or is uncovered;
(2)
If any material event which interferes with the carrying out of the Share Exchange or the Integration (including, but not limited to, the occurrence or uncovering of any event which has a material impact on the calculation of the share exchange ratio for the Share Exchange, or the occurrence or uncovering of any event which has a material impact on the calculation of the share exchange ratio for the MIKUNI Share Exchange or the TOKYO Share Exchange (except where the Share Exchange Agreement for such share exchange has already been cancelled or become invalid)) occurs or is uncovered;

(3)
If any approval or other required permission from a relevant authority concerned necessary for the carrying out of the Share Exchange has not been obtained, or any procedure for notification to such authority concerned necessary for the carrying out of the Share Exchange has not been completed pursuant to any laws or regulations (including foreign laws or regulations), prior to the date immediately preceding the Effective Date;

(4)	If the Incorporation-type Company Split has not been approved by Central’s shareholders meeting prior to the date immediately preceding the Effective Date; or
(5)	If the Incorporation-type Company Split has been suspended or the Company Split Plan has become invalid prior to the date immediately preceding the Effective Date.

Article 10 (Effectiveness of This Agreement)
This Agreement shall become invalid in the event of any of the following occurrences:
(1)	If either Central or TONE is unable to obtain approval for this Agreement at its respective shareholders meeting prior to the date immediately preceding the Effective Date;
(2)	If the Amendment of the Articles of Incorporation of Central has not been approved by Central’s shareholders meeting prior to the date immediately preceding the Effective Date; or
(3)
If the appointment of any of the new directors or new company auditors to be separately agreed upon by Central and TONE is not approved by Central’s shareholders meeting prior to the date immediately preceding the Effective Date or no such new directors or new company auditors are expected to assume office on the Effective Date.

Article 11 (Governing Law and Jurisdiction)
This Agreement shall be governed by and construed in accordance with the laws of Japan.  Any dispute arising over the implementation or construction of this Agreement shall be subject to the exclusive original jurisdiction of the Tokyo District Court.

Article 12 (Matters for Consultation)
In addition to the matters set forth in this Agreement, any matter required for the carrying out of the Share Exchange shall be determined through consultations between Central and TONE in accordance with the intent of this Agreement.

IN WITNESS WHEREOF, Central and TONE have executed this Agreement in duplicate by placing their signatures and seals thereon, and each party shall keep one copy of the originals.

December 14, 2012

Central: Coca-Cola Central Japan Co., Ltd. 2-2-1, Minatomirai, Nishi-Ku, Yokohama-shi, Kanagawa Michael Coombs, Representative Director President

TONE: TONE Coca-Cola Bottling Co., Ltd. 310, Nakane, Noda-shi, Chiba Dan Nistor, Representative Director and President

Attachment 1 Exhibit 3

Company Split Plan

Coca-Cola Central Japan Co., Ltd. (hereinafter referred to as the “Splitting Company”) hereby prepares the following incorporation-type company split plan (hereinafter referred to as this “Company Split Plan”) concerning the incorporation-type company split (hereinafter referred to as the “Company Split”) in which the Splitting Company shall cause Coca-Cola Central Japan Co., Ltd., (hereinafter referred to as the “New Company”), which will be newly established, to succeed to rights and obligations held by the Splitting Company in connection with all of its businesses except for the group management business and the property management business (hereinafter referred to as the “Business”).  The Splitting Company shall change its trade name to Coca-Cola East Japan Co., Ltd. on July 1, 2013.

1.	Provisions in the Articles of Incorporation of the New Company
(1)	The purpose of the New Company shall be as follows.
Purpose:
(1)	Manufacture, processing and sale of soft drinks
(2)	Manufacture, processing and sale of food products such as various beverages and snacks
(3)	Sale of beverages and food products through vending machines
(4)	Sale, manufacture, processing, leasing, maintenance and repair of various vending machines, refrigerating and heating devices and their parts, equipment and accessories
(5)	Sale of tobacco and alcoholic beverages
(6)	Sale and design, creation, installation work, production operations under contract and the technical supervision of and for production facilities and ancillary devices thereto of various beverages
(7)	Manufacture and sale of plastic containers for beverages
(8)	Conducting quality control services for soft drinks under contract
(9)	Sale, maintenance and repair of information communication devices and electronic information distribution devices
(10)	Sale of prepaid magnetic cards
(11)	Software development and sale and leasing of related equipment
(12)	Sale, purchase, leasing, brokerage and management of real property
(13)	Non-life insurance agency business, insurance agency business pursuant to the Automobile Liability Security Act and life insurance solicitation business
(14)	Hotel, café and eating and drinking establishment businesses
(15)	Management and leasing of recreational facilities such as sports facilities, entertainment facilities and amusement parks
(16)	Automobile repair and servicing business
(17)	Motor truck transportation business and forwarding business
(18)	Warehousing business
(19)	Money lending business
(20)	Electric work business
(21)	General leasing business
(22)	Any and all businesses incidental or related to each of the foregoing
(2)	The trade name, location of the head office and total number of authorized shares of the New Company shall be as follows.
Trade name:               Coca-Cola Central Japan Co., Ltd.
Location of head office:               2-2-1, Minatomirai, Nishi-ku, Yokohama-shi, Kanagawa
Total number of authorized shares:               4 shares
(3)
In addition to those referred to in the preceding Items, matters stipulated by the articles of incorporation of the New Company shall be as set forth in Attachment 1 Exhibit 3-1) “Articles of Incorporation of Coca-Cola Central Japan Co., Ltd. (New company to be incorporated through the company split)”.

2.	Names of the Initial Directors and Initial Company Auditor and Name of the Initial Accounting Auditor of the New Company
The initial directors, initial company auditors and initial accounting auditor of the New Company shall be as follows.
(Initial Directors)	Michael Coombs
Akimune Ozaki
Yukio Narai
Calin Dragan
(Initial Company Auditors)	Yoshiomi Tatara
(Initial Accounting Auditor)	Ernst & Young ShinNihon LLC

3.	Rights and Obligations Etc. to be Succeeded by the New Company
(1)
The New Company shall, on the incorporation date of the New Company provided in Paragraph 6, succeed to the assets, liabilities and obligations, contractual positions and rights and obligations incidental thereto, employment agreements and other rights and obligations specified in Attachment 1 Exhibit 3-2) “Schedule of Succeeded Rights and Obligations”.

(2)
The Splitting Company shall, by way of concomitant assumption of obligations, become a joint and several obligor to the liabilities succeeded by the New Company from the Splitting Company; provided, however, that such liabilities shall be ultimately borne by the New Company.

4.	Category and Number of Shares to be Issued by the New Company upon the Company Split and Allotment Thereof
The New Company shall, upon the Company Split, issue one (1) common share and allot all of it to the Splitting Company in lieu of the rights and obligations set forth in Paragraph 3.

5.	Amounts of Capital and Amounts of Reserve of the New Company
The initial amounts of capital, capital reserve and retained earnings reserve of the New Company shall be as follows.
(1)	Capital	¥100,000,000
(2)	Capital reserve	¥25,000,000
(3)	Retained earnings reserve	¥0

6.	Date of Incorporation of the New Company
The day on which the establishment of the New Company shall be registered shall be July 1, 2013 (hereinafter referred to as the “Incorporation Date of the New Company”); provided, however, that the condition precedent to the registration of the establishment of the New Company shall be that one of the share exchanges under the share exchange agreements set forth in Paragraph 10, Item 3 is effective as of the Incorporation Date of the New Company (and all of those which are scheduled to become effective on the Incorporation Date of the New Company become effective).  The Incorporation Date of the New Company is subject to change when necessary on the procedural process of the Company Split and other events.

7.	Shareholders’ Meeting for Approval of the Company Split
The Splitting Company shall hold a shareholders’ meeting on March 28, 2013 and request approval of this Company Split Plan and resolutions for other matters necessary for the Company Split; provided, however, that the date of such shareholders’ meeting is subject to change when necessary on the procedural process of the Company Split and other events.

8.	Non-Competition Obligation
The Splitting Company shall not, even after the Incorporation Date of the New Company, bear a non-competition obligation as provided in Article 21 of the Companies Act to the New Company in connection with the Business.

9.	Amendment or Suspension of the Company Split Plan
If, during the period from the preparation of this Company Split Plan to the day before the Incorporation Date of the New Company (including such day, hereinafter the same shall apply), any of the following events occurs and the Splitting Company has no liability for the cause thereof, this Company Split Plan may be amended, or the Company Split may be suspended, after consultation among all parties to the share exchange agreements set forth in Paragraph 10, Item 3.
(1)
If a material event, which [will/may] hinder the implementation of the Company Split, occurs or is uncovered due to war, natural disaster, riots, enactment, revision, or abolishment of laws or regulations or other force majeure.

(2)
If obtainment of approvals etc. from the authorities concerned etc. or the notification procedure to the authorities concerned etc., which is necessary for the Company Split, is not completed pursuant to laws and regulations (including laws and regulations of foreign countries) by the day before the Incorporation Date of the New Company.

10.	Effect of the Company Split Plan
This Company Split Plan shall cease to be effective if any of the following Items occurs.
(1)	If, by the day before the Incorporation Date of the New Company, approval of this Company Split Plan cannot be obtained at the shareholders’ meeting of the Splitting Company.
(2)
If, by the day before the Incorporation Date of the New Company, approval of the amendment of the articles of incorporation of the Splitting Company as set forth in Attachment 1 Exhibit 4 “Amendment of the Articles of Incorporation of Coca-Cola Central Japan Co., Ltd.” cannot be obtained at the shareholders’ meeting of the Splitting Company.

(3)
If, by the day before the Incorporation Date of the New Company, approval of any of the share exchange agreements set forth in Attachment 1 “Share Exchange Agreement (Mikuni Coca-Cola Bottling Co., Ltd.)”, Attachment 1 Exhibit 1 “Share Exchange Agreement (Tokyo Coca-Cola Bottling Co., Ltd.)” and Attachment 1 Exhibit 2 “Share Exchange Agreement (TONE Coca-Cola Bottling Co., Ltd.)” cannot be obtained at the shareholders’ meeting of the Splitting Company or Mikuni Coca-Cola Bottling Co., Ltd., Tokyo Coca-Cola Bottling Co., Ltd. or TONE Coca-Cola Bottling Co., Ltd.

(4)	If, by the day before the Incorporation Date of the New Company, any of the share agreements set forth in Item 3 of this Paragraph is cancelled or otherwise ceases to be effective.

11.	Matters Not Provided for Herein
In addition to the matters provided in this Company Split Plan, any matters required for the Company Split shall be determined by the Splitting Company in accordance with the intent and purpose of this Company Split Plan.

March 1, 2013

2-2-1, Minatomirai, Nishi-ku, Yokohama, Kanagawa
Coca-Cola Central Japan Co., Ltd.
Michael Coombs, Representative Director President

Attachment 1 Exhibit 3-1

Articles of Incorporation
of Coca-Cola Central Japan Co., Ltd.
(New company to be incorporated through the company split)

CHAPTER I.  GENERAL PROVISIONS

Article 1.	Trade Name

           The Company shall be called “コカ・コーラ セントラル ジャパン株式会社 (Coca-Cola Central Japan Kabusiki Kaisha)”, which shall be expressed in English as “Coca-Cola Central Japan Co., Ltd.”

Article 2.	Objectives

1.           The objectives of the Company shall be to engage in, or to control and manage business activities, by holding the shares or equity of a corporation engaged in, the following businesses:
(1)	Production, processing and sale of soft drinks;
(2)	Production, processing and sale of various types of beverages, confectioneries and other food items;
(3)	Sale of beverages and foods in vending machines;
(4)	Sale, manufacturing, processing, lease, maintenance and repair of various types of vending machines, refrigerating and warming devices and their parts, accessories and attachments;
(5)	Sale of tobacco and alcoholic beverages;
(6)
Sale, provision of services for designing, building, installing and producing, as well as giving technical instructions for, the production facility and ancillary devices for various types of beverages;

(7)	Manufacturing and sale of plastic bottles for beverages;
(8)	Providing quality control services for soft drinks;
(9)	Sale, maintenance and repair of information communication devices and electronic information transmission devices;
(10)	Sale of magnetic prepayment cards;
(11)	Development of software and sale and lease of relevant equipment;
(12)	Sale and purchase, lease, brokerage and management of real properties;
(13)	Non-life insurance agency business, insurance agency business under the Automobile Liability Security Act and life-insurance solicitor business;
(14)	Hotel, coffee shop and restaurant business;
(15)	Management and lease of sports facilities, entertainment places, amusement parks and other recreational facilities;
(16)	Automobile repair and mechanic business;
(17)	Truck transportation business and cargo transportation handling business;
(18)	Warehousing business;
(19)	Money lending business;
(20)	Electrical engineering business
(21)	General leasing business; and
(22)	Any and all businesses incidental to and relating to those described in each Item above

2.           The Company may engage in a transaction or activity incidental or relating to the businesses set out in the preceding Paragraph.

Article 3.	Location of Head Office
           The Company shall have its head office located in Yokohama city, Kanagawa prefecture.

Article 4.	Organization
           The Company shall have the following corporate organizations in addition to the shareholders meeting and the directors:
(1)           board of directors;
(2)           company auditors; and
(3)           Accounting auditor.

Article 5.	Method of Public Notice
           Public notices made by the Company shall be given by way of electronic public notice.  If any public notice cannot be given by way of electronic public notice due to an accident or for any other unavoidable reason, it shall be published in the Nihon Keizai Shimbun.

CHAPTER II.  SHARES

Article 6.	Total Number of Authorized Shares
           The total number of shares which the Company is authorized to issue shall be four (4).

Article 7.	Non-Issuance of Share Certificates
           The Company shall not issue share certificates with respect to the shares issued by the Company.

Article 8.	Restriction on Assignment of Shares
           No share of the Company shall be assigned without the approval of the board of directors.

CHAPTER III.  SHAREHOLDERS MEETING

Article 9.	Convocation
1.           An annual shareholders meeting of the Company shall be convened within three (3) months from the date following the last day of each business year, and an extraordinary shareholders meeting may be convened whenever necessary.
2.           Any shareholders meeting shall be convened in Yokohama city, Kanagawa prefecture.

Article 10.	Record Date for Annual Shareholders Meeting
           The record date for determining the shareholders who are entitled to exercise their voting rights at the annual shareholders meeting shall be December 31 of each year.

Article 11.	Person to Convene Shareholders Meeting and Chairman Thereof
1.           The shareholders meeting shall be convened by the representative director upon a resolution of the board of directors, unless otherwise stipulated in laws; provided, however, that, in the case that the representative director is unable to so act, one of the other directors shall take the representative director’s place in an order predetermined by the board of directors.
2.           The representative director shall act as chairman of the shareholders meeting; provided, however, that, in the case that the representative director is unable to so act, one of the other directors shall take the representative director’s place in an order predetermined by the board of directors.

Article 12.	Method of Resolution
1.           Unless otherwise provided by laws or these Articles of Incorporation, a resolution of a shareholders meeting shall be adopted upon a majority of affirmative votes of the shareholders present, who are entitled to exercise their voting rights at such meeting.
2.           Resolutions prescribed in Article 309, Paragraph 2 of the Companies Act shall be adopted upon two-thirds (2/3) or more affirmative votes of shareholders at a meeting at which shareholders representing one-third (1/3) or more of the voting rights held by all shareholders who are entitled to exercise their voting rights at such meeting are present.

CHAPTER IV.  DIRECTORS AND BOARD OF DIRECTORS

Article 13.	Number of Directors
The Company shall have not more than seventeen (17) directors.

Article 14.	Appointment of Directors
1.           Directors shall be appointed by a resolution of a shareholders meeting.
2.           A resolution for the appointment of directors shall be adopted by a majority affirmative vote of shareholders at the meeting at which shareholders representing one-third (1/3) or more of the voting rights held by all shareholders who are entitled to exercise their voting rights at such meeting are present.
3.           No cumulative vote may apply to a resolution for the appointment of directors.

Article 15.	Term of Office of Directors
           The term of office of the directors shall expire at the conclusion of the annual shareholders meeting held with respect to the last business year ending within one (1) year after their appointment.

Article 16.	Representative Director and Directors with Special Titles
1.           The Company shall appoint the representative director by a resolution of the board directors.
2.           The representative director shall represent the Company and execute the Company’s business pursuant to resolutions of the board of directors.
3.           The board of directors may appoint, by a resolution thereof, one (1) chairman of the board, one (1) director and president and several director vice-president(s), senior managing director(s) and managing director(s).

Article 17.	Person to Convene a Meeting of the Board of Directors and the Chairman Thereof
           Unless otherwise provided by laws, a meeting of the board of directors shall be convened by the chairman of the board or the director and president, who shall act as chairman thereat; provided, however, that, in the case that the chairman of the board or the director and president is unable to so act, one of the other directors shall take their place in an order predetermined by the board of directors.

Article 18.	Notice of Convocation of Meeting of the Board of Directors
           Notice of convocation of a meeting of the board of directors shall be given to each director and each company auditor at least three (3) days prior to the date of the meeting; provided, however, that such notice period may be shortened if it is necessary in the case of an emergency.

Article 19.	Method of Resolution of the Board of Directors
1.           A resolution of the board of directors shall be adopted by a majority vote of the directors at a meeting at which a majority of the directors who are entitled to participate in the resolution are present.
2.           Notwithstanding the preceding Paragraph, a resolution of the board of directors shall be deemed to have been made if the requirement stipulated in Article 370 of the Companies Act is satisfied.

Article 20.	Board of Directors’ Regulations
           Matters relating to the board of directors shall be determined pursuant to laws and these Articles of Incorporation, as well as the board of directors’ regulations to be established by the board of directors.

Article 21.	Indemnification of Directors
1.           Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by a resolution of the board of directors, limit the liability of a director (including any person who was a director) for damage incurred by the Company due to his/her neglect in his/her duties as a director, to the extent permitted by laws.
2.           Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may execute a contract with an outside director to limit his/her liability for damage incurred by the Company due to his/her neglect in his/her duties as a director; provided, however, that, the maximum extent of the limitation on his/her liability for the said damage under such contract shall be the amount prescribed in laws.

CHAPTER V.  COMPANY AUDITORS

Article 22.	Number of Company Auditors
           The Company shall have not more than four (4) company auditors.

Article 23.	Appointment of Company Auditors
1.           The company auditors shall be appointed by a resolution of a shareholders meeting.
2.           A resolution for the appointment of company auditors shall be adopted by a majority affirmative vote of shareholders at a meeting at which shareholders representing one-third (1/3) or more of the voting rights held by all shareholders who are entitled to exercise their voting rights at such meeting are present.

Article 24.	Term of Office of Company Auditors
1.           The term of office of the company auditors shall expire at the conclusion of the annual shareholders meeting held with respect to the last business year ending within four (4) years after their appointment.
2.           The term of office of any company auditor appointed to fill a vacancy created due to the resignation of a company auditor prior to the expiration of his/her term of office shall be the same as the remaining period of the term of office of his/her predecessor.

Article 25.	Indemnification of Company Auditors
1.           Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by a resolution of the board of directors, limit the liability of a company auditor (including any person who was a company auditor) for damage incurred by the Company due to his/her neglect in his/her duties as a company auditor, to the extent permitted by laws.
2.           Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may execute a contract with an outside company auditor to limit his/her liability for damage incurred by the Company due to his/her neglect in his/her duties as a company auditor; provided, however, that, the maximum extent of the limitation on his/her liability for the said damage under such contract shall be the amount prescribed in laws.

CHAPTER VI.  ACCOUNTS

Article 26.	Business Year
           The business year of the Company shall commence on January 1 and end on December 31 of each year.

Article 27.	Surplus Dividend
           The record date for a year-end dividend of the Company shall be December 31 of each year.

Article 28.	Interim Dividend
           The Company may, by a resolution of the board of directors, make an interim dividend, the record date of which shall be June 30 of each year.

Article 29.	Period of Exclusion for Payment of Dividends
1.           If any year-end dividend or interim dividend has not been received after the lapse of three (3) full years from the date such dividend is tendered for payment, the Company shall be discharged from its obligation to pay such dividend.
2.           No interest shall accrue on any year-end dividend and interim dividend.

SUPPLEMENTARY PROVISIONS

Article 1.	Initial Business Year
The initial business year of the Company shall be from the date of incorporation of the Company to December 31, 2013.

Attachment 1 Exhibit 3-2

Schedule of Succeeded Rights and Obligations

The assets, liabilities and obligations, contractual positions and rights and obligations incidental thereto, employment agreements and other rights and obligations to be succeeded to by the New Company from the Splitting Company upon the Company Split as of the Incorporation Date of the New Company shall be as follows:

1.	Succeeded Assets
Any and all assets held by the Splitting Company in connection with the Business immediately prior to the Incorporation Date of the New Company; provided, however, that the following assets shall be excluded from the succession upon the Company Split as assets relating to the group management business and the property management business of the Splitting Company:
(1)	800 million yen out of the total cash and deposits and deposits in deposit accounts for share administration;
(2)	Land, buildings and structures held by the Splitting Company (including any assets ancillary or related thereto);
(3)	Machinery, tools, furniture and fixtures and lease assets relating to the production and logistics business held by the Splitting Company (including any assets ancillary or related thereto);
(4)
Intellectual properties such as patents, utility model rights, design rights, trademarks, copyrights and know-how held by the Splitting Company (including those licensed by third parties).  For the avoidance of doubt, the Splitting Company shall grant to the New Company, without consideration, licenses and use rights for the intellectual properties held by the Splitting Company in connection with the Business immediately prior to the Incorporation Date of the New Company;

(5)	The shares in the following companies scheduled to be acquired by the Splitting Company as of the Incorporation Date of the New Company:
Mikuni Coca-Cola Bottling Co., Ltd.;
Tokyo Coca-Cola Bottling Co., Ltd.; and
TONE Coca-Cola Bottling Co., Ltd.; and
(6)
In addition to the above, other current and fixed assets arising in the group management business and the property management business of the Splitting Company, except for the shares in the Splitting Company’s subsidiaries and affiliates held by the Splitting Company.

2.	Succeeded Liabilities and Obligations
Any and all liabilities and obligations owed by the Splitting Company in connection with the Business immediately prior to the Incorporation Date of the New Company, except for the following liabilities relating to the group management business and the property management business of the Splitting Company:
(1)	Accrued taxes;
(2)	Deferred tax liabilities; and
(3)	In addition to the above, other current and fixed liabilities arising in the group management business and the property management business of the Splitting Company.

3.	Succeeded Contractual Positions, etc. (except for those referred to in 4 below)
The contractual positions under any and all agreements to which the Splitting Company is a party in connection with the Business immediately prior to the Incorporation Date of the New Company and any and all rights and obligations incidental thereto, except for:

(1)	Bottler agreements executed between The Coca-Cola Company and Coca-Cola (Japan) Co., Ltd. (including any agreements incidental or related thereto);
(2)	Agreements executed with the accounting auditor (including any agreements incidental or related thereto);
(3)	The shareholder registry administration agreement executed with the shareholder registry administrator (including any agreements incidental or related thereto);
(4)	Agreements on deposit accounts for share administration executed with a financial institution;
(5)	Any and all agreements executed with securities firms (including any agreements incidental or related thereto), except for the agreements relating to trading in listed shares;
(6)
Listing agreements executed in connection with the listing of securities issued by the Splitting Company on the Tokyo Stock Exchange, Inc. and Nagoya Stock Exchange, Inc. (including any agreements incidental or related thereto);

(7)	Agreements on directors and officers’ liability insurance; and
(8)	Agreements incidental or related to the assets and liabilities not to be succeeded to by the New Company.

4.	Succeeded Employment Agreements, etc.
The employment agreements with the employees who belong to the Splitting Company and engage in the Business (including seconded employees, temporary employees, contract employees and part-time employees) immediately prior to the Incorporation Date of the New Company and any rights and obligations incidental thereto, as well as the employment conditions stipulated in the rules of employment.  For the avoidance of doubt, a new collective agreement having the same terms and conditions as those of the collective agreement executed between the Splitting Company and the labor union of Coca-Cola Central Japan Co., Ltd. shall be deemed to be executed between the New Company and such labor union as of the Incorporation Date of the New Company.

5.	Permissions, etc.
Any permissions, authorizations, approvals, registrations and notifications that have been obtained by the Splitting Company in connection with the Business immediately prior to the Incorporation Date of the New Company, the succession of which is allowed by applicable laws and regulations

End

Attachment 2

Articles of Incorporation of Coca-Cola Central Japan Co., Ltd.

Chapter 1 – General Rules

Article 1	Trade Name

The Company shall be called Coca-Cola Central Japan Kabushikigaisha, and the name in English shall be Coca-Cola Central Japan Co., Ltd.

Article 2	Purpose
1.
 The purpose of the Company shall be to engage in the following activities and to control and manage the business activities of other companies by owning shares and equity in companies which engage in the following activities.

(1)	Manufacture, processing and sale of soft drinks
(2)	Manufacture, processing and sale of various drinks and groceries such as confectionary, etc.
(3)	Sale of drinks and groceries via vending machines
(4)	Sale, manufacture, processing, lease, maintenance, and repair of various types of vending machines, refrigerators, heating devices and their parts, appliances and accessories
(5)	Sale, manufacture, processing, lease, maintenance, and repair of various types of vending machines, refrigerators, heating devices and their parts, appliances and accessories
(6)	Contracting and technical guidance for the sale and design, production, installation and construction, and production activities for equipment and incidental equipment for various drinks
(7)	Manufacture and sale of synthetic resin containers for drinks
(8)	Contracting of quality management work for soft drinks
(9)	Sale, maintenance and repair of communications devices and electronic information transmission devices
(10)	Sale of prepaid magnetic cards
(11)	Development of software and the sale and lease of related equipment
(12)	Purchase and sale, lease, mediation and management of real estate
(13)	Non-life insurance agent operations, insurance agent operations pursuant to the Automobile Liability Security Act and solicitation of life insurance
(14)	Hotel, café, and restaurant business
(15)	Management and lease of recreational facilities such as sports facilities, amusement centers, and amusement parks
(16)	Repair and maintenance of automobiles
(17)	Motor truck carrier and cargo transportation business
(18)	Warehousing
(19)	Money lending
(20)	Electrical work
(21)	General leasing
(22)	Any and all business incidental or relating to each of the preceding items.

2.	The Company may engage in transactions or acts incidental or relating to the various activities provided for in the preceding paragraph.

Article 3	Location of Head Office
The Company shall have its head office located in Yokohama, Kanagawa.

Article 4	Organs
In addition to the Shareholders Meeting and Directors, the Company shall establish the following organs.
(1)	Board of Directors;
(2)	Auditors;
(3)	Board of Auditors; and
(4)	accounting auditors.

Article 5	Method of Giving Public Notices
The Company’s notifications and announcements shall be published electronically in a gazette. However, public notices shall be included in the Nihon Keizai Shimbun in the event that the Company is unable to make announcements electronically due to accidents or some other unavoidable circumstance.
.
Chapter 2 - Shares

Article 6	Total Number of Authorized Shares
The total number of shares authorized to be issued by the Company shall be 171,000,000.

Article 7	Acquisition of Treasury Shares
The Company may acquire treasury shares by market transactions, etc. by the Board of Directors’ resolution in accordance with the regulations of Article 165, Paragraph 2 of the Companies Act.

Article 8	Share Unit
The number of shares constituting one unit of shares in the Company shall be 100.

Article 9	Rights of Shares of Less Than One Unit
The Company’s shareholders may not exercise any rights other than the rights stated below with regard to the shares of less than one unit that they own.
(1)	Rights provided for in each item of Article 189, Paragraph 2 of the Companies Act;
(2)	The right to request in accordance with the regulations of Article 166 Paragraph 1 of the Companies Act;
(3)	The right to receive an allocation of shares for subscription and an allocation of share options for subscription according to the number of shares owned by the shareholder; or
(4)	The right to request set forth in the following Article.

Article 10	Buying Up Share of Less Than One Unit
The Company’s shareholders may request the sale of the number of shares which, together with the number of shares of less than one unit which they hold, constitute one share unit in accordance with that set forth in the Rules Concerning Share Handling.

Article 11	Administrator of Shareholder Registry
1.	The Company shall appoint an administrator of shareholder register.
2.	The administrator of shareholder register and the administrative work handling location thereof shall be determined by a resolution of the Board of Directors and public notice shall be given thereof.
3.
The preparation and keeping of the Company’s shareholder register and share option register and other administrative work relating to the shareholder register and share option register shall be entrusted to the administrator of shareholder register, and shall not be handled by the Company.

Article 12	Share Handling Regulations
In addition to that provided for in laws and regulations and these Articles of Incorporation, handling and charges relating to shares in the Company shall be in accordance with the Share Handling Regulations set forth by the Board of Directors.

Chapter 3 – Annual Shareholders Meetings

Article 13	Convocation
1.	The Annual Shareholders Meeting shall be convened within three months of the end of each business year, and the Extraordinary Shareholders Meeting shall be called whenever necessary.
2.	The Shareholders Meeting shall be convened in Yokohama, Kanagawa.

Article 14	Record Date for Annual Shareholders Meetings
The record date for resolutions of the Company’s Annual Shareholders Meetings shall be December 31 of each year.

Article 15	Convener and Chairman
1.
Unless otherwise provided for in laws and regulations, the Shareholders Meetings shall be called by the Representative Director following a resolution of the Board of Directors; provided, however, that when the Representative Director is unable to call a meeting, another Director shall call a meeting in lieu thereof according to the order of priority determined in advance by the Board of Directors.

2.
The Representative Director shall act as the Chairman of the Annual Shareholders Meeting; provided, however, that when the Representative Director is unable to act as Chairman, another Director shall act as the Chairman in lieu thereof according to the order of priority determined in advance by the Board of Directors.

Article 16	Proxy Voting
1.	A shareholder may have another shareholder who has voting rights in the Company exercise their vote as a proxy.
2.	In the case provided for in the preceding paragraph the shareholder or the proxy must submit a document evidencing the authority of proxy to the Company for each the Shareholders Meeting.

Article 17	Resolutions
1.
Unless otherwise provided for in laws and regulations or these Articles of Incorporation, resolutions of the Annual Shareholders Meetings shall be passed by the majority of voting rights of the voting rights of shareholders in attendance who are able to exercise their voting rights.

2.
Resolutions as provided for in Article 309, Paragraph 2 of the Companies Act shall be made by a minimum of one third of the voting rights of shareholders entitled to exercise their voting rights being in attendance and when a majority of two thirds or more of the votes of such voting rights are in agreement.

Chapter 4 – Directors and the Board of Directors

Article 18	Number of Directors
The Company shall appoint no more than 17 Directors.

Article 19	Election of Directors
1.	Directors shall be elected by a resolution of the Shareholders Meeting.
2.
Resolutions on the election of Directors shall be made by one third of the voting rights of shareholders entitled to exercise their voting rights being in attendance and when a majority of the votes of such voting rights are in agreement.

3.	The election of Directors shall not be based on a cumulated vote.

Article 20	Term of Office of Directors
The term of office of Directors shall continue until the conclusion of the Annual Shareholders Meeting for the final business year which ends within one year of his/her appointment.

Article 21	Representative Directors and Directors with Executive Titles
1.	The Company shall appoint a Representative Director by the Board of Directors’ resolution.
2.	The Representative Director shall represent the Company and execute the business of the Company pursuant to the Board of Directors’ resolution.
3.	The Board of Directors may appoint, by a resolution thereof, one Chairman, one President, and a number of Vice-Presidents, Executive Managing Directors, and Managing Directors.

Article 22	Convener and Chairman of the Board of Directors Meetings
Unless otherwise provided for in laws and regulations, the Board of Directors Meetings shall be convened by the Chairman or the President and the Chairman or the President shall chair the meeting; provided, however, that when the Chairman or the President is unable to call the meeting, another Director shall call the meeting in lieu thereof according to the order of priority determined in advance by the Board of Directors.

Article 23	Notice of Calling Board of Directors Meetings
Notice of the calling of the Board of Directors Meeting shall be issued to each Director and each Auditor three days prior to the meeting; provided, however, that this period may be shortened in emergency situations.

Article 24	Resolutions of Board of Directors Meetings, etc.
1.	The Board of Directors’ resolutions shall be made by a majority of the Directors entitled to participate in the vote being present and when a majority of such Directors are in agreement.
2.
Notwithstanding the provisions of the preceding paragraph, the Board of Directors’ resolution shall be deemed to have been approved when the requirements of Article 370 of the Companies Act have been met.

Article 25	Board of Directors Rules
In addition to that provided for in laws and regulations and these Articles of Incorporation, matters relating to the Board of Directors shall be in accordance with the Board of Directors Rules set forth by the Board of Directors.

Article 26	Directors Exemption from Liability
1.
The Company may be exempted by resolution of the Board of Directors, limited to the amount provided for in laws and regulations, from liability for damages incurred by Directors (including former Directors) resulting from neglect of duties, in accordance with the provisions of Article 426, Paragraph 1 of the Companies Act.

2.
The Company may enter into agreements with outside directors which limit liability for damages resulting from neglect of duties, in accordance with the provisions of Article 427, Paragraph 1 of the Companies Act; provided, however, that the limit of liability for compensation pursuant to such agreements shall be the amount provided for in laws and regulations.

Chapter 5 –Auditors and Board of Auditors

Article 27	Number of Auditors
The Company shall appoint no more than four Auditors.

Article 28	Election of Auditors
1.	Auditors shall be elected by a resolution of the Shareholders Meeting.
2.
Resolutions on the election of Auditors shall be made by one-third of the voting rights of shareholders entitled to exercise their voting rights being in attendance, and when a majority of the votes of such voting rights are in agreement.

Article 29	Term Office of Auditors
1.	The term of office for Auditors shall continue until the conclusion of the Annual Shareholders Meeting for the final business year which ends within four years of appointment.
2.
The term of office of an Auditor who is elected as a substitute for another Auditor who retired from office before the expiration of the term of office shall continue until the time the term of office of the Auditor who retired from office expires.

Article 30	Senior Corporate Auditor
The Board of Auditors shall appoint Senior Corporate Auditors by a resolution. Further, standing auditors may be appointed from among the Senior Corporate Auditors.

Article 31	Notice of Calling Board of Auditors Meetings
Notice of the convocation of the Board of Auditors Meeting shall be issued to each Auditor three days prior to the meeting; provided, however, that this period may be shortened in emergency situations.

Article 32	Resolutions of Board of Auditors Meetings
Unless otherwise provided for in laws and regulations, the Board of Auditors’ resolution shall be made by a majority of Auditors.

Article 33	Board of Auditors Rules
In addition to that provided for in laws and regulations and these Articles of Incorporation, matters relating to the Board of Auditors shall be in accordance with the Board of Auditors Rules set forth by the Board of Auditors.

Article 34	Auditors Exemption from Liability
1.
The Company may be exempted by resolution of the Board of Directors, limited to the amount provided for in laws and regulations, from liability for damages of Auditors (including former Auditors) resulting from neglect of duties, in accordance with the provisions of Article 426, paragraph 1 of the Companies Act.

2.
The Company may enter into agreements with outside auditors which limit liability for compensation resulting from neglect of duties, in accordance with the provisions of Article 427, Paragraph 1 of the Companies Act; provided, however, that the limit of liability for damages pursuant to such agreements shall be the amount provided for in laws and regulations.

Chapter 6 – Accounts

Article 35	Business Year
The business year of the Company shall be from January 1 of each year until December 31.

Article 36	Distribution of Surplus Funds
The record date for the Company’s year-end dividends shall be December 31 of each year.

Article 37	Interim Dividends
The Company may distribute an interim dividend by a resolution of the Board of Directors with June 30 of each year as the record date.

Article 38	Period of Exclusion of Dividends
1.
The Company shall be exempt from the duty to pay year-end dividends and interim dividends when payments remain un-received after a period of three years has elapsed from the date of commencement of payment.

2.	Interest shall not be imposed on unpaid year-end dividends and interim dividends.

Supplementary Provisions

Article 1	Terms of Use of Trade Name
The Company’s trade name is pursuant to a license to use Coca-Cola, a trademark of The Coca-Cola Company, and the term Coca-Cola as part of the trade name, obtained through a trade name licensing agreement dated June 29, 2001 with The Coca-Cola Company, which has its head offices in 1 Coca-Cola Plaza NW, Atlanta, Georgia, U.S.A., limited to the duration of such license, and use is based on the condition that usage thereof should be suspended immediately when such license has been revoked by The Coca-Cola Company.

Attachment 3

The Contents of the Financial Statements, etc.,
for the Most Recent Fiscal Year of Coca-Cola Central Japan Co., Ltd.

Business Report
(From January 1st, 2012 to December 31st, 2012)

1. Overview of Current Status of Corporate Group

(1) Progress and Results of Business Operation
During the consolidated fiscal year ended December 31, 2012, Japanese economy moderately recovered in terms of personal spending but faced a harsh business environment as corporate earnings were impaired by a downturn in the overseas economy and prolonged appreciation in the yen.
In the beverage industry, the sales volume increased by approximately 3% from the prior year especially for a mineral water thanks to the increasing awareness about stock water among consumers as well as the impact of the scorching summer, etc.
Under such an environment, the Company, the 4 subsidiaries and 1 affiliated company (hereinafter collectively referred to as the “Group.”) identified the key activity initiatives in each channel and made an effort to increase our sales volume, market share and profits in order to win the fierce market competition with our competitors.
As our brand strategy, defining “Coca-Cola,” “Coca-Cola Zero,” “Fanta,” “Georgia,” “Sokenbicha,” “Aquarius,” “Ayataka” and “I LOHAS” as “Core 8,” we conducted aggressive sales activities and also developed new categories by launching new products, “Taiyo no Matecha” and “Aquarius Zero” and all the efforts contributed to the sale volume increase.  In summer, we implemented extensive marketing activities linked with London Olympics in the OTC channel including stands and vending machines and our area strategy including sales of renewed “Dera! Georgia Coffee” in the Chukyo Area contributed to the Company’s year-on-year sales volume increasing by 1.7%.
In terms of distribution, we reduced costs and realized stable product supply by reviewing and reinforcing our SCM structure in cooperation with Coca-Cola East Japan Products Co., Ltd.
In terms of production, we implemented capital expenditure projects for minimizing our environmental impact and realizing stable product supply to markets such as Tokai North Plant’s construction to enable the production of lightweight PET bottles and the Nagoya Plant’s renovation to enable production of Ayataka.
For CSR activities, we proactively contributed to the people and the society through our day-to-day business operations in the following four domains, “Marketplace,” “Environment,” “Community” and “Workplace” in which consisted “Live Positively,” the Coca-Cola System’s global business principle.  Specifically for “Marketplace,” we initiated efforts for food safety under the “KORE (Please see *1),” our system’s unique management system, in order to deliver high-quality products stably to satisfy various customer needs.  For “Environment,” under the Environmental Management System, we exerted an effort to reduce the environmental burden by protecting water resources, addressing global warming, reducing waste and recycling package materials, etc.  For “Community,” we bolstered various community affairs activities facilitating engagement of children who would be the drivers of the next generation.  Lastly for “Workplace,” we strived to create work environments that respected each of our employees’ resources and creativity and enabled them to perform their individual skills.
In organizational structure, the Company newly established the “Transformation Group” in order to enhance the function for reviewing the bottlers’ common challenges and the Group’s business transformation and accelerate decision-making processes.  In addition to the existing “Business Transformation Office, the “Central Transformation Office” and “System Transformation Office” were newly created under the umbrella of the “Transformation Group” with the aims to drive business transformation in the Group-specific issues and to optimize our information systems and business processes, respectively.
In corporate management, on December 14, 2012, the Company agreed to the business integration of the Company, Mikuni Coca-Cola Bottling Co., Ltd., Tokyo Coca-Cola Bottling Co., Ltd. and Tone Coca-Cola Bottling Co., Ltd. (hereinafter collectively referred to as the “K4”) effective from July 1, 2013, by a combination of share exchanges and the incorporation-type company split.

Following the above efforts, our sales volume increased. On the other hand, our profitability was affected by continued pressure on selling prices due to the intensifying sales competition and an increase of our selling expenditure.  As a result, for FY 2012, the Group generated 193,794 million yen of net sales (a-year-on-year increase of 0.4%), 3,713 million yen in ordinary income (a year-on-year decrease of 3.8%) and 1,630 million in net income (a-year-on-year increase of 24.6%).

*1  KORE (Coca-Cola Operating Requirements):  It is Coca-Cola System’s universal management system to cover the standards related to aspects of “product quality, “food-safety,” “environment” and “occupational safety and health” and meet the requirements of various laws and regulations including “ISO” and even the stricter standards.

(2) Capital Expenditures
Capital expenditure for infrastructure including leases for FY 2012 amounted to 7,746 million yen and major items were an increase of vending machines and renewal of lease contracts of vending machines and manufacturing equipments, etc.  and we allocated own funds for all of the expenditure.

(3) Financing
　There are no matters to report.

(4) Issues Requiring Action
The beverage industry in Japan has faced the diverse consumer tastes and intensifying cost competition but we will devise our strategies by channel/brand and enforce activities keeping in mind to sell our products meeting the consumer needs at optimized price.  Together with the efforts, we strive to optimize costs by transforming businesses and to increase our net sales, market share and profits.  In addition, we place our first and top priority on delivery of safe products and service to our customers and under “Live Positively,” our business principle, strive to become a “company who is trusted and needed” by all the people in the community and also realize sustainable development through deep engagement with the community.
Moreover, following the integration of K4’s businesses, we will optimize the group structure, etc. to focus on creating specific integration synergies and further reinforcing the Coca-Cola System and establish a more robust management base.

(5) Trend of Assets and Earnings

			(Unit: millions of yen)
Items	FY 2009 (9th Term)	FY 2010 (10th Term)	FY 2011 (11th Term)	FY 2012 (Current Term)
Net Sales	193,595	194,834	193,081	193,794
Ordinary Income	2,175	4,823	3,861	3,713
Net Income	964	2,149	1,309	1,630
Net Income per Share	21.76	48.74	29.68	36.95
Total Assets	108,516	111,675	114,719	112,785
Net Assets	86,868	87,444	87,231	87,461
Note: The above amounts are presented to round off those less than a unit.

(6) Major Parent Companies and Subsidiaries
a. Relationship with Parent Companies
 Not applicable.
b. Major Subsidiaries
Name of Company	Capital (MM yen)	Investment ratio (%)	Major businesses
Central Japan Logistics Co., Ltd.	50	100	Delivery of soft drinks, etc.
Central Japan Techno Service Co., Ltd.	100	100	Maintenance and repair of sales equipments
FV Central Co., Ltd.	10	100	Sales of beverage products by vending machines, etc.
Coca-Cola Central Japan Products Co., Ltd.	100	100	Manufacturing and processing of soft drinks
Note: The Company’s subsidiaries are the 4 significant subsidiaries stated above and 1 affiliated company.

c. Other
The Company has entered into the Bottler’s Agreement with The Coca-Cola Company (TCCC) and Coca-Cola (Japan) Company Ltd. (CCJC) to manufacture and sell Coca-Cola products and use trademarks in Kanagawa, Shizuoka, Yamanashi, Aichi, Gifu and Mie Prefectures and based on this agreement, we have concluded the Delegation Authorization Agreement with TCCC, CCJC and Coca-Cola East Japan Products Co., Ltd. (CCEJP) and we have outsourced manufacturing business to CCEJP.
In addition, we have concluded the capital and business alliance agreement with TCCC in order to further reinforce our competitive edge and improve our corporate value.

(7) Major Businesses
The Group is mainly engaged with manufacture and sales of soft drinks and also maintenance and repair of sales equipments relating to the said businesses and delivery of products, etc.

(8) Main Offices and Factories
a. Main Office and Factories of the Company

Head Office	2-2-1 Minatomirai Nishi-Ku, Yokohama-City
Factories	Nagoya-City, Tokai-City (Aichi Pref.) and Shizuoka-City
Distribution Centers	Tokai-City (Aichi Pref.), Konan-City (Aichi Pref.),
Ebina-City (Kanagawa Pref.) and Shizuoka-City
Warehouses	68 Warehouses

b. Subsidiaries’ Offices

Central Japan Logistics Co., Ltd.	Yokohama-City
Central Japan Techno Service Co., Ltd.	Nagoya-City
FV Central Co., Ltd.	Nagoya-City
Coca-Cola Central Japan Products Co., Ltd.	Nagoya-City

(9) Employees
a. Coca-Cola Central Japan Group
Number of Employees	vs. PY
2,500	-78
Notes:
1. 860 temporal employees are not included in the above figures.
 2. Corporate Officers are not included in the above figures.

b. Coca-Cola Central Japan
Number of Employees	vs. PY	Average Age	Average Years of Employment
1,540	-38	41.2	16.6
Notes:
1. 468 temporary employees are not included in the above figures.
2. The seconded employees from the Company to other companies are included in the calculation of the average age and average years of employment.
3. Corporate Officers are not included in the above figures.

(10) Major Lenders of Loans
There are no matters to report.

2. Status of Shares
(1) Total Number of Shares Authorized to be Issued:	171,000,000 shares
(2) Total Number of Outstanding Shares:	44,142,049 shares (Excluding 861,446 treasury shares)
(3) Number of Shareholders:	20,636 shareholders
(4) Major Shareholders:

Name of Shareholders	No. of shares	Shareholding Ratio
	Shares	%
EUROPEAN REFRESHMENTS	12,223,600	27.69
THE COCA COLA EXPORT CO.	2,250,500	5.09
MITSUBISHI HEAVY INDUSTRIES, LTD.	2,047,425	4.63
TOYO SEIKAN KAISHA, LTD.	1,878,545	4.25
DEUTSCHE MORGAN GRENFELL (C.I) LIMITED GENERAL CLIENT ACCOUNT	1,373,628	3.11
Japan Trustee Services Bank, Ltd.(Trust Account)	1,062,900	2.40
Bank of New Youk GCM Client Account JPRD ISG	910,300	2.06
The Master Trust Bank of Japan, Ltd. Retirement Benefit Trust (Meijiya Account)	908,200	2.05
AKITAYA, LTD.	653,125	1.47
Credit Suisse Luxembourg SA on behalf of Clients	600,000	1.35
Notes:
1. The above figures are rounded off.
2. The Company has 861,446 treasury shares but is excluded from the above list of major shareholders.
3. Shareholding ratios are calculated without the treasury shares.
4. 908,200 shares of the Master Trust Bank of Japan, Ltd. Retirement Benefit Trust (Meijiya Account) are the trust properties of the retirement benefit trust entrusted by Meidi-Ya Co., Ltd. to the said company and Meidi-Ya Co., Ltd. has retained instruction authority on the exercise of voting rights.

(5) Other Important Matters relating to Shares
There are no matters to report.

3. Summary of Share Options
(1) The Company’s Share Options, etc. owned by the Officers as of end of FY 2012.
Issuance (Date of Resolution)	Position & Number	Class and Number of Shares for Share Options	Number of Share Options	Paid-in Amount for Share Options	Price of Assets Invested at Exercise of Rights	Exercise Term of Share Options
1st Share Options (Stock-based compensation stock options) (March 27, 2009)	3 Directors	4,500 common shares	45 share options	114,400 yen per share option	1 yen per share	May 12, 2009 to May 11, 2029
2nd Share Options (Stock-based compensation stock options) (March 30, 2010)	3 Directors	6,300 common shares	63 share options	111,400 yen per share option	1 yen per share	May 11, 2010 to May 10, 2030
3rd Share Options (Stock-based compensation stock options) (March 29, 2011)	3 Directors	6,800 common shares	68 share options	101,000 yen per share option	1 yen per share	May 10, 2011 to May 9, 2031
4th Share Options (Stock-based compensation stock options) (March 28, 2012)	4 Directors	13,300 common shares	133 share options	91,800 yen per share option	1 yen per share	May 10, 2012 to May 9, 2032
Notes:
1.	The Company has not granted share options to Outside Directors or Corporate Auditors.
2.	The Company has granted the above share options in connection with termination of Directors Retirement Allowance System as a part of reviewing Officers’ Remuneration System.

(2) The Company’s Share Options, etc. granted to the employees as of end of FY 2012.
Issuance (Date of Resolution)	Position & Number	Class and Number of Shares for Share Options	Number of Share Options	Paid-in Amount for Share Options	Price of Assets Invested at Exercise of Rights	Exercise Term of Share Options
4th Share Options (Stock-based compensation stock options) (March 28, 2012)	9 Corporate Officers	11,600 common shares	116 per share option	91,800 yen per share	1 yen per share	May 10, 2012 to May 9, 2032

(3) The Company’s Share Options, etc. owned by the employees other than the above as of the end of FY 2012
Issuance (Date of Resolution)	Position & Number	Class and Number of Shares for Share Options	Number of Share Options	Paid-in Amount for Share Options	Price of Assets Invested at Exercise of Rights	Exercise Term of Share Options
2nd Share Options (Stock-based compensation stock options) (March 30, 2010)	1 Corporate Officer	1,600 common shares	16 share options	111,400 yen per share option	1 yen per share	May 11, 2010 to May 10, 2030
3rd Share Options (Stock-based compensation stock options) (March 29, 2011)	4 Corporate Officers	5,600 common shares	56 share options	101,000 yen per share option	1 yen per share	May 10, 2011 to May 9, 2031

4. Directors and Officers of the Company
(1) Names and Positions of Directors and Corporate Auditors
Position	Name	Area of Responsibility and Other Important Positions
Representative Director & President	Michael Coombs	Group COO. of Transformation Group
Director & Managing Corporate Officer	Akimune Ozaki	Grp. COO of Corporate Administration Grp. Internal Control in-charge
Director & Managing Corporate Officer	Yukio Narai	Grp. COO of Sales and Marketing Grp.
Director & Corporate Officer	Kazuhiro Nonoyama	Executive GM of Chubu Regional Office GM of Chukyo Area Sales & Marketing Div. and GM of General Affairs & Administration Dept. Chubu Regional Office
Director	Irial Finan	Executive VP & President Bottling Investments Group, The Coca-Cola Company
Director	Haruhiko Inagaki	Representative Director & President Hokuriku Coca-Cola Bottling Co., Ltd. Outside Director, Fushiki Kairiku Unso Co.,Ltd.
Director	Hidekazu Asakura	Representative Director & President Mitsubishi Heavy Industries Food & Packing Machinery CO, LTD.
Senior Corporate Auditor	Toshiyuki Arakawa
Senior Corporate Auditor	Yoshio Kondo
Corporate Auditor	Kenichi Sano	Vice President in charge of Legal Affairs Coca-Cola (Japan) Company, Ltd.
Corporate Auditor	Haraomi Kondo	Vice President of Operation Finance Coca-Cola (Japan) Company, Ltd.

Notes:
1.	Director Irial Finan, Director Haruhiko Inagaki and Director Hidakazu Asakura are Outside Directors stipulated in Article 2-15 of the Companies Act.
2.	Senior Corporate Auditor Yoshio Kondo and Corporate Auditor Kenichi Sano and Corporate Auditor Haraomi Kondo are Outside Auditors stipulated in Article 2-16 of the Companies Act.
3.
The Company has submitted to Tokyo Stock Exchange Group Inc. and Nagoya Stock Exchange Group Inc. that Director Haruhiko Inagaki and Director Hidekazu Asakura and Senior Corporate Auditor Yoshio Kondo are independent officers.

4.
Senior Corporate Auditor Toshiyuki Arakawa has long years of experience at the Accounting Dept. of the Company, Senior Corporate Auditor Yoshio Kondo has an experience as an auditor with Meidi-Ya Co., Ltd., Corporate Auditor Kenichi Sano has been engaged with legal affairs at Coca-Cola (Japan) Company, Ltd. and Corporate Auditor Haraomi Kondo has been engaged with finance business at Coca-Cola (Japan) Company, Ltd. and all of them have appreciable extent of knowledge in finance and accounting.

5.	Transfer of Directors and Corporate Auditors during FY 2012
(1)
At the 10th Term of Annual Shareholders Meeting held on March 29, 2011, Mr. Michael Coombs, Mr. Kazuhiro Nonoyama, Mr. Irial Finan, Mr. Haruhiko Inagaki and Mr. Hidekazu Asakura were elected as Director and Mr. Kenichi Sano and Mr. Haraomi Kondo were elected as Corporate Auditors and all of them assumed the respective positions.

(2)
At the closing of the 11th Term of Annual Shareholders Meeting held on March 28, 2012, Mr. Kenzo Takahashi and Mr. Nobuo Sugata, Mr. Toshiaki Ohno, Mr. Kunio Hishida, Mr. Motoichi Yonei, Mr. Masahiko Uotani, Mr. Seishi Usuda retired as their terms as Director were expired.

(3)	At the closing of the 11th Term of Annual Shareholders Meeting held on March 28, 2012, Mr. Shinya Tanimura and Mr. Kazuyuki Masu retired from Corporate Auditors.
(4)	After the closing of the above Annual Shareholders Meeting, the Board of Directors resolved that Mr. Michael Coombs was elected and assumed the Representative Director and President of the Company.

6. Corporate Officers (excluding those who double as Directors) are as below.

Position	Name	Area of Responsibility and Other Important Positions
Corporate Officer	Masaru Kamata	GM of Sales & Marketing Planning Div. GM of VS Planning Dept.
Corporate Officer	Seiji Hashimoto	GM of General Affairs and Personnel Dept.
Corporate Officer	Yutaka Chikamoto	GM of Corporate Sales Dept., Chukyo Area Sales & Marketing Div.
Corporate Officer	Masaaki Yamada	GM of VS Sales Dept., Fuji Area Sales & Marketing Div.
Corporate Officer	Yasuyuki Mori	GM of Chukyo Area VS Sales Dept.
Corporate Officer	Yoshiyuki Saito	GM of OTC Planning Dept.
Corporate Officer	Yutaka Sugita	GM of Accounting Dept.
Corporate Officer	Takashi Atsumi	GM of Corporate Planning Dept.
Corporate Officer	Noriyuki Chiyoda	GM of System Transformation Office
Corporate Officer	Kannan Sethuraman	GM of Business Transformation Office GM of Central Transformation Office
Corporate Officer	Naruhiko Kawamoto	Deputy Grp. COO. of Corporate Administration Group

(1) Kannan Sethuraman was appointed as the corporate officer as of May 7th, 2012.
(2) Naruhiko Kawamoto was appointed as the corporate officer as of September 1st, 2012.

7. Directors, Corporate Auditors and Corporate Officers after closing of FY 2012
The structure of Directors, Corporate Auditors and Corporate Officers as of January 1st, 2013, is as below.
Position	Name	Area of Responsibility and Other Important Positions
Representative Director and President	Michael Coombs	Grp. COO. of Transformation Grp.
Director Managing Corporate Officer	Akimune Ozaki	Grp. COO. of Corporate Administration Grp. Internal Control in-charge
Director Managing Corporate Officer	Yukio Narai	Grp.COO. of Sales & Marketing Grp.
Director Corporate Officer	Kazuhiro Nonoyama	Executive GM of Chubu Regional Office GM of Chukyo Area Sales & Marketing Div. and GM of General Affairs & Administration Dept. Chubu Regional Office
Director	Irial Finan	Executive VP & President Bottling Investments Group, The Coca-Cola Company
Director	Haruhiko Inagaki	Representative Director & President Hokuriku Coca-Cola Bottling Co., Ltd. Outside Director, Fushiki Kairiku Unso Co.,Ltd.
Director	Hidakazu Asakura	Representative Director & President Mitsubishi Heavy Industries Food & Packing Machinery CO, LTD.
Senior Corporate Auditor	Toshiyuki Arakawa
Senior Corporate Auditor	Yoshio Kondo
Corporate Auditor	Kenichi Sano	Vice President in charge of Legal Affairs Coca-Cola (Japan) Company, Ltd.
Corporate Auditor	Haraomi Kondo	Vice President of President’s Office Coca-Cola (Japan) Company, Ltd.
Corporate Officer	Masaru Kamata	Assistant to Grp. COO of Sales & Marketing Grp.
Corporate Officer	Seiji Hashimoto	GM of Personnel Dept.
Corporate Officer	Yutaka Chikamoto	GM of OTC Sales Dept. Mgr. of CS Account Dept., Chukyo Area Sales & Marketing Div.
Corporate Officer	Masaaki Yamada	GM of Fuji Area Sales & Marketing Div.
Corporate Officer	Yasuyuki Mori	GM of VS Sales Dept., Fuji Area Sales & Marketing Div.
Corporate Officer	Yoshiyuki Saito	GM of Sales & Marketing Planning Div.
Corporate Officer	Yutaka Sugita	GM of Accounting Dept.
Corporate Officer	Takashi Atsumi	GM of Corporate Planning Dept.
Corporate Officer	Noriyuki Chiyoda	GM of System Transformation Office
Corporate Officer	Kannan Sethuraman	GM of Business Transformation Office
Corporate Officer	Naruhiko Kawamoto	Deputy Grp. COO. of Corporate Administration Grp. GM of General Affairs Dept.
Corporate Officer	Yohei Yasumi	GM of Central Transformation Office
(1)Yohei Yasumi was appointed as the corporate officer as of January 1st, 2013.

(2) Directors and Corporate Auditors’ Remuneration Amounts
14 Directors:	159 million yen (Of all Directors, 7 outside: 9 million yen)
6 CorporateAuditors:	48 million yen (Of all Corporate Auditors, 5 outside: 24 million yen)

Notes:
1. The above numbers included 7 Directors (Of the 7, 4 were Outside Directors) and 2 Corporate Auditors (both were Outside Directors) who retired at the closing of the 11th Term Annual Shareholders Meeting held on March 28, 2012.
2. Directors’ remuneration amounts, etc. include 13 million yen of share options granted to 7 Directors (excluding Outside Directors) as stock options and 22 million yen of Officers’ bonus for FY 2012 granted to 4 Directors.

(3) Outside Officers
a. Other Important Concurrent Positions at Other Companies and Relationship between the Company and the Companies
Position	Name	Other Important Positions
Director	Irial Finan	Executive VP & President Bottling Investments Group, The Coca-Cola Company
Director	Haruhiko Inagaki	Representative Director & President Hokuriku Coca-Cola Bottling Co., Ltd. Outside Director, Fushiki Kairiku Unso Co.,Ltd.
Director	Hidekazu Asakura	Representative Director & President Mitsubishi Heavy Industries Food & Packing Machinery CO, LTD.
Corporate Auditor	Kenichi Sano	Vice President in charge of Legal Affairs Coca-Cola (Japan) Company, Ltd.
Corporate Auditor	Haraomi Kondo	Vice President of Operation Finance Coca-Cola (Japan) Company, Ltd.
Note:
The relationship between the Company and the companies which the Outside Officers have assumed important positions are as below.

1.	The Company has concluded an agreement for manufacture and sales of Coca-Cola Products and usage of the trademarks, etc. and the Capital and Business Alliance Agreement with The Coca-Cola Company.
2.	The Company has a business relationship such as product purchase with Hokuriku Coca-Cola Bottling Co., Ltd.
3.	The Company has a business relationship such as manufacturing equipment purchase with Mitsubishi Heavy Industries Food & Packing Machinery CO, LTD.
4.
The Company has a business relationship such as receipt of sales promotion rebate with Coca-Cola (Japan) Company Ltd. and also has concluded an agreement regarding manufacture and sales of Coca-Cola Products and usage of the trademarks, etc.

b. Major Activities of Outside Officers
Position	Name	Major Activities
Director	Irial Finan
He has attended all the 8 Board of Directors Meetings held since taking office and given managerially useful advice for the Company based on his abundant experience and from neutral and objective viewpoints as an Outside Director.

Director	Haruhiko Inagaki
He has attended 7 out of 8 Board of Directors Meetings held since taking office and given managerially useful advice for the Company based on his abundant experience and from neutral and objective viewpoints as an Outside Director.

Director	Hidekazu Asakura
He has attended 7 out of 8 Board of Directors Meetings held since taking office and given managerially useful advice for the Company based on his abundant experience and from neutral and objective viewpoints as an Outside Director.

Senior Corporate Auditor	Yoshio Kondo
He has attended all the 10 Board of Directors Meetings and all the 14 Board of Auditors Meetings held in FY 2012 and given managerially useful advice for the Company based on his abundant experience and from neutral and objective viewpoints as an Outside Auditor.

Corporate Auditor	Kenichi Sano
He has attended  7 out of 8 Board of Directors Meetings and all the 11 Board of Auditors Meetings held since taking office and given managerially useful advice for the Company based on his abundant experience and from neutral and objective viewpoints as an Outside Auditor.

Corporate Auditor	Haraomi Kondo
He has attended 7 out of 8 Board of Directors Meetings and all the 11 Board of Auditors Meetings held since taking office and given managerially useful advice for the Company based on his abundant experience and from neutral and objective viewpoints as an Outside Auditor.

c. Summary of Agreements Limiting Liability
Regarding liability for damages stipulated in Article 423-1 of the Companies Act, the Company has concluded an agreement with Outside Director Irial Finan, Outside Director Haruhiko Inagaki Outside Director Hidekazu Asakura and Outside Auditor Kenichi Sano and Outside Auditor Haraomi Kondo for setting a certain limit of liability for damages in the case of good faith and not by gross negligence; the maximum limit in accordance with the said agreement shall be the minimum liability stipulated in Article 425-1 of the Companies Act.

5. Accounting Auditors
(1)	Name of Accounting Auditors: KPMG AZSA LLC

(2)	Accounting Auditors Remuneration Amount for FY 2012

a.	Remuneration for audits stipulated in Article 2-1 of Certified Public Accountants Act:	34 million yen

	Remuneration for businesses other than audits stipulated in Article 2-1 of Certified Public Accountants Act:	16 million yen

b.	Total of remuneration the Company and the subsidiaries shall pay and other property benefits:	50 million yen

Note: The Audit Agreement concluded by and between the Company and KPMG AZSA LLC does not clearly distinguish between the remuneration of audits in accordance with the Companies Act and audits in accordance with Financial Instruments and Exchange Act and they cannot be distinguished substantially so the remuneration amount is shown as a total amount of remuneration for the audits in FY 2012.

(3) Description of Non-Audit business
The Company outsources financial research service which is a business other than audit business stipulated in Article 2-1 of Certified Public Accountants Act (non-audit business), to the Accounting Auditors and pays them the remuneration for the work.

(4) Policies to Determine Dismissal or Refusal of Reappointment of Accounting Auditors
In cases when Accounting Auditors fall under either items stipulated in Article 340-1 of the Companies Act or they are deemed to be in a difficult situation to conduct appropriate audit for the Company such as when they are told to suspend operations by any regulatory agency, Corporate Auditors, based on their unanimous agreement, shall demand the Board of Directors to propose a dismissal or refusal of reappointment of the Accounting Auditors to be resolved at the Annual Shareholders Meeting.

6. Company Systems and Policies
(1) A system to ensure that Directors’ performance of their duties conforms to laws and regulations and the Articles of Incorporation and other systems to ensure appropriateness of operations

1) A system to ensure that Directors and employees’ performance of their duties conforms to laws and regulations and the Articles of Incorporation
The Company shall establish its “Employee Code of Conduct” to ensure that all the officers and employees of the Company and subsidiaries (Central Japan Logistics Co., Ltd., Central Japan Techno Service Co., Ltd., FV central Co., Ltd. and Coca-Cola Central Japan Products, Co., Ltd.) comply with laws and regulations and the Company’s Articles of Incorporation and behave conforming to social norms, and hold Compliance Committee Meeting regularly to enhance its compliance system and prevent non-compliance.

As an internal whistle-blowing system regarding non-compliance, the Company shall formulate its “Rules for Handling of Compliance-related Consultations” and establish a dedicated consultation desk separately from the reporting line to the direct manager.

The Company shall establish an Audit Office directly under the President to conduct audits to assess whether business activities are being conducted appropriately and effectively in conformity to laws and regulations, the Company’s Articles of Incorporation and internal regulations, etc.

With respect to anti-social forces, the Company shall stipulate in the “Employee Code of conduct” that the employees should take a firm attitude to them and never respond to any illegal requests and try to solve any situation by contacting the police.  Further, the Company shall educate its employees by providing internal training, etc. to ensure the employees’ awareness of the policy.

2) A system to retain and manage information related to Directors’ performance of their duties
The Company shall record information regarding Directors’ performance of their duties in a document or electronic medium, and retain it for a designated period of time along with statutory documents in accordance with the “Rules for Handling Documents” and “Information Security Policy”.  Documents, etc. shall be retained at each Dept. and Teams in charge and, with respect to documents of primary importance such as important contracts, original documents shall be retained at the General Affairs and Personnel Dept.  Directors and Corporate Auditors may inspect such documents, etc. at any time.

3)  Regulations and other systems concerning loss risk management
The Company shall manage risks in accordance with the “Risk Management Rules” and “Risk Management Manual”.  Further, as a part of the risk management system, the Company shall establish a Risk Management Committee that is chaired by the President and hold meetings regularly.  When a risk event occurs, the Company shall call an extraordinary committee meeting to promptly respond to it.

Further, the Company shall form a “Freshness Committee” that is comprised of the relevant divisions related to sales and marketing, distribution, quality, etc. in order to offer “secure and safe products” to customers and conduct quality assurance activities to ensure improvement of quality assurance in order to foster better understanding about importance of quality assurance.

4) A system to ensure efficiency of Directors’ performance of their duties
With respect to annual management policy and targets determined by the Board of Directors, progress shall be confirmed regularly at meetings of the Board of Directors.  With respect to an important matter not requiring the Board of Directors’ resolution; the Board of Directors shall delegate its authority to the Board of Full-time Officers in order to accelerate decision-making and ensure more agile performance of duties.  Further, Directors’ term of office shall be one year and, by clarifying a single-year management responsibility, the Company shall reinforce the function of the Board of Directors.

5) A system to ensure appropriateness of operations in a corporate group
In accordance with the “Regulations on management of affiliated companies”, the Company shall determine Officers and divisions in charge of the subsidiaries (Central Japan Logistics Co., Ltd., Central Japan Techno Service Co., Ltd., FV central Co., Ltd. and Coca-Cola Central Japan Products, Co., Ltd.) and cooperate with the subsidiaries through dispatching of a Director or Auditor to confirm the status of performance of duties of the subsidiaries as needed, including their compliance system.

6) A system to ensure appropriateness of financial reporting
For the appropriate disclosure of financial statements, the Company shall establish a division in charge thereof to ensure enhancement of its internal system including development of relevant regulations, etc. and build a mechanism to regularly assess and report the design and operation effectiveness of the internal system.

7) A system for supporting employees where Corporate Auditors request for assignment to support Corporate Auditors’ duties and matters concerning independence of the supporting employees from Directors
With respect to supporting employees for Corporate Auditors, Corporate Auditors may request Grp. COO. of Corporate Administration Grp. to send supporting employees where necessary and Grp. COO. of Corporate Administration Grp. and Corporate Auditors shall exchange opinions on the relevant personnel affairs.  The supporting employees shall not act under the instruction of Directors or GM of  General Affairs & Personnel Dept., etc. with respect to instructions given by Corporate Auditor.

8) A system for Directors and employees to report to Corporate Auditors and other systems relating to reports to be provided to Corporate Auditors

Directors shall report to Corporate Auditors without delay in accordance with internal regulations on a material consequence or a non-compliance event which may occur in addition to statutory matters and Corporate Auditors may request Directors to report where necessary.

9) Other system to ensure that Corporate Auditors’ audit is conducted effectively

The Representative Director and Corporate Auditors shall hold a meeting to exchange opinions regularly to facilitate communication between the parties.
Directors shall develop a supportive environment for Corporate Auditors so that they can cooperate with external experts such as lawyers, CPAs, etc. where they admit it necessary in performing their duties.

Consolidated Balance Sheets
(as of December 31, 2012)

(Unit:  millions of yen)
Accounts	Amount	Accounts	Amount
(Assets)		(Liabilities)
Current assets	48,437	Current liabilities	20,062
Cash and deposits	6,017	Accounts payable-trade	7,676
Notes and accounts receivable-trade	13,652	Lease obligations	336
Short-term investment securities	16,000	accounts payable-other and accrued expenses	8,456
Merchandise and finished goods	6,593	Income taxes payable	1,308
Raw materials and supplies	495	accrued consumption taxes	359
Deferred tax assets	347	Provision for directors' bonuses	42
Short-term loans receivable	319	Other	1,882
Accounts receivable-other	3,610	Noncurrent liabilities	5,262
Other	1,407	Lease obligations	464
Allowance for doubtful	(6)	Provision for retirement benefits	2,870
Noncurrent assets	64,347	Provision for directors' retirement benefits	59
Property, plant and equipment	53,233	Provision for environmental measures	85
Buildings and structures, net	14,164	Deferred tax liabilities	1,187
Machinery equipment And Vehicles	4,786	Other	595
Sale equipment, net	14,367	Total Liabilities	25,324
Tools, furniture and fixtures	417	(Net assets)
Land	18,681	Shareholders' equity	87,183
Lease assets	770	Capital stock	6,499
Construction in progress	45	Capital surplus	24,805
Intangible assets	1,499	Retained earnings	57,041
Other	1,499	Treasury stock	(1,163)
Investments and other assets	9,614	Valuation and translation adjustments	233
Investment securities	1,658	Valuation difference on available-for-sale securities	233
Stocks of subsidiaries and affiliates	886	Subscription rights to shares	44
Long-term loans receivable	1,033
Prepaid pension cost	2,337
Deferred tax assets	714
Other	3,078
Allowance for doubtful accounts	(94)	Total Net assets	87,461
Total Assets	112,785	Total Liabilities and net assets	112,785
(Amounts of less than one million yen are rounded down to the nearest million yen)

Consolidated Profit & Loss Statements
(from January 1, 2012
to December 31, 2012)

(Unit: millions of yen)
Accounts	Amounts
Net sales		193,794
Cost of sales		117,167
Gross profit		76,626
Selling, general and administrative expenses		73,238
Operating income		3,387
Non-operating income
Interest income	40
Dividends income	37
Rent income	128
Equity in earnings of affiliates	87
Gain on sales of valuable wastes	114
Miscellaneous income	83	492
Non-operating expenses
Interest expenses	15
Rent expenses	50
Capital stock expenses	53
Miscellaneous loss	46	166
Ordinary income		3,713
Extraordinary income
Gain on sales of noncurrent assets	10
Gain on sales of investment securities	37	48
Extraordinary loss
Loss on sales and retirement of noncurrent assets	551
Impairment loss	6
Loss on sales of investment securities	17
Loss on valuation of investment securities	19
Loss on sales of Golf Club membership	2
Loss on valuation of Golf Club membership	0
Special retirement expenses	7
Loss on shared contribution resulting from abandonment of assets	150
Provision for environmental measures	7	763
Income before income taxes		2,998
Income taxes-current	1,848
Income taxes-deferred	(481)	1,367
Income before minority interests		1,630
Net income		1,630
(Amounts of less than one million yen are rounded down to the nearest million yen)

Consolidated Statements of Changes in Net Assets
(from January 1, 2012
to December 31, 2012)

(Unit: millions of yen)
	Shareholders’ Equity					Valuation and Translation Adjustments
	Capital Stock	Capital Surplus	Retained Earnings	Treasury Stock	Total Shareholders Equity	Valuation Difference on Available-for-Sale Securities	Subscription Rights to Shares	Net Assets
Balance as of January 1st,2012	6,499	24,815	56,998	(1,209)	87,104	69	58	87,231
Changes of items during the period
Dividends from surplus			(1,588)		(1,588)			(1,588)
Net income			1,630		1,630			1,630
Purchase of treasury stock				(0)	(0)			(0)
Disposal of treasury stock		(9)		46	37			37
Net changes of items other than shareholders’ equity					–	164	(14)	150
Total changes of items during the period	-	(9)	42	46	79	164	(14)	229
Balance as of December 31st 2012	6,499	24,805	57,041	(1,163)	87,183	233	(44)	87,461
(Amounts of less than one million yen are rounded down to the nearest million yen)

Notes to Consolidated Financial Statements

Notes to significant matters which constitute the basis for preparation of the consolidated financial statements
1. Scope of consolidation: All the subsidiaries are included in the consolidation scope.
Number of consolidated subsidiaries: 4
1. Central Japan Logistics Co., Ltd.
2. Central Japan Techno Service Co., Ltd.
3. FV Central Co., Ltd.
4. Coca-Cola Central Japan Products Co., Ltd.

2. Application of equity method
Number of the affiliated companies with equity method applied: 1
1. Coca-Cola East Japan Products Co., Ltd.

3. Fiscal year of consolidated subsidiaries, etc.
The fiscal year of consolidated subsidiaries is same as that of the consolidated financial closing date.

4. Accounting standards
(1) Valuation standards and methods for significant assets
1) Securities: Other securities
Securities with available fair market values：
Market value method based on the market value, etc. as at the end of the fiscal year
(Valuation differences are to be reported as a component of shareholders’ equity and the cost of products sold is to be calculated by using the moving average method.)
Securities without market value：
Cost method based on the moving average method

2) Inventory assets: Mainly by gross average method or cost method based on the moving average method
(Balance sheet amount are calculated by the inventory write-down method to reflect the decline of profitability)

(2) Depreciation method used for significant depreciable assets
1) Tangible fixed assets: Old declining balance method
(Excluding the lease assets) Old straight-line method for buildings
(excluding the equipment attached to buildings) acquired after April 1st, 1998.
Durable years of the major items are as follows.
Buildings:	3-50 years
Machineries & equipments:	4-17 years
Sales equipments:	5-6 years

2) Intangible fixed assets: Straight-line method
(Excluding the lease assets)
Straight-line method based on the Company’s available years (5 years) for software
3) Lease assets: Lease assets with financial lease that do not transfer ownership
Lease assets are depreciated by the straight-line method based on the lease period as the durable years and the residual value is zero.
4) Long-term prepaid expenses: Fully depreciated within the period

(3) Basis for recording significant allowance
1)
Allowance for doubtful accounts: Estimated and recorded unrecoverable amounts of general accounts receivables based on the loan loss ratio and specific receivables such as doubtful accounts receivables based on individual collectability in order to prepare for bad debts loss of receivables such as accounts receivable-trade

2)	Allowance for officers’ bonuses: Recorded an estimated amount at as of the end of the current consolidated year in order to prepare for the payment of bonuses for officers.
3)
Allowance for retirement benefits for employees: Recorded an estimated amount at as of the end of the current consolidated fiscal year based on the retirement benefit obligations and estimated pension assets at as of the end of the current consolidated fiscal year in order to prepare for the payment of retirement benefits for employees.  Allocated actuarial differences by the straight-line method using a specific number of years (13 years) within employees’ average remaining service years and recorded the amount as expenses at the following consolidated fiscal year onwards. Allocated prior service obligations by the straight-line method using a specific number of years  (13 years) within employees’ average remaining service years and recorded the amount as expenses.

4)
Allowance for retirement benefits for officers: Posted an estimated amount at as of the end of the current consolidated year in accordance with Bylaw concerning Retirement Benefits for Officers in order to prepare for the payment of retirement benefits for officers

5)
Allowance for environmental measures: Posted an estimated incurred amount at as of the end of the current consolidated year in order to prepare for disposing polychlorinated biphenyl waste kept in storage

(4) Other significant matters for preparation of the consolidated financial statements
Accounting treatment for consumption tax, etc.: Before-tax method is applied.

(5) Changes in accounting policies, accounting estimate or restatement
Since 2012, the Group has applied the “Accounting Standard for Earnings per Share” (ASBJ Statement No. 2, issued on June 30, 2010) and “Guidance on Accounting Standard for Earnings per Share” (ASBJ Guidance No. 4, issued on June 30, 2010.)

5. Additional information
Application of the “Accounting Standard for Accounting Changes and Error Corrections” etc.
The company applies the “Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Statement No 24, issued on December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No 24, issued on December 4, 2009) to an accounting change or error correction that is made at the beginning of FY 2012.

Note to Consolidated Balance Sheet
1. Cumulative depreciation of tangible fixed assets: 115,023 million yen

Notes to Consolidated Statements of Changes in Net Assets

1. Type and total number of issued shares
	Start of Consolidated 2012	Consolidated 2012	Consolidated 2012	End of Consolidated 2012
	No. of Shares	Increase in shares	Decrease in shares	No. of Shares
No. of issued shares Common share	45,003,495 Shares	－	－	45,003,495 Shares
Total	45,003,495	－	－	45,003,495

2. Dividends
(1) Dividends paid
Resolution	Type of Share	Total Dividends (Million yen)	Dividends per Share (yen)	Base Date	Effective Date
March 28, 2012
Annual Shareholders Meeting	Common share	793	18	December.31,2011	March 29, 2012
August 7, 2012
Board of Directors Meeting	Common share	794	18	June.30,2012	September 7, 2012

(2) Of the dividends which base date is in the current consolidated fiscal year,  dividends which effective date is in the following consolidated fiscal year
Resolution	Type of Share	Dividend Resource	Total dividends (million yen)	Dividends per Share (yen)	Base Date	Effective Date
March 28, 2013 Anuual Shareholders Meeting	Common share	Retained earnings	794	18	December 31,2012	March 29, 2013

3. Share options, etc
Share options as stock options
Residual value of share options at the end of the current consolidated fiscal year:
Parent Company: 44 million yen

Notes to financial Instruments
1. Status of financial instruments
The Group conducts asset management using only highly secure and short-term financial services and deposits, etc. with the aim to manage extra funds but no speculative transactions.
In addition, the Group finances mainly by borrowing from financial institutions such as banks and issuance of commercial paper.
Notes receivable & accounts receivable-trade and accounts receivable trade-other are at credit risk of our customers but the Group controls the due date and residual value for each customer in order to grasp the collectability in an early stage and minimize the bad debt risk.
Securities are negotiable deposits of highly credible financial institution, thus the credit risk is de-minimis.
Most of our investment securities are mainly those of the companies which we have business relationship and the Group verifies the market value and financial positions of the issuing companies on a regular basis.
Payment due date for most of the account payable-trade, accounts payable-other & accrued expenses payable are within four months.

2. Market values, etc. of financial instruments
The consolidated balance sheet amount, market value and variance between the two as at December 31, 2012 are as follows.  The below chart does not include the financial instruments which market value is deemed to be extremely difficult to obtain.   (Please refer to Note: 2)
(Unit: MM yen)
	B/S Sheet Amount	Market Value	Variance
(1) Cash & Deposits	6,017	6,017	－
(2) Notes receivable & Accounts receivable-trade	13,652	13,652	－
(3) Securities	16,000	16,000	－
(4) Accounts receivable-other	3,610	3,610	－
(5) Investment account securities	1,425	1,425	－
Total Assets	40,705	40,705	－
(1) Account payable-trade	7,676	7,676	－
(2) Accounts payable-other & accrued expenses payable	8,456	8,456	－
(3) Income tax payable, etc.	1,308	1,308	－
Total Liabilities	17,441	17,441	－

Notes to calculation method of market value of financial instruments and securities
Assets:
(1)	Cash & deposits, (2) notes receivable & accounts receivable-trade and (4) accounts receivable-other
The market value of the above items is almost equivalent to the book value as they are settled in a short-term, thus shown as at the book value.
(3)	Securities
The market value of the above items are almost equivalent to the book value as they are negotiable deposits of highly credible financial institutions settled in a short-term, thus shown as at the book value.
(5)	Investment securities
Investment securities are stocks, thus shown as the stock exchange value.

Liabilities:
(1) Account payable-trade, (2) accounts payable-other & accrued expenses payable and (3) Income tax payable
The market value of the above items is almost equivalent to the book value as they are settled in a short-term, thus shown as at the book value.

Note: The below chart “2. Market values, etc. of financial instruments” does not include the unlisted shares (233 million yen of consolidated balance sheet amount) and affiliated companies’ shares (886 million yen of consolidated balance sheet amount) as they have no available market value and are deemed to be extremely difficult to obtain.

Note to lease property
The statement is omitted as the total amount of lease property as of the end of the current consolidated fiscal year has less significance.

Note to asset retirement obligation
The statement is omitted as the total amount of asset retirement obligation as of the end of the current consolidated fiscal year has less significance.

Note to per share information
1. Net asset per share	1,980.36 yen
2. Net income per share for the current year	36.95 yen

The calculation basis for the net income per share for the current year is as follows.
Net income for the year	1,630 million yen
Amount not belong to ordinary shareholders	－ million yen
Net income for the current year for common shares	1,630 million yen
Average number of shares for common shares during the term	44,134,021 shares

 Note to Additional Information
Business Integration of the 4 Companies, the Company, Mikuni Coca-Cola Bottling Co., Ltd.,Tokyo Coca-Cola Bottling Co., Ltd. and Tone Coca-Cola Bottling Co., Ltd.The Company, Mikuni Coca-Cola Bottling Co., Ltd. (hereinafter “Mikuni”), Tokyo Coca-Cola Bottling Co., Ltd. (hereinafter “Tokyo”)  and Tone Coca-Cola Bottling Co., Ltd. (hereinafter “Tone”) “the Company, Mikuni, Tokyo and Tone are hereinafter collectively referred to as “K4”)
entered into the Integration Agreement as of December 14, 2012 and the Share Exchange Agreement under which the shares will be exchanged to make the Company a wholly owning parent company and Mikuni, Tokyo and Tone the wholly owned subsidiary companies effective from July 1, 2013, upon the Board of Directors resolutions of the Company and Mikuni, Tokyo and Tone on December 14, 13 and 12, 2012, respectively.
In addition, the Company has prepared the incorporation-type company split plan to transfer the rights and obligations except the Group’s corporate management business and property management business to “Coca-Cola East Japan Co., Ltd.” which is the company incorporated through the incorporation-type company split. The Company will propose the amendment of the Articles of Incorporation to change its trade name to “Coca-Cola East Japan,” etc., election of directors, the Share Exchange Agreement and the Split Plan, etc. to the Board of Directors Meeting to be held on March 28, 2013.

Non-Consolidated Balance Sheets
(as of December 31, 2012)

(Unit:  millions of  yen)
Accounts	Amount	Accounts	Amount
(Assets)		(Liabilities)
Current assets	44,090	Current liabilities	19,838
Cash and deposits	5,494	Accounts payable-trade	5,974
Notes receivable-trade	4	Lease obligations	256
Accounts receivable-	11,638	Accounts payable-other	7,932
Short-term investment securities	16,000	Accrued expenses	360
Merchandise	5,238	Income taxes payable	1,010
supplies	357	Accrued consumption taxes	287
Prepaid expenses	1,146	Deposits received	3,734
Deferred tax assets	288	Unearned revenue	27
Short-term loans receivable	318	Provision for directors' bonuses	22
Accounts receivable-other	3,389	Other	231
Other	220	Noncurrent liabilities	4,963
Allowance for doubtful accounts	(6)	Lease obligations	316
Noncurrent assets	68,096	Provision for retirement benefits	1,118
Property, plant and equipment	56,830	Provision for environmental measures	85
Buildings	12,933	Deferred tax liabilities	2,870
Structures	1,067	Other	573
Machinery and equipment	4,762	Total liabilities	24,801
Vehicles	0	(Net assets)
Sales equipment	13,414	Shareholders' equity	87,107
Tools, furniture and fixtures	404	Capital stock	6,499
Land	23,653	Capital surplus	78,322
Lease assets	548	Legal capital surplus	63,335
Construction in progress	45	Other capital surplus	14,986
Intangible assets	1,454	Retained earnings	3,449
Software	525	Other retained earnings	3,449
Other	929	Reserve for advanced depreciation of noncurrent assets	281
Investments and other assets	9,811	General reserve	200
Investment securities	1,669	Retained earnings brought forward	2,967
Stocks of subsidiaries and affiliates	1,860	Treasury stock	(1,163)
Investments in capital	3	Valuation and translation adjustments	234
Long-term loans receivable	1,031	Valuation difference on available-for-sale securities	234
Claims provable in bankruptcy, claims provable in rehabilitation	8	Subscription rights to shares	44
Long-term prepaid expenses	1,967
Prepaid pension cost	2,337
Other	1,026
Allowance for doubtful accounts	(91)	Total net assets	87,385
Total Assets	112,187	Total liabilities and net assets	112,187
(Amounts of less than one million yen are rounded down to the nearest million yen)

Non-Consolidated Profit & Loss Statements
(from January 1, 2012
to December 31, 2012)
(Unit: millions of yen)
Accounts	Amount
Net sales		171,461
Cost of sales		101,795
Gross profit		69,665
Selling, general and administrative expenses		67,939
Operating income		1,726
Non-operating income
Interest income	26
Dividends income	1,007
Rent income	312
Gain on sales of valuable wastes	108
Other	75	1,531
Non-operating expenses
Interest expenses	11
Capital stock expenses	53
Rent expenses	209
Other	44	318
Ordinary income		2,939
Extraordinary income
Gain on sales of noncurrent assets	10
Gain on sales of investment securities	37	48
Extraordinary loss
Loss on sales and retirement of noncurrent assets	548
Impairment loss	6
Loss on sales of investment securities	17
Loss on valuation of investment securities	19
Loss on sales of Golf Club membership	2
Loss on valuation of Golf Club membership	0
Special retirement expenses	7
Loss on shared contribution resulting from abandonment of assets	150
Provision for environmental measures	7	760
Income before income taxes		2,226
Income taxes-current	1,154
Income taxes-deferred	(511)	642
Net income		1,583
(Amounts of less than one million yen are rounded down to the nearest million yen)

Non-Consolidated Statements of Changes in Net Assets
(from January 1, 2012
to December 31, 2012)
(Unit: millions of yen)
	Shareholders’ Equity
		Capital Surplus		Retained Earnings
				Other Retained Earnings
	Capital Stock	Legal Capital Surplus	Other Capital Surplus	Reserve for Advanced Depreciation of Noncurrent Assets	General Reserve	Retained Earnings Brought Forward
Balance as of January 1st, 2012	6,499	63,335	14,995	281	200	2,972
Changes of items during the period
Dividends from surplus						(1,588)
Provision of reserve for advanced depreciation of noncurrent assets
Net income						1,583
Purchase of treasury stock
Disposal of treasury stock			(9)
Net changes of items other than shareholders' equity
Total changes of items during the period	–	–	(9)	–	–	(4)
Balance as of December 31st 2012	6,499	63,335	14,986	281	200	2,967

	Shareholders’ Equity		Valuation and translation adjustments	Subscription	Net
	Treasury Stock	Total Shareholders Equity	Valuation Difference on Available-for-Sale Securities	Rights to Shares	Assets
Balance as of January 1st, 2012	(1,209)	87,075	69	58	87,202
Changes of items during the period
Dividends from surplus		(1,588)			(1,588)
Provision of reserve for advanced depreciation of noncurrent assets		–			–
Net income		1,583			1,583
Purchase of treasury stock	(0)	(0)			(0)
Disposal of treasury stock	46	37			37
Net changes of items other than shareholders' equity		–	164	(14)	150
Total changes of items during the period	16	32	164	(14)	182
Balance as of December 31st 2012	(1,163)	87,107	234	44	87,385
(Amounts of less than one million yen are rounded down to the nearest million yen)

Notes to Non-Consolidated Financial Statements
Notes to matters regarding the significant accounting policies

1. Valuation standards and methods for assets
1) Valuation standards and methods for securities
Shares of the subsidiaries and affiliated companies: Cost method based on the moving-average method
Other securities: Securities with available fair market values:
Market value method based on the market value, etc. as at the end of the fiscal year
(Valuation differences are to be reported as a component of shareholders’ equity and the cost of products sold is to be calculated by using the moving average method.)
Securities without market value:
Cost method based on moving-average method

2) Valuation standards and methods for inventory assets:
Mainly by gross average method or cost method based on the moving average method Products
(Balance sheet amount are calculated by the inventory write-down method to reflect the decline of profitability)
Finished product: Cost method based on the gross average method
(Balance sheet amount are calculated by the inventory write-down method to reflect the decline of profitability)
Supplies: Cost method based on the moving average method
(Balance sheet amount are calculated by the inventory write-down method to reflect the decline of profitability)

2. Depreciation method used for fixed assets
1) Tangible fixed assets: Old declining balance method
(Excluding the lease assets) Old straight-line method for buildings (excluding the equipment attached to buildings) acquired after April 1st, 1998.
Durable years of the major items are as follows.
Buildings: 3-50 years
Machineries & equipments: 4-17 years
Sales equipments: 5-6 years
Intangible fixed assets: Straight-line method
(Excluding lease assets)
Straight-line method based on the Company’s available years (5 years) for software
Lease assets: Lease assets with financial lease that do not transfer ownership
Lease assets are depreciated by the straight-line method based on the lease period as the durable years and the residual value is zero.
Long-term prepaid expenses: Fully depreciated within the period

3. Basis for recording significant allowance
Allowance for doubtful accounts: Estimated and recorded unrecoverable amounts of general accounts receivables based on the loan loss ratio and specific receivables such as doubtful accounts receivables based on individual collectability in order to prepare for bad debts loss of receivables such as accounts receivable-trade.
Allowance for officers’ bonuses: Recorded an estimated amount at as of the end of the current consolidated year in order to prepare for the payment of bonuses for officers.
Recorded an estimated amount at as of the end of the current consolidated fiscal year based on the retirement benefit obligations and estimated pension assets at as of the end of the current consolidated fiscal year in order to prepare for the payment of retirement benefits for employees.  Allocated actuarial differences by the straight-line method using a specific number of years (13 years) within employees’ average remaining service years and recorded the amount as expenses at the following fiscal year onwards.  Allocated prior service obligations by the straight-line method using a specific number of years (13 years) within employees’ average remaining service years and recorded the amount as expenses.
Allowance for environmental measures: Posted an estimated incurred amount at as of the end of the current consolidated year in order to prepare for disposing polychlorinated biphenyl waste kept in storage.

4. Other significant matters which constitute the basis for preparation of the financial statements
Accounting treatment for consumption tax, etc.: Before-tax method is applied.

5. Changes in accounting policies, accounting estimate or restatement
Since 2012, the company has applied the “Accounting Standard for Earnings per Share” (ASBJ Statement No. 2, issued on June 30, 2010) and “Guidance on Accounting Standard for Earnings per Share” (ASBJ Guidance No. 4, issued on June 30, 2010.)

6. Additional information
Application of the “Accounting Standard for Accounting Changes and Error Corrections” etc.
The Company applies the “Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Statement No 24, issued on December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No 24, issued on December 4, 2009) to an accounting change or error correction that is made at the beginning of FY 2012.

Notes to Balance sheet
1. Cumulative depreciation amount of tangible fixed assets	111,038 million yen
2. Monetary claims & obligations to the affiliated companies
Short-term monetary claims	982 million yen
Short-term monetary obligation	9,186 million yen
Long-term monetary obligation	71 million yen

Notes to Profit and loss statements
1. Volume of transaction with affiliated companies
Net sales	8,405 million yen
Purchase amount	111,888 million yen
Volume of other operating transaction	11,746 million yen
Volume of non-operating transaction	1,953 million yen

Notes to Statements of Changes in Net Assets
1. Type and number of treasury shares
	Start of FY 2012	FY 2012	FY 2012	End of FY 2012
	No. of Shares	Increase in Shares	No. of Minority Shares	No. of Shares
Treasury Shares Ordinary Shares	895,406 Shares	775 Shares	34,735 Shares	861,446 Shares
Total	895,406	775	34,735	861,446
Notes:
1.	The number of treasury shares increased due to purchase of broken lot.
2.	The number of treasury shares decreased due to disposal in cases when a demand purchase is made by a holder of shares less than one unit and stock options are exercised.

Notes to deferred tax accounting
1.	Breakdown of major factors for deferred tax assets and deferred tax liabilities
(1) Current Assets
Deferred tax assets
Accrued business tax & accrued business facility tax	116 million yen
Others	171 million yen
Total deferred tax assets	288 million yen
(2) Fixed liabilities
Deferred tax assets
Allowance for retirement benefits	398 million yen
Transfer of securities to retirement benefit trust	80 million yen
Inclusion of dividends received from pension assets	193 million yen
Appraisal loss of golf course membership	101 million yen
Others	1,109 million yen
Sub-total of deferred tax assets	1,883 million yen
Valuation reserve	(715) million yen
Total deferred tax assets	1,167 million yen
Deferred tax liabilities
Fixed asset reduction reserve	(1,342) million yen
Gain on contribution of securities to retirement benefit trust	(493) million yen
Prepaid pension expense	(273) million yen
Evaluation difference of other securities	(129) million yen
Evaluation difference of assets received in a merger	(1,708) million yen
Others	(90) million yen
Total deferred tax liabilities	(4,038) million yen
Net deferred tax liabilities	(2,870) million yen

2.	Breakdown of major factors for significant variances exist between statutory effective tax ratio and burden ratio of corporate income tax, etc. after tax effect accounting
Statutory effective tax ratio	40.3%
(Adjustment)
Items never included in the profits, such as dividend received	(18.6)
Items never included in the losses, such as entertainment expenses	4.0
Inhabitant tax on per capita base amount	2.5
Impacts of changes in tax rates	1.2
Others	(0.6)
Burden ratio of corporate income tax, etc. after tax effect accounting	28.8%

Note: Leased fixed assets
1. Finance lease transaction
Lease assets with financial lease that do not transfer ownership
(1) Description of Lease Assets
Tangible Fixed Assets: Mainly, machineries and equipment, vehicles (vehicles and carriers), OA equipment (tools, furniture and fixtures)
(2) Depreciation methods for lease assets: Lease assets are depreciated by the straight-line method based on the lease period as the durable years and the residual value is zero.

2. Operating Lease Transaction
Amount equivalent to the residual value of unexpired lease expense at as of the end of the fiscal year Less than one year	30 million yen
More than one year	－ million yen
Total	30 million yen

Notes: Transactions with Related Parties
1. Subsidiaries and Affiliated Companies, etc.
Relationship	Name of Company, etc.	Voting Rights: Parent Company Ownership (%)	Business Domain	Relationship		Trading Item	Amount of Transaction (million yen)	Item of Account	Closing Balance (million yen)
				Officers’ Concurrent Duties	Business Relationship
Subsidiary	CJL	Direct 100%	Beverage business	Interlocking officers: 3	Outsource delivery of products	Outsource delivery operation	6,969	Accounts payable-other	603
Subsidiary	CJT	Direct 100%	Beverage business	Interlocking officers: 3	Outsource maintenance & repair of sales equipments	Outsource maintenance of sales equipments, etc.	4,406	Accounts payable-other	194
Subsidiary	FV Central	Direct 100%	Beverage business	Interlocking officers: 3	Sales of products	Sales of products	1,071	Accounts receivable-trade	76
Subsidiary	CCCJP	Direct 100%	Beverage business	Interlocking officers: 3	Outsource manufacture	Outsource manufacture	4,185	Accounts payable-other	469
Affiliated Company	CCEJP	Direct 25%	Beverage business	Interlocking officers: 2	Purchase of product	Purchase of products	107,564	Account payable-trade	5,357

The above transaction amounts do not include consumption tax, etc. whereas the closing balance includes consumption taxes, etc.
Transaction terms and policies to determine the transaction terms, etc.
Notes:
1. The Company determined transactions such as sales of products taking current market value into consideration.
2. The Company outsources businesses in accordance with the business outsourcing agreement concluded by and between the Company and each subsidiary.

Fellow subsidiaries, etc.

Relation	Name of Company, etc.	Voting Rights: Parent Company Ownership (%)	Business Domain	Relationship		Content of Transaction	Amount of Transaction (million yen)	Item of Account	Closing Balance (million yen)
				Officers’ Concurrent Duties	Business Relationship
Subsidiary of other affiliated company	CCJC (*)	-	Manufacture & sales of soft drink products	-	-	Income as promotion & rebate, etc.	21,099	Accounts receivable-other	2,770

The above transaction amounts do not include consumption tax, etc. whereas the closing balance includes consumption taxes, etc.
Transaction terms and policies to determine the transaction terms, etc.
(*)
The Company conducts transactions with Coca-Cola (Japan) Company in accordance with the agreement for manufacture and sales and trade mark usage, etc. of Coca-Cola and other products concluded with The Coca-Cola Company and Coca-Cola (Japan) Company.

Notes to per share information
1. Net assets per share	1,978.65 yen
2. Net income per share for the current year	35.89 yen
The calculation basis for the net income per share for the current year is as follows.
Net income for the year	1,583 million yen
Amount not belong to ordinary shareholders	－ million yen
Net income for the current year for common shares	1,583 million yen
Average number of shares for common shares during the term	44,134,021 shares

Note to Additional Information
Business Integration of the 4 Companies, the Company, Mikuni Coca-Cola Bottling Co., Ltd.,Tokyo Coca-Cola Bottling Co., Ltd. and Tone Coca-Cola Bottling Co., Ltd.
The Company, Mikuni Coca-Cola Bottling Co., Ltd., Tokyo Coca-Cola Bottling Co., Ltd.  and Tone Coca-Cola Bottling Co., Ltd. entered into the Integration Agreement as of December 14, 2012 and the Share Exchange Agreement effective from July 1, 2013.
Please refer to  Note to Additional Information , Notes to Consolidated Financial Statements” for more details.

Certified Copy of Accounting Auditors’ Audit Report (Consolidated Financial Statements)
Independent Auditors’ Audit Report
February 6, 2013

To Board of Directors of Coca-Cola Central Japan Company, Limited
KPMG AZSA LLC
	Designated Limited Liability Partner Managing Partner	CPA	Tetsuya Yamamoto ㊞
	Designated Limited Liability Partner Managing Partner	CPA	Naoshi Yamaguchi ㊞

We have audited Coca-Cola Central Japan Company Limited’s consolidated financial statements for FY 2012 (from January 1, 2012 to December 31, 2012) including the consolidated balance sheets as of December 31, 2012, the consolidated profit and loss statements, consolidated statements of changes in net assets, notes to consolidated financial statements in accordance with Article 444 of the Companies Act.

Management’s Responsibility for the Consolidated Financial Statements
The Company’s management is responsible for preparation and fair presentation of these consolidated financial statements in conformity with the corporate accounting standards generally accepted in Japan. It includes design and operating effectiveness of internal control judged by the management as necessary to prepare and fairly present these consolidated financial statements that are free from material misstatement due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements from an independent standpoint based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require us to prepare the audit plan and perform the audit based on the plan in order to obtain reasonable assurance about whether the consolidated financial statements are free from the material misstatement.
We performed procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. We selected and applied the audit procedures depend on the auditors’ judgment in the risk assessment of material misstatement of the consolidated financial statements due to fraud or error. The purpose of audit is not to express an opinion on the effectiveness of the Company’s internal control but we audited internal control relevant to preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. In addition, the audit also includes evaluating the overall presentation of the consolidated financial statements including the accounting principles and the application methods adopted by the management and accounting estimates conducted by the management.
We believe that we have obtained sufficient audit evidence to provide a basis for our audit opinion.

Audit Opinion
In our opinion, the above-mentioned consolidated financial statements fairly present, in all material respects, the assets and status of profit and loss of the Corporate Group consisted of Coca-Cola Central Japan Company Limited and its consolidated subsidiaries for FY 2012 in conformity to the corporate accounting standards generally accepted in Japan.

Vested Interest
There is no vested interest between the Company and KPMG AZSA LLC/ its Managing Partners which should be declared in accordance with Certified Public Accountants Law.

End

Certified Copy of Accounting Auditors’ Audit Report (Non-Consolidated Financial Statements)
Independent Auditors’ Audit Report
February 6, 2013

To Board of Directors of Coca-Cola Central Japan Company, Limited
KPMG AZSA LLC
	Designated Limited Liability Partner Managing Partner	CPA	Tetsuya Yamamoto ㊞
	Designated Limited Liability Partner Managing Partner	CPA	Naoshi Yamaguchi ㊞

We have audited Coca-Cola Central Japan Company Limited’s non-consolidated financial statements for the 12th term from January 1, 2012 to December 31, 2012, i.e. the non-consolidated balance sheets as of December 31, 2012, the non-consolidated profit and loss statements, non-consolidated statements of changes in net assets, notes to non-consolidated financial statements and the accompanying supplemental schedules in accordance with Article 436-2-1 of the Companies Act.

Management’s Responsibility for the Non-Consolidated Financial Statements
The Company’s management is responsible for preparation and fair presentation of these non-consolidated financial statements and the accompanying supplemental schedules in conformity with the corporate accounting standards generally accepted in Japan. It includes design and operating effectiveness of internal control judged by the management as necessary to prepare and fairly present these non-consolidated financial statements that are free from material misstatement due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these non-consolidated financial statements from an independent standpoint based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require us to prepare the audit plan and perform the audit based on the plan in order to obtain reasonable assurance about whether the non-consolidated financial statements are free from the material misstatement.
We performed procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements. We selected and applied the audit procedures depend on the auditors’ judgment in the risk assessment of material misstatement of the non-consolidated financial statements due to fraud or error. The purpose of audit is not to express an opinion on the effectiveness of the Company’s internal control but we audited internal control relevant to preparation and fair presentation of the non-consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. In addition, the audit also includes evaluating the overall presentation of the non-consolidated financial statements including the accounting principles and the application methods adopted by the management and accounting estimates conducted by the management.
We believe that we have obtained sufficient audit evidence to provide a basis for our audit opinion.

Audit Opinion
In our opinion, the above-mentioned non-consolidated financial statements fairly present, in all material respects, the assets and status of profit and loss of Coca-Cola Central Japan Company Limited for FY 2012 in conformity to the corporate accounting standards generally accepted in Japan.

Vested Interest
There is no vested interest between the Company and KPMG AZSA LLC/ its Managing Partners which should be declared in accordance with Certified Public Accountants Law.

End

Certified Copy of the Board of Corporate Auditors’ Audit Report

Audit Report

The Board of Auditors has prepared the Audit Report concerning Directors’ performance of their duties for the Company’s 12th term  from January 1, 2012 to December 31, 2012, as a result of discussion based on each Corporate Officer’s Audit report and submit the below report as the unanimous opinions of all the Corporate Auditors.

1. Methods and Details of Audits by Corporate Auditors and the Board of Corporate Auditors
The Board of Corporate Auditors has determined audit policy and the division of duties, etc. for the 12th Term and received reports from each Corporate Auditor on the status and results of audits and also from Directors and Accounting Auditors on performance of their duties and requested explanations when deemed necessary.

Each Corporate Auditor made efforts to communicate openly with Directors, internal audit office and other employees, gather information and design effective audit environment in conformity with standards for Corporate Auditors’ audit determined by the Board of Auditors and in accordance with the audit policy and division of duties for the 12th Term.  At the same time, each Corporate Auditors attended the Board of Directors Meeting and other important meetings to receive reports from Directors and employees on performance of their duties and requested explanations when deemed necessary and examined important documents for decisions, etc. and investigated the status of operation and assets at the head office and main offices.

In addition, each Corporate Auditors received regular reports from Directors and employees on design and operation of the internal control system, which was established based on the Board of Directors’ resolutions regarding the design of systems stipulated in Article 100-1 and 100-3 of the Companies Act Enforcement Regulations as the essential systems ensuring that Directors and employees’ performance of their duties stipulated in the business report conformed to laws and regulations and the Articles of Incorporation and the Company conducted appropriate operations,  requested explanations when deemed necessary and expressed their opinions.

Regarding the subsidiaries, the Board of Corporate Auditors communicated openly and exchanged information with their Directors and employees, etc. attended the Board of Directors Meetings and other important meetings when deemed necessary and received reports on their businesses.  Based on the above methods, each Corporate Auditor examined the business report and accompanying supplemental schedules for FY 2012.

Moreover, each Corporate Auditor monitored and verified whether Accounting Auditors maintained their independence and conducted appropriate audits, received reports from them on performance of their duties and requested explanation when deemed necessary.  In addition, the Board of Corporate Auditors received notification from Accounting Auditors that they designed a system to ensure appropriate performance of their duties (Article 131 of the Accounting Ordinance of the Companies Act) in accordance with the Standards for Quality Control of Audit (Business Accounting Council as of October 28, 2005), requested explanations when deemed necessary and expressed their opinions.

Based on the above methods, the Board of Corporate Auditors examined the non-consolidated financial statements (non-consolidated balance sheets, non-consolidated profit and loss statements, non-consolidated statements of changes in net assets, notes to non-consolidated financial statements) and the accompanying supplemental schedules as well as the consolidated financial statements (consolidated balance sheets, consolidated profit and loss statements, consolidated statements of changes in net assets, notes to consolidated financial statements) for FY 2012.

2. Audit Results
(1) Results of Audit of Business Reports, etc.
1)	We confirm that the business report and the accompanying supplemental schedules appropriately present the status of the Company in accordance with laws and the Company’s Articles of Incorporation.
2)	There is no misconduct concerning Directors’ performance of their duties or material facts in violation of laws and Articles of Incorporation of the Company.
3)
We confirm the details of the Board of Directors’ resolutions concerning internal control system were appropriate and there is no item to point out regarding the contents of the business report or Directors’ performance of their duties in relating to the said internal control system.

(2) Results of Audit of Non-Consolidated Financial Statements and the Accompanying Supplemental Schedules
We confirm that the audit method and results of Accounting Auditors of KPMG AZSA LLC. Are appropriate and adequate.

(3) Results of Audit of Consolidated Financial Statements
We confirm that the audit method and results of Accounting Auditors of KPMG AZSA LLC. Are appropriate and adequate.

February 7, 2013

Board of Auditors, Coca-Cola Central Japan Co. Ltd.
Senior Corporate Auditor Toshiyuki Arakawa ㊞
Senior Corporate Auditor Yoshio Kondo ㊞
Corporate Auditor Kenichi Sano ㊞
Corporate Auditor Haraomi Kondo ㊞

Note: Senior Corporate Auditor Yoshio Kondo, Corporate Auditor Kenichi Sano and Corporate Auditor Haraomi Kondo are Outside Auditors stipulated in Article 2-16 and Article 335-3 of the Companies Act.

  (Appendix)
  Business Report
  (January 1, 2012 - December 31, 2012)

1.      Overview of the Company Group

(1)	Business Progress and Results
During the consolidated fiscal year under review, the Japanese economy experienced movements toward economic recovery in certain sectors due to demand coming from restoration work from the earthquake disaster, as well as a rally in stock prices and a trend toward a lower yen from optimistic anticipations toward the new administration inaugurated at the end of the year. However, in terms of the full year, harsh conditions continued to prevail, especially from the middle of the year onward, reflecting low stock prices, the strong yen, deflation and the slowdown of the global economy.
In the beverage industry, the situation remained extremely harsh, even though sales volume is thought to have increased by approximately 3% thanks to the effects of the hot summer and other factors. Unit prices dropped in the wake of intensified competition of sales prices at market counters. Nevertheless, the Group positioned the final year of its mid-term management initiative, “CHANGE3” (Change, Change, Change) which envisions becoming the “No. 1 Bottler Evolving Towards a Dream” as the period when its actions would bear fruit. Accordingly, the Group made unremitting efforts in its reforms and improvement activities including grassroots movements.
In terms of priority activities in sales, the Group, under this year’s sales policy of “recapturing market share and pursuing profits,” focused on expanding its share in each sales channel as well as profit improvement activities through such means as package mix. Moreover, the Group conducted various promotions and storefront activities during the high season in summer to accompany the London Olympics, and leveraged the strengths of the Coca-Cola brand as the official beverage sponsor of the Olympics.
As part of our community-based strategies, we expanded and established our business model of collaboration with restaurants and commercial liquor dealers, beginning with the “LOVE Kumagaya” project launched the previous year, to eight areas within the Company’s sales region, and further promoted activities to increase the number of Coca-Cola fans among our local customers. Additionally, we proactively pursued community contribution and environmentally friendly activities. We gave proposals that included power-saving ideas based on the consolidation of the number of vending machines, executed agreements with government offices and medical institutions on providing emergency drinking water for disasters, and installed vending machines to support medical institutions.
As a result, sales of the Group for the consolidated fiscal year under review were ¥121,731 million (up 1.7% year-on-year), operating profit was ¥3,505 million (down 16.3% year-on-year), recurring profit was ¥3,662 million (up 0.8% year-on-year), and net profit was ¥1,861 million (up 0.0% year-on-year), due mainly to the impact of a drop in unit prices resulting from intensified price competition and an increase in the burden of sales promotion costs, which offset growth in sales volume.
On December 14, 2012, the Company announced the execution of a capital and business alliance agreement between the Company and The Coca-Cola Company, and the business integration of the four Kanto bottlers (Coca-Cola Central Japan Co., Ltd., Tokyo Coca-Cola Bottling Co., Ltd., TONE Coca-Cola Bottling Co., Ltd. and the Company).
The Company decided to enter into the agreement on the belief that once The Coca-Cola Company acquired the Company’s shares through its wholly owned subsidiary, European Refreshments, and became the Company’s largest shareholder, it would become imperative for the Company to build an even stronger relationship of cooperation with The Coca-Cola Company in order to further promote its business development and enhance its corporate value. As for the business integration, the four Kanto bottlers will shift to a holding company system, in which Coca-Cola East Japan Co., Ltd. will be the common holding company for the four companies effective July 1, 2013 (tentative), in order to further solidify the management base and CHANGE the current concept of a bottler in order to enable sustainable growth. The Company decided to enter into this business integration in the belief that it would allow the Company to expand its share in this harsh business environment and enhance value for all its stakeholders.

1

(2)	Financing and Capital Investments
Capital investments for the consolidated fiscal year under review amounted to ¥8,923 million in total, out of which ¥4,324 million accounted for the additional installation and renewal of vending machines, ¥1,400 million for acquisition of land for a logistics base, and ¥1,423 million for the Niigata Branch’s new building, among others.
Funds required for the above capital investments were provided exclusively through the Group’s own funds.

(3)	Issues to be Addressed
Regarding the issues to be addressed, it is difficult to forecast how the government policies on economic revitalization including financial measures, fiscal policies and growth strategies will impact personal consumption, given the various uncertainties that remain. In the beverage industry, price competition is expected to intensify due to the maturity of the market, in addition to the shrinking and aging population and declining birthrate.
In terms of specific sales measures, we intend to make our highest priority the reinforcement of market development and the promotion of positive growth of the Coca-Cola brand. By increasing personnel, we will proactively promote market development through a two-part system. One section will concentrate on capturing new customers while the other will deepen relationships with existing customers. Additionally, in order to promote the positive growth of the Coca-Cola brand, we will continue to conduct campaigns in each sales channel, while at the same time launching the Polar Bear, a peak-shift vending machine with outstanding refrigeration qualities and enhanced energy-saving functions, in time for the high season in summer and reinforce our predatory marketing activities (elimination of competitors’ vending machines), and thereby enhance the vending machine-loading rate of the Coca-Cola brand and expand the Company’s market share.
In terms of management, we will continue to proactively pursue reforms and improvement activities and focus on enhancing corporate value through a stronger partnership with The Coca-Cola Company formed through the capital and business alliance. Additionally, we have determined that our highest priority task for the current fiscal year is to create a trajectory for sustainable growth through the expansion of market share, by marshaling our imagination and know-how so that each of the companies brought together under the newly integrated company, Coca-Cola East Japan Co., Ltd., through the business integration of the four Kanto bottlers will become organically linked. To this end, we will further evolve the reforms and improvement activities fostered under the mid-term management initiative “CHANGE3” (Change, Change, Change) and endeavor to enhance the corporate value of the Group and the newly integrated company.
In conjunction with the share exchange accompanying the business integration, the Company plans to delist its common shares as of June 26, 2013. However, as the newly integrated company, Coca-Cola East Japan Co., Ltd., is expected to become the No. 5 bottler in the world in terms of sales, we consider it to be an unparalleled opportunity for us. By making optimal use of the economy of scale, maximizing the synergy borne from the cooperation of the four Kanto bottlers under the newly integrated company, further promoting reforms and improvements, and contributing to the community and the environment through activities deeply rooted in the community and finely tuned services, we will continue to take on the challenge of becoming a corporate citizen that is loved and trusted by the customers in our sales area.

2

(4)	Trends in Assets and Income
1) The Group
  (In millions of yen, unless otherwise stated)
Item	The 48th Fiscal Year Ended December 31, 2009	The 49th Fiscal Year Ended December 31, 2010	The 50th Fiscal Year Ended December 31, 2011	The 51st Fiscal Year Ended December 31, 2012 (consolidated fiscal year under review)
Sales	121,223	123,210	119,673	121,731
Recurring profit	3,534	4,782	3,633	3,662
Net profit	2,016	2,585	1,861	1,861
Net profit per share	¥41.75	¥53.54	¥38.55	¥38.55
Total assets	76,711	79,886	81,987	81,033
Net assets	63,046	64,417	65,019	65,907
Net assets per share	¥1,305.67	¥1,334.09	¥1,346.58	¥1,364.97
(Notes)	1.
Net profit per share is calculated using the average number of issued shares for the fiscal year. Also, net assets per share are calculated using the number of issued shares as of the end of the fiscal year. The number of issued shares indicates the number of shares less treasury shares.

2.	Amounts are indicated by omitting fractions.

2) The Company
  (In millions of yen, unless otherwise stated)
Item	The 48th Fiscal Year Ended December 31, 2009	The 49th Fiscal Year Ended December 31, 2010	The 50th Fiscal Year Ended December 31, 2011	The 51st Fiscal Year Ended December 31, 2012 (fiscal year under review)
Sales	107,015	108,870	106,107	107,106
Recurring profit	3,219	4,158	3,515	2,908
Net profit	2,021	2,286	2,126	1,567
Net profit per share	¥41.87	¥47.35	¥44.04	¥32.47
Total assets	71,195	74,658	77,238	76,284
Net assets	57,242	58,386	59,233	59,799
Net assets per share	¥1,185.47	¥1,209.19	¥1,226.75	¥1,238.47
(Notes)	1.
Net profit per share is calculated using the average number of issued shares for the fiscal year. Also, net assets per share are calculated using the number of issued shares as of the end of the fiscal year. The number of issued shares indicates the number of shares less treasury shares.

2.	Amounts are indicated by omitting fractions.

3

(5)	Material Parent Company and Subsidiaries
1) Relationship with the parent company
Not applicable.

2) Material subsidiaries
(Subsidiaries)
(In millions of yen)
Company Name	Capital	The Company’s Percentage of Equity Participation	Principal Business
Mikuni Aseptic Co., Ltd.	490	100.0%	Manufacture of beverages
Mikuni Wine Co., Ltd.	300	100.0%	Sale of alcoholic beverages
Mikuni Foods Co., Ltd.	100	100.0%	Sale of beverages
Mikuni Service Co., Ltd.	80	100.0%	Insurance agency, leasing and travel businesses
Mikuni Vending Machine Service Co., Ltd.	31	100.0%	Installation and maintenance of vending machines
Mikuni Logistics Operation Co., Ltd.	10	100.0%	Motor truck transportation, sale of beverages, etc. through vending machines, and delivery agency business

(Affiliates)
(In millions of yen)
Company Name	Capital	The Company’s Percentage of Equity Participation	Principal Business
Coca-Cola East Japan Products Company, Limited	4,000	25.0%	Manufacture of beverages

3)	Results of business combination
There are six (6) consolidated subsidiaries and one (1) affiliate accounted for by the equity method. Sales for the consolidated fiscal year under review were ¥121,731 million (up 1.7% year-on-year), and net profit was ¥1,861 million (up 0.0% year-on-year).

4)	Other
The Company has entered into an agreement with The Coca-Cola Company and Coca-Cola (Japan) Company, Limited regarding the manufacture, sale and trademark license of Coca-Cola, etc., for the sales area covering the three prefectures of Saitama, Gunma and Niigata. Additionally, based on the above agreement, the Company has entered into delegation and authorization agreements with The Coca-Cola Company, Coca-Cola (Japan) Company, Limited and Coca-Cola East Japan Products Company, Limited, and commissions Coca-Cola East Japan Products Company, Limited to manufacture its products.

(6)	Principal Business
The Group’s main business is the manufacture and sale of beverages. It is also engaged in other businesses including the services related to its main business.
Beverage business:	Manufacture and sale of beverages, sale of coffee, logistics operations relating to the beverages business and leasing and maintenance of vending machines
Other businesses:	Sale of alcoholic beverages, non-life and life insurance agency business and management of restaurants

4

(7)	Principal Business Locations
1) The Company

Location
Head office		Okegawa-shi, Saitama
Branch office		Saitama First Office (Okegawa-shi, Saitama), Saitama Second Office (Okegawa-shi, Saitama), Gunma Branch (Takasaki-shi, Gunma), Niigata Branch (Niigata-shi, Niigata)
	Saitama:	Urawa Branch and other 14 local branches, Omiya sales office and other 3 sales offices
Local branch Sales office	Gunma:	Takasaki Branch and other 4 local branches, Maebashi sales office and Tomo sales office
	Niigata:	Niigata Branch and other 7 local branches, Niigata sales office and Nagaoka sales office

2) Subsidiaries

Company Name	Location
Mikuni Aseptic Co., Ltd.	Saitama-shi, Saitama
Mikuni Wine Co., Ltd.	Chuo-ku, Tokyo
Mikuni Foods Co., Ltd.	Okegawa-shi, Saitama
Mikuni Service Co., Ltd.	Okegawa-shi, Saitama
Mikuni Vending Machine Service Co., Ltd.	Okegawa-shi, Saitama
Mikuni Logistics Operation Co., Ltd.	Okegawa-shi, Saitama

(8)	Employees
1) The Group

Number of Employees	Increase (Decrease) from Previous Fiscal Year-end
1,717	Decrease of 44
(Note)	The number of employees represents the number of persons in employment and does not include individuals seconded from the Group to outside of the Group, fixed term employees or temporary workers.

2) The Company

Number of Employees	Increase (Decrease) from Previous Fiscal Year-end	Average Age	Average Length of Service
652	Decrease of 10	40.8	18.8
(Note)	The number of employees represents the number of persons in employment and does not include individuals seconded from the Company, fixed term employees or temporary workers.

(9)	Major Creditors
Not applicable.

5

2.      Status of Shares

(1)	Total Number of Shares Authorized to be Issued	150,000,000 shares

(2)	Total Number of Shares Outstanding	48,284,766 shares (excluding 5,270,966 treasury shares)

(3)	Number of Shares Constituting One Unit	100 shares

(4)	Number of Shareholders	20,045 persons

(5)	Major Shareholders

Shareholder Name	Number of Shares	Shareholding Ratio
	thousand shares	%
European Refreshments	10,610	21.97
Mitsui & Co., Ltd.	6,629	13.73
Toyo Seikan Kaisha, Ltd.	3,768	7.80
DEUTSCHE MORGAN GRENFELL (C. I.) LIMITED. GENERAL CLIENT A/C	1,900	3.93
CREDIT SUISSE (LUXEMBOURG) S.A. ON BEHALF OF CLIENTS	910	1.88
Japan Trustee Services Bank, Ltd. (Trust Account)	833	1.72
Mikuni Employee Stock Ownership	753	1.56
UBS AG London Asia Equities	704	1.45
The Master Trust Bank of Japan, Ltd. (Trust Account)	640	1.32
Mitsui Sumitomo Insurance Company, Limited	611	1.26
(Note)	The Company owns 5,270,966 treasury shares, which are excluded in the calculation of the shareholding ratio.

(6)	Other Important Matters Concerning Shares
Acquisition, disposal and holding of treasury shares
1) Shares acquired
Common shares	272 shares
Total acquisition cost	¥183,208

2) Shares disposed
Not applicable.

3) Shares subject to cancellation procedures
Not applicable.

4) Shares held during the fiscal year
Common shares	5,270,966 shares

6

3.      Stock Acquisition Rights, etc.
Not applicable.

4.      Company Officers

(1)	Directors and Corporate Auditors

Position	Name	Areas of responsibility within the Company and significant concurrent positions
Representative Director President CEO	Motoyoshi Shiina
Director, Vice President, Corporate Officer	Fumio Akachi	General Manager, Management Strategy Division
Director, Senior Managing Corporate Officer	Yasuji Okazeri	General Manager, Administrative Division
Director, Managing Corporate Officer	Kazuaki Kogure	General Manager, Sales Division
Director, CFO, Managing Corporate Officer	Masaki Ito	Deputy General Manager, Administrative Division and General Manager, Accounts Department
Director	Hiroyuki Sakai	General Manager, Food Products & Services Business Department, Food Products & Services Business Unit of Mitsui & Co., Ltd.
Director	Mitsuru Makino	General Manager, Business Promotion Office, Food Materials Department, Food Products & Services Business Unit of Mitsui & Co., Ltd.
Full-time Corporate Auditor	Katsumi Ogawa
Corporate Auditor	Naoyuki Konishi	General Manager, Chubu Foods Department, Food Products & Services Business Unit of Mitsui & Co., Ltd.
Corporate Auditor	Shigefumi Negishi	Senior Managing Director, Executive Director of SAITAMA Employers’ Association

Notes)	1.	Directors Hiroyuki Sakai and Mitsuru Makino are Outside Directors.
2.	Full-time Corporate Auditor Katsumi Ogawa and Corporate Auditors Naoyuki Konishi and Shigefumi Negishi are Outside Corporate Auditors.
3.
Full-time Corporate Auditor Katsumi Ogawa has served in the finance-related divisions of Mitsui & Co., Ltd., and has considerable expertise in finance and accounting. Corporate Auditor Shigefumi Negishi has served for many years at financial institutions and has considerable expertise in finance and accounting.

4.	The Company designated Corporate Auditor Shigefumi Negishi as an independent corporate auditor under the Tokyo Stock Exchange guideline, and registered him as such with the exchange.
5.	Relocation of Directors and Corporate Auditors during the fiscal year under review
(1)
Messrs. Kazuaki Kogure, Masaki Ito and Mitsuru Makino were newly appointed as Directors at the 50th Ordinary General Meeting of Shareholders held on March 27, 2012, and assumed their respective offices.

(2)	Directors Koji Ishikawa, Seiji Noda and Yoshiyuki Hara retired at the conclusion of the 50th Ordinary General Meeting of Shareholders held on March 27, 2012.
(3)
Corporate Auditor Toshio Kamiyama resigned from office as of September 30, 2012, and was appointed as Corporate Officer and General Manager, Human Resources Department, Administration Division of the Company as of October 1, 2012.

7

(4)	(Name)	(New post)	(Previous post)	(Date of change)
	Motoyoshi Shiina	Representative Director President CEO	Representative Director President	March 27, 2012
	Fumio Akachi	Director, Senior Managing Corporate Officer and General Manager, Management Strategy Division	Director, Senior Managing Corporate Officer and General Manager, Sales Division	January 1, 2012
		Director, Vice President, Corporate Officer and General Manager, Management Strategy Division	Director, Senior Managing Corporate Officer and General Manager, Management Strategy Division	October 1, 2012
	Yasuji Okazeri	Director, Managing Corporate Officer and General Manager, Administrative Division and Human Resources Department	Director, Managing Corporate Officer and General Manager, Human Resources Department, Administrative Division	January 1, 2012
		Director, Senior Managing Corporate Officer and General Manager, Administrative Division	Director, Managing Corporate Officer and General Manager, Administrative Division and Human Resources Department	October 1, 2012
	Masaki Ito	Director, CFO, Managing Corporate Officer and Deputy General Manager, Administrative Division and General Manager, Accounts Department	Director, Managing Corporate Officer and Deputy General Manager, Administrative Division and General Manager, Accounts Department	March 27, 2012

6. Position changes of Directors after the end of the fiscal year
(Name)	(New post)	(Previous post)	(Date of change)
Masaki Ito	Director, CFO, Managing Corporate Officer and Deputy General Manager, Administrative Division	Director, CFO, Managing Corporate Officer, Deputy General Manager, Administrative Division and General Manager, Accounts Department	January 1, 2013

7. The Company has adopted the Corporate Officer System.
Corporate Officers of the Company (excluding Directors) are as follows.

Position	Name	Areas of Responsibility Within the Company and Significant Concurrent Positions
Corporate Officer	Toshio Kamiyama	General Manager, Human Resources Department, Administrative Division
Corporate Officer	Osamu Matsumura	General Manager, Management Planning Department, Management Strategy Division
Corporate Officer	Shigeru Takahashi	President, Niigata Office, Sales Division
Corporate Officer	Kiyoto Takahashi	President, Saitama First Office, Sales Division
Corporate Officer	Yutaka Inoue	President, Saitama Second Office, Sales Division
Corporate Officer	Hiroyuki Itoi	President, Gunma Office, Sales Division

(Note) Position changes of Corporate Officers after the end of the fiscal year
(Name)	(New post)	(Previous post)	(Date of change)
Osamu Matsumura	Corporate Officer and Deputy General Manager, Management Strategic Division	Corporate Officer, General Manager, Management Planning Department, Management Strategy Division	January 1, 2013
Calin Dragan	Vice President, Corporate Officer and Assistant to President	Representative Director, Executive Vice President in charge of value chain and General Manager, Business Model Innovation Headquarters of Coca-Cola West Co., Ltd.	January 15, 2013

8

 (2)         Compensation, etc. to Directors and Corporate Auditors

Category	Number of recipients	Amount paid
Directors	7 persons	¥48 million
Corporate Auditors	3 persons	¥36 million
(paid to Outside Directors and Outside Corporate Auditors)	(2 persons)	(¥22 million)
Total	10 persons	¥84 million

(Notes)	1.	The number of Directors and the number of Corporate Auditors at the end of the fiscal year under review were seven (7) and three (3), respectively.
2.	Remunerations are not paid to two (2) part-time Directors and one (1) part-time Corporate Auditor.
3.	The amounts of compensation, etc. above include the ¥8 million scheduled to be resolved at the 51st Ordinary General Meeting of Shareholders.
4.	The amounts above do not include the amount equivalent to employee salary portion (including bonuses) of ¥81 million paid to six (6) Directors who serve concurrently as employees.
5.
Based on the resolutions of the General Meetings of Shareholders, the amount of remuneration paid to all Directors (excluding the employee salary portion) was no more than ¥11 million per month (as per the resolution of the Ordinary General Meeting of Shareholders held on March 28, 2002), and the amount of remuneration paid to all Corporate Auditors was no more than ¥4 million per month (as per the resolution of the Ordinary General Meeting of Shareholders held on March 28, 1996).

9

(3)         Outside Officers
1) The Company’s relationship with companies where significant concurrent positions are held

Title	Name	Companies Where Significant Concurrent Positions are Held	Details of Responsibilities	Relationship
Outside Director	Hiroyuki Sakai	Mitsui & Co., Ltd.	General Manager, Food Products & Services Business Department, Food Products & Services Business Unit	The Company purchases materials from Mitsui & Co., Ltd.
Outside Director	Mitsuru Makino	Mitsui & Co., Ltd.	General Manager, Business Promotion Office, Food Materials Department, Food Products & Services Business Unit	The Company purchases materials from Mitsui & Co., Ltd.
Outside Corporate Auditor	Naoyuki Konishi	Mitsui & Co., Ltd.	General Manager, Chubu Foods Department, Food Products & Services Business Unit	The Company purchases materials from Mitsui & Co., Ltd.
Outside Corporate Auditor	Shigefumi Negishi	SAITAMA Employers’ Association	Senior Managing Director, Executive Director	There is no significant relationship between the Company and SAITAMA Employers’ Association.

2) Main activities of Corporate Officers

Title	Name	Main Activities
Outside Director	Hiroyuki Sakai	Attended 10 out of 12 Board of Directors Meetings held in 2012, and expressed opinions based mainly on his experience and knowledge acquired in the foods divisions at trading companies.
Outside Director	Mitsuru Makino
Attended all 10 Board of Directors Meetings held in 2012 after his appointment on March 27, 2012, and expressed opinions based mainly on his experience and knowledge acquired in the foods divisions at trading companies.

Outside Corporate Auditor	Katsumi Ogawa
Attended all 12 Board of Directors Meetings and all 11 Board of Corporate Auditors meetings held in 2012, and expressed opinions based mainly on his experience and knowledge in finance, accounting and business management acquired at trading companies.

Outside Corporate Auditor	Naoyuki Konishi
Attended 10 out of 12 Board of Directors Meetings and 9 out of 11 Board of Corporate Auditors meetings held in 2012, and expressed opinions based mainly on his experience and knowledge acquired in the foods divisions of trading companies.

Outside Corporate Auditor	Shigefumi Negishi
Attended all 12 Board of Directors Meetings and all 11 Board of Corporate Auditors meetings held in 2012, and expressed opinions based mainly on his experience and knowledge acquired at financial institutions.

10

3) Summary of limited liability agreement
The Company, pursuant to Article 427, Paragraph 1 of the Companies Act, has entered into an agreement with Outside Directors Hiroyuki Sakai and Mitsuru Makino that limits the liability of the Outside Directors to the amount prescribed by laws and regulations, and an agreement with Outside Corporate Auditors Naoyuki Konishi and Shigefumi Negishi that limits the liability of the Outside Corporate Auditors to the amount prescribed by laws and regulations.

5.      Accounting Auditor

(1)	Accounting Auditor’s Name
Deloitte Touche Tohmatsu LLC

(2)	Accounting Auditor’s Compensation, etc.
Amount of compensation, etc., in consideration of services pursuant to Article 2, Paragraph 1 of the Certified Public Accountants Act (Act No. 103 of 1948)	¥33 million
Amount of compensation, etc., in consideration of services other than those pursuant to Article 2, Paragraph 1 of the Certified Public Accountants Act	¥17 million
Total	¥50 million

(3)	Total Amount of Compensation, etc., Payable by the Company and its Subsidiaries
¥50 million
(Note)
The amount of auditing fees is not distinguished under the auditing agreement concluded between the Company and the Accounting Auditor with respect to audits under the Companies Act and audits under the Financial Instruments and Exchange Act. Therefore, the amounts in (2) and (3) include the fees for audits under the Financial Instruments and Exchange Act.

(4)	Detail of Non-Audit Service
The Company concluded an advisory service contract with Deloitte Touche Tohmatsu LLC regarding the business integration of four companies, i.e. the Company, Coca-Cola Central Japan Co., Ltd., Tokyo Coca-Cola Bottling Co., Ltd. and TONE Coca-Cola Bottling Co., Ltd., and paid fees for the service.

(5)	Policy Regarding Determination of Termination or Nonrenewal of Appointment of Accounting Auditors
Not applicable.

11

6.      Company’s Systems and Policies

(1)	System to ensure that Directors’ execution of duties complies with the laws, regulations and the Articles of Incorporation, and any other systems to ensure proper execution of business
The Company has established “Basic Policy on Development of Internal Control System” in order to develop and maintain systems for ensuring proper execution of businesses. Outline of the Policy is as follows.
1)	System to ensure that Directors’ and employees’ execution of duties complies with the laws, regulations and the Articles of Incorporation
(a)
The Company defines “Compliance” broadly to include not only compliance to laws and regulations but also maintenance of ethics. The Company recognizes the Compliance defined above as one of the most important objectives in performing its businesses and has established the “Code of Conduct for Officers and Employees.”

(b)
The Company has established the Compliance Committee in order to develop and maintain a compliance system. In addition, the Company provides compliance trainings in order to disseminate and improve awareness of compliance. The Company has also developed a whistle-blowing system by offering multiple routes of reporting and consultation regarding compliance both inside and outside the Company.

(c)
The Company has established the Internal Audit Department which is directly reporting to the President of the Company. The Internal Audit Department conducts audit of the status of compliance with laws, internal regulations, etc., with respect to all businesses of the Company and its subsidiaries.

2)	System for storage and management of information related to Directors’ execution of duties
The information regarding Directors’ execution of duties is stored and managed appropriately in accordance with the “Regulation on Management of Documents and Information,” “Regulation on Information System,” etc.

3)	Regulations or any other systems for management of risk of loss
(a)
The head of each organizational unit of the Company performs duties within the scope of authorities granted to him/her and manages risks associated with the performance of duties in accordance with the “Regulation on Organizations and Job Authorities.” In the case where he/she has to perform duties beyond the authorities granted to him/her, risks associated with the performance of such duties approved through the “Ringi System” are managed.

(b)
The Company has established the “Compliance Committee,” “Quality Assurance Committee” and “Disaster Control Committee” in accordance with the “Regulation on Risk Management.” In the event of emergency, the Company will establish the “Crisis Control Headquarters” to decide and implement specific countermeasures.

4)	System to ensure that Directors’ execution of duties is efficient
(a)
The Board of Directors consists of the most appropriate number of Directors in order to make prompt and substantial management judgments. The Board of Directors makes decisions on the matters set forth by laws, regulations and the Articles of Incorporation, as well as any other important matters, and also supervises the status of execution of the Company’s businesses. The term of the office of Directors is set forth as one (1) year to enhance the function of the Board of Directors by clarifying its management responsibility for each business year.

(b)	The Company has adopted the Corporate Officer System with respect to the execution of its businesses so that Directors can perform their duties as the management of the Company more efficiently.
(c)	The Company has established the Management Committee Meeting in order to build a structure for deliberation of specific management issues relating to execution of businesses from practical viewpoint.
(d)
With respect to matters beyond the authority of the head of each division or department, the “Ringi System” has been established where decision is made by the Representative Director President or the Corporate Officer in charge of the matter after the matter has been deliberated from the view point of job function and expertise of related divisions and departments.

12

5)	System to ensure proper business execution within the Company group
(a)	The policies regarding compliance, information security, etc., have been unified by establishing the Management Policy of the Company group and Code of Conduct for Officers and Employees.
(b)
Based on the principle of independent management of the Company’s subsidiaries, the “Regulation on Management of Related Companies” has been established in order to supervise and manage decision making and execution of businesses of the subsidiaries.

6)	Matters concerning employees to assist Corporate Auditors’ duties and matters concerning their independence from Directors, in the case where Corporate Auditors request appointment of such employees
To support Corporate Auditors’ duties, the Corporate Auditors Office has been established and assisting employees have been assigned. With respect to relocation, evaluation, etc. of the employees assisting Corporate Auditors, opinions of Corporate Auditors are respected to ensure such employees’ independence from Directors.

7)	System for reporting to Corporate Auditors by Directors and employees, and other systems for reporting to Corporate Auditors
Corporate Auditors comprehend the status of management and the status of Directors’ and others’ execution of duties, through attending Management Committee Meetings and other important meetings and reviewing Ringi reports and other important internal documents etc. In addition, Corporate Auditors may request management of the Company to report to them at any time.

8)	Other systems to ensure that audits are effectively implemented by Corporate Auditors
(a)	Directors shall respect the “Corporate Auditors’ Audit Standard” and cooperate with Corporate Auditors in establishment of an environment for Corporate Auditors’ proper execution of duties.
(b)	Corporate Auditors may have regular meetings with the Representative Director President to exchange opinions on important issues of the Company.
(c)	The Company assures opportunities for Corporate Auditors to have regular meetings with the Accounting Auditor in order to improve quality and efficiency of audit work of both of them.
(d)	Corporate Auditors may request the Internal Audit Department to cooperate on audits as necessary.

(2)	Basic policy regarding the Company’s control
Not applicable.

13

Consolidated Balance Sheet
(As of December 31, 2012)
(In millions of yen)
Description	Amount	Description	Amount
(Assets)		(Liabilities)
Current assets	36,452	Current liabilities	13,080
Cash and deposits	9,783	Notes and accounts payable-trade	5,509
Notes and accounts receivable-trade	7,751	Lease obligations	257
Lease investment assets	258	Accounts payable-other	279
Securities	500	Accrued expenses	4,087
Merchandise and finished goods	4,964	Income taxes payable	1,238
Raw materials and supplies	182	Provision for bonuses	546
Accounts receivable-other	1,961	Provision for directors’ bonuses	46
Deferred tax assets	468	Asset retirement obligations	5
Deposits paid	10,000	Other	1,109
Other	588	Fixed liabilities	2,045
Allowance for doubtful accounts	(6)	Provision for directors’ retirement benefits	2
Fixed assets	44,580	Lease obligations	315
Property, plant and equipment	32,674	Asset retirement obligations	582
Buildings and structures	10,288	Deferred tax liabilities	16
Machinery, equipment and vehicles	1,385	Long-term accounts payable-other	5
Vending equipment	8,957	Long-term accounts payable-other to employees	1,016
Land	10,359	Long-term deposits received	107
Lease assets	578	Total liabilities	15,126
Other	1,106	(Net assets)
Intangible assets	713	Shareholders’ equity	65,824
Software	596	Capital stock	5,407
Other	116	Capital surplus	5,357
Investments and other assets	11,192	Retained earnings	60,819
Investment securities	8,265	Treasury shares	(5,760)
Long-term loans receivable	1,064	Accumulated other comprehensive income	82
Long-term prepaid expenses	810	Valuation difference on available-for-sale securities	73
Deferred tax assets	530	Deferred gains or losses on hedges	9
Other	621	Total net assets	65,907
Allowance for doubtful accounts	(65)
Allowance for investment loss	(34)
Total assets	81,033	Total liabilities and net assets	81,033
(Note) Stated amounts are rounded down to the nearest million yen.

14

Consolidated Statement of Income
(January 1, 2012 - December 31, 2012)
(In millions of yen)
Description	Amount

Sales		121,731
Cost of sales		74,208
Gross profit		47,522
Selling, general and administrative expenses		44,017
Operating profit		3,505
Non-operating profit
Interest income	136
Dividends income	48
Rent income	17
Equity in earnings of affiliates	80
Foreign exchange gains	71
Miscellaneous income	98	452
Non-operating expenses
Interest expenses	39
Loss on disposal of fixed assets	222
Miscellaneous loss	34	296
Recurring profit		3,662
Extraordinary loss
Loss on sales of fixed assets	10
Loss on retirement of fixed assets	60
Amounts incurred for abandonment of fixed assets	81
Impairment loss	22
Loss on valuation of investment securities	17	193
Net profit before income taxes		3,468
Income taxes-current	1,455
Income taxes-deferred	151	1,607
Net profit before minority interests		1,861
Net profit		1,861
(Note) Stated amounts are rounded down to the nearest million yen.

15

Consolidated Statement of Changes in Net Assets
(January 1, 2012 - December 31, 2012)
(In millions of yen)
	Shareholders’ equity
	Capital Stock	Capital Surplus	Retained Earnings	Treasury Shares	Total Shareholders’ Equity
Balance at the beginning of current period	5,407	5,357	60,116	(5,760)	65,122
Changes of items during the period
Dividends from surplus			(1,158)		(1,158)
Net profit			1,861		1,861
Purchase of treasury shares				(0)	(0)
Net changes of items other than shareholders’ equity
Total changes of items during the period			702	(0)	702
Balance at the end of current period	5,407	5,357	60,819	(5,760)	65,824

	Accumulated Other Comprehensive Income			Total Net Assets
	Valuation Difference on Available-for-Sale Securities	Deferred Gains or Losses on Hedges	Total Accumulated Other Comprehensive Income
Balance at the beginning of current period	(98)	(3)	(102)	65,019
Changes of items during the period
Dividends from surplus				(1,158)
Net profit				1,861
Purchase of treasury shares				(0)
Net changes of items other than shareholders’ equity	172	12	184	184
Total changes of items during the period	172	12	184	887
Balance at the end of current period	73	9	82	65,907
(Note) Stated amounts are rounded down to the nearest million yen.

16

Notes to the Consolidated Financial Statements

[Notes to Significant Matters Providing the Basis for the Preparation of Consolidated Financial Statements, etc.]
1.	Matters concerning the scope of consolidation
All subsidiaries are included in the scope of consolidation.
The Company’s subsidiaries are the following 6 companies: Mikuni Foods Co., Ltd., Mikuni Service Co., Ltd., Mikuni Vending Machine Service Co., Ltd., Mikuni Logistics Operation Co., Ltd., Mikuni Aseptic Co., Ltd., and Mikuni Wine Co., Ltd.
2.	Matters concerning application of the equity method
(1)	Affiliate accounted for by the equity method
Coca-Cola East Japan Products Company, Limited
(2)	Name, etc. of affiliate excluded from the application of the equity method
Hakushu Health Beverage Co., Ltd.
The above-mentioned company is excluded from the application of the equity method because, in terms of net profit/loss for the current fiscal year (amounts attributable to shares held by the Company), retained earnings (amounts attributable to shares held by the Company) and other factors, the effect of excluding it from the application on consolidated financial statements is minor; and it is immaterial as a whole.
3.	Matters concerning accounting standards
(1)	Evaluation standards and methods for significant assets
Securities
Available-for-sale securities
- Securities with market quotations
Stated at market value at the closing date of consolidated accounting (Valuation differences are comprehensively reported as a component of net assets and the cost of securities sold is computed using the moving-average method)
- Securities without market quotations
Stated at cost by the moving-average method
Inventories
Primarily stated at cost using the periodic-average method (for balance sheet amounts, the book value write-down method based on the decline in profitability is used.)
(2)	Depreciation methods for significant depreciable assets
Property, plant and equipment (excluding lease assets)
Stated at declining-balance method
However, for buildings (excluding accompanying facilities) acquired on or after April 1, 1998 and some rental assets, the straight-line method is used.
Major useful lives are as follows:
Buildings and structures:  10 – 50 years
Machinery, equipment and vehicles:  4 – 17 years
Vending equipment:  5 – 6 years
Intangible assets (excluding lease assets)
Stated at straight-line method
For software for internal use, the straight-line method is applied based on the usable period within the Company (5 years).
Lease assets (lease assets concerning non-transfer ownership finance lease transactions)
Depreciated by the straight-line method, defining the lease term of respective assets as their useful lives, with residual value equaling zero
(3)	Accounting standards for significant allowances and provisions
Allowance for doubtful accounts
In order to provide for potential loss on debts, the Company makes an allowance for the expected amount of irrecoverable loans. Allowances for ordinary bad debts are computed, based on the historical rate of default. For specific debts where recovery is doubtful, the Company considers the likelihood of recovery on an individual basis.
Allowance for investment loss
In order to provide for loss on investments in shares with no market prices, necessary amounts are recorded in consideration of such factors as the financial position and operating results of the relevant parties.

17

Provision for bonuses
In order to provide for the payment of bonuses to employees, the amount attributable to the current consolidated fiscal year is recorded based on the expected payments.
Provision for directors’ bonuses
In order to provide for the payment of bonuses to Directors, the amount attributable to the current consolidated fiscal year is recorded based on the expected payments.
Provision for directors’ retirement benefits
In order to provide for the payment of retirement benefits to Directors, the amounts to be paid as of fiscal-year end are recorded at consolidated subsidiaries, based on the internal rules for retirement benefits for Directors.
(4)	Accounting standards for the translation of significant foreign currency-denominated assets and liabilities into Japanese yen
Foreign currency-denominated monetary claims and obligations are translated into Japanese yen, using the spot exchange rates on the closing date of consolidated accounting and the resulting translation gains and losses are recognized as income and expenses.
(5)	Significant hedge accounting method
Hedge accounting method
Stated at designation method
Hedging instruments and hedging items
Hedging instruments:
Forward foreign exchange contracts
Hedging items:
Foreign currency-denominated import obligations and scheduled transactions
Hedging policy
Hedging activities are conducted based on the business and purchase plans and within the scope of foreign currency-denominated import obligations and scheduled transactions.
Method for evaluating hedging effectiveness
The assessment is conducted by way of comparison between accumulated amounts of price changes in hedged items and hedging instruments and based on the amounts of such changes and other factors.
(6)	Accounting method for consumption taxes
Stated using tax exclusion method
4.	Additional information
(1)	Application of “Accounting Standard for Accounting Changes and Error Corrections,” etc.
The Group applies the “Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Statement No. 24 of December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No. 24 of December 4, 2009) for accounting changes and corrections of prior period errors which are made from the beginning of the current fiscal year.
(2)	The business integration of four companies, i.e. the Company, Coca-Cola Central Japan Co., Ltd., Tokyo Coca-Cola Bottling Co., Ltd. and TONE Coca-Cola Bottling Co., Ltd.
Pursuant to the resolution of respective Board of Directors Meetings held on December 14, 2012 for the Company and Coca-Cola Central Japan Co., Ltd. (“Central”), pursuant to the resolution of the Board of Directors Meeting held on December 13, 2012 for Tokyo Coca-Cola Bottling Co., Ltd. (“TOKYO”), and pursuant to the resolution of the Board of Directors Meeting held on December 12, 2012 for TONE Coca-Cola Bottling Co., Ltd. (“TONE;” hereinafter the Company, Central, TOKYO and TONE are collectively referred to as “K4” ), K4 concluded an integration agreement as of December 14, 2012, and a share exchange agreement relating to a share exchange to become effective July 1, 2013 (tentative), in which Central is to become wholly owning parent company in share exchange and the Company, TOKYO and TONE are to become the wholly owned subsidiary companies.
It has become clear that through further collaboration, the K4 can explore many new opportunities and thus realize sustainable growth amid a harsh environment. By entering into a business integration in which each company would come under the control of a common holding company, the K4 will be able to build an even stronger management base, leverage better the collective scale of their business as well as benefit from best practices from across the bottling system in order to increase value for all our stakeholders.
The Company expects to obtain approval of the share exchange agreement at the Ordinary General Meeting of Shareholders to be held on March 28, 2013.

18

Additionally, Central has prepared an incorporation-type company split plan under which any rights and obligations related to any and all businesses other than the group management business and property management business of Central will be succeeded to the company incorporated through the incorporation-type of company split, i.e. “Coca-Cola Central Japan Co., Ltd.”
Central expects to obtain approval of the changes to the Articles of Incorporation, the selection of Directors, the share exchange agreement and the company split plan, including the change of its trade to “Coca-Cola East Japan Co., Ltd.” at the Ordinary General Meeting of Shareholders to be held on March 28, 2013.

[Notes to Consolidated Balance Sheet]
1.	Accumulated depreciation of property, plant and equipment	¥56,746 million
2.	Contingent liabilities
At the Board of Directors Meeting held on September 30, 2008, it was resolved to adopt a policy of moving a distribution center, which was used in accordance with the building lease contract with Yamadai Otake K.K. Subsequently, on November 13, 2009 the Company filed a petition for cancellation of the lease contract. Thereafter, the reconciliation had continued, but ended in failure on July 14, 2010. On July 28, 2010, the Company filed a suit for damages, claims for transfer costs and others. In relation to the cancellation of the lease contract, the Company may be required to pay the amount equivalent for the rental fees (¥7 million per month, and total of ¥862 million) for the remaining period until the expiry date of the original contract period (from June 2010 to May 2019). The Company believes that the occurrence of loss shall be avoided because the case does not fall under the contract provision of midterm cancelation for a “unilateral reason” attributable to the Company. However, it is difficult to estimate the impact of the litigation on profit or loss at this stage.

[Notes to Consolidated Statement of Changes in Net Assets]
1.	Total number of shares issued and outstanding as of the end of the current consolidated fiscal year
Common shares                                       53,555,732 shares
2.	Matters related to the distribution of surplus during the current consolidated fiscal year

Resolution	Class of Shares	Total Distribution (million yen)	Distribution Per Share (yen)	Record Date	Effective Date
Ordinary General Meeting of Shareholders on March 27, 2012	Common shares	579	12	December 31, 2011	March 28, 2012
Board of Directors Meeting on August 3, 2012	Common shares	579	12	June 30, 2012	September 7, 2012
3.	Matters related to the distribution of surplus after the fiscal year-end date of the current consolidated fiscal year
The following matters relating to dividends are planned to be submitted to shareholder vote at the Ordinary General Meeting of Shareholders scheduled to be held on March 26, 2013.

Resolution	Class of Shares	Source of Distribution	Total Distribution (million yen)	Distribution Per Share (yen)	Record Date	Effective Date
Ordinary General Meeting of Shareholders on March 26, 2013	Common shares	Retained earnings	579	12	December 31, 2012	March 27, 2013

19

[Notes to Financial Instruments]
1.	Matters concerning the financial instruments
(1)	Policy for financial instruments
The Group finances funds necessary for business activities primarily by its own funds. Temporary surplus funds are managed through highly secure financial assets, such as short-term deposits. Derivative transactions are used to avoid the risks described below, under a policy of not conducting such transactions for speculative purposes.
(2)	Details of financial instruments and associated risks
Trade receivables, namely notes and accounts receivable-trade, accounts receivable-other and deposits paid are exposed to customer credit risks.
Securities and investment securities consist primarily of listed shares and corporate bonds, which are exposed to risks associated with market price changes.
Most of trade payables, namely notes and accounts payable-trade, and accrued expenses mature within one year and are exposed to liquidity risks. Such payables include foreign currency-denominated ones for the payment for imported goods and are exposed to foreign currency fluctuation risks. To avoid such risks, forward foreign exchange contracts are used for portions of the settlement amounts.
(3)	Risk management system for financial instruments
1)	Management of credit risks (risks associated with the default of contracts by customers and others)
As for trade receivables, the Company monitors the conditions of major customers on a periodic basis and manages due dates and outstanding balances by individual customer in accordance with rules for credit limit management and others. The Company also strives to swiftly detect and reduce concerns over collection caused by such factors as the deteriorating financial conditions. Consolidated subsidiaries perform the similar monitoring in line with the Company’s rules for credit limit management and others.
For the use of derivative transactions, the Company carries out such transactions only with highly reliable financial institutions to reduce counterparty risks.
2)	Management of market risks (risks associated with fluctuations in foreign exchange, interest rates and others)
For securities and investment securities, the Company checks fair value, the financial conditions of issuers (business partners) and other factors on a periodic basis, and continually reviews its possession situation, taking into account relations with business partners.
The execution and management of derivative transactions are conducted in accordance with internal rules that provide authority to perform transactions.
3)	Management of liquidity risks for fund-raising (risks of not being able to make payments on the payment dates)
The Company formulates and updates financing plans in a timely manner and manages liquidity risks through such method as maintaining short-term liquidity.
(4)	Supplementary explanations on market value of financial instruments
The market values of financial instruments include values based on market prices, or in cases where there are no market prices, reasonably estimated values. In calculating the said values, fluctuation factors are included, and using different assumptions may result in fluctuations in such values.

20

2.	Matters concerning the market value of financial instruments
The book value on the consolidated balance sheet and market value of financial instruments as of December 31, 2012 (the closing date of current consolidated accounting period) as well as the differences between these values are described below. Financial instruments whose market values appear to be extremely difficult to determine are not included. (See (Note) 2.)
(In millions of yen)
Description	Book Value on the Consolidated Balance Sheet	Market Value	Difference
(1) Cash and deposits	9,783	9,783	–
(2) Notes and accounts receivable-trade	7,751	7,751	–
(3) Accounts receivable-other	1,961	1,961	–
(4) Deposits paid	10,000	10,000	–
(5)Securities and investment securities	6,792	6,792	–
Total assets	36,288	36,288	–
(1) Notes and accounts payable-trade	5,509	5,509	–
(2) Accrued expenses	4,087	4,087	–
(3) Income taxes payable	1,238	1,238	–
Total liabilities	10,835	10,835	–
Derivative transaction (*)
Transactions subject to hedge accounting	15	15	–
Total derivative transaction	15	15	–
(*) Receivables and payables incurred by derivative transactions are presented in net. Net payables are presented in brackets “[ ].”

(Notes)	1.	Matters concerning the calculation method for the market value of financial assets, securities and derivatives transaction
Assets
(1) Cash and deposits, (2) Notes and accounts receivable-trade, (3) Accounts receivable-other and (4) Deposits paid
These are stated at their book values as they are settled in the short-term and their market values approximate book values.
(5) Securities and investment securities
These market values are determined based on, in the case of listed shares, prices in stock exchanges, or in the case of bonds, prices in exchanges or values presented by financial institutions.
Liabilities
(1) Notes and accounts payable-trade, (2) Accrued expenses and (3) Income taxes payable
These are stated at their book values as they are settled in the short-term and their market values approximate book values.
Derivative transactions
(1)	Derivative transactions not subject to the application of hedge accounting: Not applicable
(2)
Derivative transactions subject to the application of hedge accounting: Contract amount or equivalent of the principal amount prescribed by the contract as of the closing date of consolidated accounting according to hedge accounting methods are as follows.

				(In millions of yen)
Hedge Accounting Method	Type of Derivative Transaction, etc.	Major Hedging Items	Contract Amount	Of Which, More Than 1 Year	Market Value
Designation method for forward foreign exchange contracts, etc.	Forward foreign exchange contract transactions	Accounts payable	82	—	15

21

2.	Financial instruments whose market values appear to be extremely difficult to determine

(In millions of yen)
Item	Book Value on the Consolidated Balance Sheet
Investment securities Unlisted shares	1,065
Investment securities Affiliates’ stocks	907

These are not included in “(5) Securities and investment securities,” as there are no market values and it appears to be extremely difficult to determine their fair values.

3.	The scheduled redemption amount of monetary claims and securities with maturity
(In millions of yen)
Description	Up to 1 year	More Than 1 Year and Up to 5 Years	More Than 5 Years and Up to 10 Years	More Than 10 Years
Cash and deposits	9,783	―	―	―
Notes and accounts receivable-trade	7,751	―	―	―
Accounts receivable-other	1,961	―	―	―
Deposits paid	10,000	―	―	―
Securities and investment securities
Available-for-sale securities with maturities	500	3,010	2,325	―
Total	29,996	3,010	2,325	―

22

[Notes to Rental Properties]
The Company and some of its consolidated subsidiaries own idle real estate and real estate for a rental purpose (including land) in Saitama Prefecture and other areas. In the fiscal year ended December 31, 2012, rental income/loss related to the said rental properties amounted to ¥556 million (major rental income and rental expenses are recorded in sales and cost of sales, respectively), and impairment loss amounted to ¥22 million (recorded in extraordinary loss).
In relation to the said rental properties, amount recorded in the consolidated balance sheet, changes in the current consolidated fiscal year, market value as of the closing date of current consolidated accounting, and the calculation method of such market value are as follows:
(In millions of yen)
Book Value on the Consolidated Balance Sheet			Market Value as of the Closing Date of Current Consolidated Accounting
Balance at the Beginning of Current Consolidated Fiscal Year	Changes in Current Consolidated Fiscal Year	Balance at the End of Current Consolidated Fiscal Year
5,881	386	6,267	6,429

(Notes)	1.	Amount recorded in consolidated balance sheet is calculated by deducting accumulated depreciation from acquisition cost.
2.
Of the changes in the current consolidated fiscal year, major increases include ¥855 million in the acquisition of assets for rent, while major decreases include ¥458 million in depreciation and ¥66 million for the sale of idle assets.

3.	Calculation method of market value
For major properties, amounts based on a real estate appraisal report by an external real estate appraiser are used. For other properties, amounts calculated by the Company in accordance with the “Real Estate Appraisal Standards” (including those adjusted by using indicators and others) are used.

23

[Notes to Tax Effect Accounting]
1.	Breakdown of major factors that caused deferred tax assets and liabilities
Deferred tax assets
1)           Current assets
Accounts payable—not tax deductible	¥17 million
Accrued expenses—not tax deductible	¥147 million
Enterprise tax payable—not tax deductible	¥91 million
Provision for bonuses	¥206 million
Other	¥22 million
Subtotal of deferred tax assets	¥485 million
Valuation allowance	¥(10) million
Total deferred tax assets	¥475 million
Offset against deferred tax liabilities	¥(6) million
Net deferred tax assets	¥468 million
2)           Fixed assets
Excess amount of depreciation—not tax deductible	¥92 million
Low-value assets—not tax deductible	¥17 million
Loss on valuation of investment securities—not tax deductible	¥115 million
Long-term accounts payable—not tax deductible	¥361 million
Asset retirement obligations	¥207 million
Allowance for investment loss	¥12 million
Impairment loss	¥57 million
Valuation difference on available-for-sale securities	¥7 million
Elimination of intercompany profit	¥80 million
Other	¥54 million
Subtotal of deferred tax assets	¥1,006 million
Valuation allowance	¥(183) million
Total deferred tax assets	¥823 million
Offset against deferred tax liabilities	¥(293) million
Net deferred tax assets	¥530 million
Deferred tax liabilities
1)           Current liabilities
Deferred gains or losses on hedges	¥(6) million
Valuation difference on available-for-sale securities	¥(0) million
Total deferred tax liabilities	¥(6) million
Offset against deferred tax assets	¥6 million
Net deferred tax liabilities	¥— million
2)           Fixed liabilities
Reserve for advanced depreciation of fixed assets	¥(207) million
Asset retirement obligations	¥(31) million
Valuation difference on available-for-sale securities	¥(47) million
Other	¥(22) million
Total deferred tax liabilities	¥(309) million
Offset against deferred tax assets	¥293 million
Net deferred tax liabilities	¥(16) million

24

2.	Factors for differences between statutory effective tax rate and corporate tax rate after tax-effect accounting
Statutory effective tax rate	40.3%
(Adjustments)
Entertainment expenses and other items that are permanently non-deductible	4.7%
Equity in (earnings) losses of affiliates	(0.9)%
Dividends income and other items that are permanently non-taxable	(0.2)%
Inhabitant tax on per capita basis	0.8%
Downward revision in deferred tax assets at fiscal year-end due to changes in tax rates	0.8%
Decrease in valuation allowances	(0.3)%
Other	1.1%
Corporate taxes rate after tax-effect accounting	46.3%

[Notes to Per Share Information]
1.	Net assets per share	¥1,364.97
2.	Net profit per share	¥38.55

[Notes to Retirement Benefits]
1.	Outline of retirement benefit plan adopted
The Company and some of its consolidated subsidiaries adopt a defined-contribution corporate pension plan based on corporate pension rules.
On certain occasions, special retirement benefits and others may be temporarily paid upon retirement of employees.
2.	Retirement benefit expenses and breakdown thereof
Contributions required, etc. pertaining to defined-contribution pension plan	¥692 million
Retirement benefit expenses	¥692 million

[Notes to Significant Subsequent Events]
Not applicable.

25

Non-Consolidated Balance Sheet
(As of December 31, 2012)
(In millions of yen)
Description	Amount	Description	Amount
(Assets)		(Liabilities)
Current assets	32,833	Current liabilities	14,763
Cash and deposits	8,576	Accounts payable-trade	4,420
Notes receivable-trade	5	Lease obligations	69
Accounts receivable-trade	6,581	Accounts payable-other	229
Securities	500	Accrued expenses	4,099
Merchandise and finished goods	3,950	Income taxes payable	959
Raw materials and supplies	46	Deposits received	4,042
Prepaid expenses	197	Container deposits received	30
Deferred tax assets	377	Accounts payable-facilities	390
Deposits paid	10,000	Provision for bonuses	448
Short-term loans receivable from subsidiaries and affiliates	770	Provision for directors’ bonuses	8
Accounts receivable-other	1,632	Asset retirement obligations	4
Other	199	Other	60
Allowance for doubtful accounts	(4)	Fixed liabilities	1,720
Fixed assets	43,450	Long-term accounts payable-other	2
Property, plant and equipment	29,805	Long-term accounts payable-other to employees	856
Buildings	8,693	Lease obligations	178
Structures	805	Asset retirement obligations	575
Machinery and equipment	647	Long-term deposits received	107
Vehicles	170	Total liabilities	16,484
Tools, furniture and fixtures	368	(Net assets)
Vending equipment	7,809	Shareholders’ equity	59,748
Land	10,359	Capital stock	5,407
Lease assets	254	Capital surplus	5,357
Construction in progress	695	Legal capital surplus	5,357
Intangible assets	616	Retained earnings	54,743
Software	550	Legal retained earnings	1,351
Other	65	Other retained earnings	53,391
Investments and other assets	13,027	Reserve for advanced depreciation of fixed assets	381
Investment securities	7,158	General reserve	43,140
Stocks of subsidiaries and affiliates	2,630	Retained earnings brought forward	9,870
Long-term loans receivable	508	Treasury shares	(5,760)
Long-term loans receivable from subsidiaries and affiliates	1,178	Valuation and translation adjustments	51
Long-term prepaid expenses	737	Valuation difference on available-for-sale securities	51
Deferred tax assets	386	Total net assets	59,799
Other	526
Allowance for doubtful accounts	(63)
Allowance for investment loss	(34)
Total assets	76,284	Total liabilities and net assets	76,284
(Note) Stated amounts are rounded down to the nearest million yen.

26

Non-Consolidated Statement of Income
(January 1, 2012 - December 31, 2012)
(In millions of yen)
Description	Amount

Sales		107,106
Cost of sales		67,218
Gross profit		39,887
Selling, general and administrative expenses		37,557
Operating profit		2,330
Non-operating profit
Interest income	65
Interest on securities	84
Dividends income	379
Rent income	358
Miscellaneous income	89	977
Non-operating expenses
Interest expenses	15
Loss on disposal of fixed assets	181
Depreciation expenses for rental properties	81
Miscellaneous loss	121	399
Recurring profit		2,908
Extraordinary loss
Loss on sales of fixed assets	10
Loss on retirement of fixed assets	56
Impairment loss	22
Loss on valuation of investment securities	17
Amounts incurred for abandonment of fixed assets	81	189
Net profit before income taxes		2,719
Income taxes-current	1,038
Income taxes-deferred	113	1,151
Net profit		1,567
(Note) Stated amounts are rounded down to the nearest million yen.

27

Non-Consolidated Statement of Changes in Net Assets
(January 1, 2012 - December 31, 2012)
(In millions of yen)
	Shareholders’ Equity
		Capital Surplus		Retained Earnings
					Other Retained Earnings
	Capital Stock	Legal Capital Surplus	Total Capital Surplus	Legal Retained Earnings	Reserve for Advanced Depreciation of Fixed Assets	Reserve for Special Account for Advanced Depreciation of Fixed Assets	General Reserve	Retained Earnings Brought Forward
Balance at the beginning of current period	5,407	5,357	5,357	1,351	17	392	43,140	9,432
Changes of items during the period
Dividends from surplus								(1,158)
Net profit								1,567
Purchase of treasury shares
Provision of reserve for advanced depreciation of fixed assets					364			(364)
Reversal of reserve for advanced depreciation of fixed assets					(0)			0
Reversal of reserve for special account for advanced depreciation of fixed assets						(392)		392
Net changes of items other than shareholders’ equity
Total changes of items during the period					363	(392)		437
Balance at the end of current period	5,407	5,357	5,357	1,351	381	—	43,140	9,870

	Shareholders’ Equity			Valuation and Translation Adjustments
	Total Retained Earnings	Treasury Shares	Total Shareholders’ Equity	Valuation Difference on Available-for- sale Securities	Total Valuation and Translation Adjustments	Total Net Assets
Balance at the beginning of current period	54,334	(5,760)	59,339	(105)	(105)	59,233
Changes of items during the period
Dividends from surplus	(1,158)		(1,158)			(1,158)
Net profit	1,567		1,567			1,567
Purchase of treasury shares		(0)	(0)			(0)
Provision of reserve for advanced depreciation of fixed assets
Reversal of reserve for advanced depreciation of fixed assets
Reversal of reserve for special account for advanced depreciation of fixed assets
Net changes of items other than shareholders’ equity				157	157	157
Total changes of items during the period	409	(0)	408	157	157	565
Balance at the end of current period	54,743	(5,760)	59,748	51	51	59,799
(Note) Stated amounts are rounded down to the nearest million yen.

28

Notes to Non-Consolidated Financial Statements

[Notes to Matters concerning Significant Accounting Policies]
1.	Evaluation standards and methods for assets
(1)	Evaluation standards and methods for securities
1)	Subsidiaries and affiliates’ stocks are stated at cost using the moving-average method.
2)	Available-for-sale securities are valued by the following methods:
- Securities with market quotations
Stated at market value at the closing date of accounting
(Valuation differences are comprehensively reported as a component of net assets and the cost of securities sold is computed using the moving-average method)
- Securities without market quotations
Stated at cost by the moving-average method
(2)	Evaluation standards and methods for inventories
1)	Merchandise/finished goods are stated at cost using the periodic-average method (for balance sheet amounts, the book value write-down method based on the decline in profitability is used).
2)	Raw materials/supplies are stated at cost using the moving-average method (for balance sheet amounts, the book value write-down method based on the decline in profitability is used)
2.	Depreciation methods for fixed assets
(1)
Property, plant and equipment (excluding lease assets) are stated at declining-balance method. However, for buildings (excluding accompanying facilities) acquired on or after April 1, 1998 and some rental assets, the straight-line method is used.

Major useful lives are as follows:
Buildings and structures:                                             10 – 50 years
Machinery and equipment:                                          9 – 17 years
Vending equipment:                                                      5 – 6 years
(2)
Intangible assets (excluding lease assets) are stated at straight-line method. For software for internal use, the straight-line method is applied based on the usable period within the Company (5 years).

(3)
Lease assets (lease assets concerning non-transfer ownership finance lease transactions) are depreciated by the straight-line method, defining the lease term of respective assets as their useful lives, with residual value equaling zero.

3.	Accounting standards for allowances and provisions
(1)	Allowance for doubtful accounts
In order to provide for potential loss on debts, the Company makes an allowance for the expected amount of irrecoverable loans. Allowances for ordinary bad debts are computed, based on the historical rate of default. For specific debts where recovery is doubtful, the Company considers the likelihood of recovery on an individual basis.
(2)	Allowance for investment loss
In order to provide for loss on investments in shares with no market prices, necessary amounts are recorded in consideration of such factors as the financial position and operating results of the relevant parties.
(3)	Provision for bonuses
In order to provide for the payment of bonuses to employees, the amount attributable to the current fiscal year is recorded based on the expected payments.
(4)	Provision for directors’ bonuses
In order to provide for the payment of bonuses to Directors, the amount attributable to the current fiscal year is recorded based on the expected payments.
4.	Accounting standards for the translation of significant foreign currency-denominated assets and liabilities into Japanese yen
Foreign currency-denominated monetary claims and obligations are translated into Japanese yen, using the spot exchange rates on the closing date of accounting and the resulting translation gains and losses are recognized as income and expenses.
5.	Tax exclusion method is applied as accounting method for consumption taxes.
6.	Additional information
(1)	Application of “Accounting Standard for Accounting Changes and Error Corrections,” etc.

29

The Group applies the “Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Statement No. 24 of December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No. 24 of December 4, 2009) for accounting changes and corrections of prior period errors which are made from the beginning of the current fiscal year.
(2)	The business integration of four companies, i.e. the Company, Coca-Cola Central Japan Co., Ltd., Tokyo Coca-Cola Bottling Co., Ltd. and TONE Coca-Cola Bottling Co., Ltd.
Pursuant to the resolution of respective Board of Directors Meetings held on December 14, 2012 for the Company and Coca-Cola Central Japan Co., Ltd. (“Central”), pursuant to the resolution of the Board of Directors Meeting held on December 13, 2012 for Tokyo Coca-Cola Bottling Co., Ltd. (“TOKYO”), and pursuant to the resolution of the Board of Directors Meeting held on December 12, 2012 for TONE Coca-Cola Bottling Co., Ltd. (“TONE;” hereinafter the Company, Central, TOKYO and TONE are collectively referred to as “K4” ), K4 concluded an integration agreement as of December 14, 2012, and a share exchange agreement relating to a share exchange to become effective July 1, 2013 (tentative), in which Central is to become wholly owning parent company in share exchange and the Company, TOKYO and TONE are to become the wholly owned subsidiary companies.
It has become clear that through further collaboration, the K4 can explore many new opportunities and thus realize sustainable growth amid a harsh environment. By entering into a business integration in which each company would come under the control of a common holding company, the K4 will be able to build an even stronger management base, leverage better the collective scale of their business as well as benefit from best practices from across the bottling system in order to increase value for all our stakeholders.
The Company expects to obtain approval of the share exchange agreement at the Ordinary General Meeting of Shareholders to be held on March 26, 2013.
Additionally, Central has prepared an incorporation-type company split plan under which any rights and obligations related to any and all businesses other than the group management business and property management business of Central will be succeeded to the company incorporated through the incorporation-type of company split, i.e. “Coca-Cola Central Japan Co., Ltd.”
Central expects to obtain approval of the changes to the Articles of Incorporation, the selection of Directors, the share exchange agreement and the company split plan, including the change of its trade to “Coca-Cola East Japan Co., Ltd.” at the Ordinary General Meeting of Shareholders to be held on March 28, 2013.

[Notes to Non-Consolidated Balance Sheet]

1.	Accumulated depreciation of property, plant and equipment	¥49,965 million

2.	Short-term monetary claims to subsidiaries and affiliates	¥793 million
	Short-term monetary claims to subsidiaries and affiliates	¥7,536 million
	Long-term monetary claims to subsidiaries and affiliates	¥78 million

3.	Guaranteed liabilities
Guarantee for operating transactions of subsidiaries and affiliates
	(Mikuni Service Co., Ltd)	¥0 million

4.	Contingent liabilities
At the Board of Directors Meeting held on September 30, 2008, it was resolved to adopt a policy of moving a distribution center, which was used in accordance with the building lease contract with Yamadai Otake K.K. Subsequently, on November 13, 2009 the Company filed a petition for cancellation of the lease contract. Thereafter, the reconciliation had continued, but ended in failure on July 14, 2010. On July 28, 2010, the Company filed a suit for damages, claims for transfer costs and others. In relation to the cancellation of the lease contract, the Company may be required to pay the amount equivalent for the rental fees (¥7 million per month, and total of ¥862 million) for the remaining period until the expiry date of the original contract period (from June 2010 to May 2019). The Company believes that the occurrence of loss shall be avoided because the case does not fall under the contract provision of midterm cancelation for a “unilateral reason” attributable to the Company. However, it is difficult to estimate the impact of the litigation on profit or loss at this stage.

30

[Notes to Non-Consolidated Statement of Income]
Transactions with subsidiaries and affiliates

Sales	¥7,023 million
Purchase of goods	¥61,011 million
Other operating transactions	¥10,551 million
Transactions other than operating transactions	¥800 million
[Notes to Non-Consolidated Statement of Changes in Net Assets]
Total number of shares issued and outstanding as of the end of the current fiscal year
Common shares	5,270,966 shares

[Notes to Tax Effect Accounting]
1.	Breakdown of major factors that caused deferred tax assets and liabilities
1)           Current assets
Deferred tax assets
Accounts payable—not tax deductible	¥10 million
Accrued expenses—not tax deductible	¥131 million
Enterprise tax payable—not tax deductible	¥74 million
Provision for bonuses	¥168 million
Other	¥2 million
Subtotal of deferred tax assets	¥388 million
Valuation allowance	¥(10) million
Total deferred tax assets	¥377 million
Offset against deferred tax liabilities	¥(0) million
Net deferred tax assets	¥377 million
Deferred tax liabilities
Valuation difference on available-for-sale securities	¥(0) million
Total deferred tax liabilities	¥(0) million
Offset against deferred tax assets	¥0 million
Net deferred tax liabilities	¥— million
2)           Fixed assets
Deferred tax assets
Excess amount of depreciation—not tax deductible	¥88 million
Low-value assets—not tax deductible	¥16 million
Valuation loss on affiliates’ stocks—not tax deductible	¥308 million
Valuation loss on investment securities—not tax deductible	¥93 million
Long-term accounts payable—not tax deductible	¥303 million
Asset retirement obligations	¥203 million
Allowance for investment loss	¥12 million
Impairment loss	¥42 million
Valuation difference on available-for-sale securities	¥7 million
Other	¥41 million
Subtotal of deferred tax assets	¥1,116 million
Valuation allowance	¥(456) million
Total deferred tax assets	¥659 million
Offset against deferred tax liabilities	¥(273) million
Net deferred tax assets	¥386 million
Deferred tax liabilities
Reserve for advanced depreciation of fixed assets	¥(207) million
Valuation difference on available-for-sale securities	¥(34) million
Retirement costs for asset retirement obligations	¥(30) million
Total deferred tax liabilities	¥(273) million
Offset against deferred tax assets	¥273 million
Net deferred tax liabilities	¥— million

31

[Notes to Transactions between Related Parties]
1.	Subsidiaries and affiliates, etc.

Type	Name	Ratio of Voting Rights Holding (held) (%)	Relationship	Summary of Transactions	Amount of Transaction (millions of yen)	Item	Fiscal Year-end Balance (millions of yen)
Subsidiary	Mikuni Foods Co., Ltd.	(Ownership) 100	Sale of goods 5 concurrent Directors	Deposits of surplus funds	—	Deposits received	1,480
				Payment of interest	2	Accrued expenses	0
				Deposits of sales	11,525	Deposits received	893
Subsidiary	Mikuni Wine Co., Ltd.	(Ownership) 100	Fund assistance 3 concurrent Directors	Provision of loans	—	Short-term loans receivable from subsidiaries and affiliates	570
					—	Long-term loans receivable from subsidiaries and affiliates	950
				Receipt of interest	13	Other (Current assets)	—
Affiliate	Coca-Cola East Japan Products Company, Limited	(Ownership) 25	Purchase of goods 1 concurrent Director	Purchase of beverage	60,614	Accounts payable-trade	2,916
						Accrued expenses	104
						Accounts receivable-other	99
						Advance payments-trade	—
				Advance payment for purchase	40,587
				Receipt of interest	2	Other (Current assets)	0

(Notes)	1.	Consumption taxes are not included in transaction amounts, while they are included in fiscal year-end balances.
2.	Loan interest rates and other conditions are determined by individual negotiations, using market interest rates as references.
3.
Matters related to transactions with Coca-Cola East Japan Products Company, Limited are determined based on the business agreement, which was concluded with Coca-Cola system bottlers in the Kanto region, including the Company.

32

2.	Companies, etc. with the same parent company

Type	Name	Ratio of Voting Rights Holding (held) (%)	Relationship	Summary of Transactions	Amount of Transaction (millions of yen)	Item	Fiscal Year-end Balance (millions of yen)
Subsidiary of other affiliated company	Mitsui & Co. Financial Services Ltd.	None	Deposits of funds	Deposits of funds	—	Deposits paid	10,000
				Receipt of interest	30	Other (Current assets)	4
Subsidiary of other affiliated company	Coca-Cola (Japan) Company, Limited	None	—	Income from rebates for sales promotion, etc.	322	Accounts receivable-other	1,075

(Notes)	1.	Consumption taxes are not included in above stated amounts.
2.	Loan interest rates and other conditions are determined by individual negotiations, using market interest rates as references.
3.
Mitsui & Co. Financial Services Ltd. is no longer a subsidiary of other affiliated companies because Mitsui & Co., Ltd., which was other affiliated company, transferred its shares on December 20, 2012. Therefore, the above-mentioned transaction amounts are for the period when the said company fell under the relevant party, and the fiscal year-end balances represent amounts at the time when the said company no longer fell under the relevant party.

4.
Coca-Cola (Japan) Company, Limited has become a subsidiary of other affiliated companies because on December 20, 2012 Mitsui & Co., Ltd. transferred its shares upon the conclusion of the Capital and Business Alliance Agreement between the Company and The Coca-Cola Company. Therefore, the above-mentioned transaction amount is for the period when the said company fell under the relevant party.

The transaction between the Company and Coca-Cola (Japan) Company, Limited is based on the agreement with The Coca-Cola Company and Coca-Cola (Japan) Company, Limited regarding the manufacture, sale and trademark license of Coca-Cola, etc.

[Notes to Per Share Information]
1.	Net assets per share	¥1,238.47
2.	Net profit per share	¥ 32.47

[Notes to Retirement Benefits]
1.	Outline of retirement benefit plan adopted
The Company adopts a defined-contribution corporate pension plan based on corporate pension rules.
On certain occasions, special retirement benefits and others may be temporarily paid upon retirement of employees.
2.	Retirement benefit expenses and breakdown thereof
Contributions required, etc. pertaining to defined-contribution pension plan	¥411 million
Retirement benefit expenses	¥411 million

[Notes to Significant Subsequent Events]
Not applicable.

33

Accounting Auditor’s audit report on the Consolidated Financial Statements (duplicated copy)

Independent Auditor’s Report
(English Translation)
February 13, 2013

To the Board of Directors
Mikuni Coca-Cola Bottling Co., Ltd.

Deloitte Touche Tohmatsu LLC

Shintaro Nakai,
Designated Limited Liability Partner, Engagement Partner, Certified Public Accountant
Yoshiyuki Kobayashi,
Designated Limited Liability Partner, Engagement Partner, Certified Public Accountant

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements, that is, the consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets, and notes to the consolidated financial statements of Mikuni Coca-Cola Bottling Co., Ltd. (the “Company”), for the fiscal year from January 1, 2012 to December 31, 2012.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements from an independent standpoint based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the Auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. The purpose of an audit is not to express an opinion on the effectiveness of the entity’s internal control, but in making these risk assessments the Auditor considers internal controls relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the above consolidated financial statements fairly present, in every material aspect, the financial position and results of operations of the consolidated group consisting of the Company and its consolidated subsidiaries for the relevant term of the consolidated financial statements, in accordance with the business accounting standards generally accepted in Japan.

34

Important Note
As described in Additional information (2), pursuant to the resolution of the Board of Directors Meeting held on December 14, 2012, the Company concluded an integration agreement as of December 14, 2012, and a share exchange agreement relating to a share exchange to become effective July 1, 2013 (tentative), in which Coca-Cola Central Japan Co., Ltd. is to become wholly owning parent company in share exchange and the Company, Tokyo Coca-Cola Bottling Co., Ltd. and TONE Coca-Cola Bottling Co., Ltd. are to become the wholly owned subsidiary companies.
This issue does not affect our opinion.

Conflicts of Interest
Our firm and engagement partners have no interests in the Company requiring disclosure under the provisions of the Certified Public Accountants Law.

35

Accounting Auditor’s audit report on the Non-Consolidated Financial Statements (duplicated copy)

Independent Auditor’s Report
(English Translation)
February 13, 2013

To the Board of Directors
Mikuni Coca-Cola Bottling Co., Ltd.

Deloitte Touche Tohmatsu LLC

Shintaro Nakai,
Designated Limited Liability Partner, Engagement Partner, Certified Public Accountant
Yoshiyuki Kobayashi,
Designated Limited Liability Partner, Engagement Partner, Certified Public Accountant

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the non-consolidated financial statements, that is, the non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets, notes to the non-consolidated financial statements of Mikuni Coca-Cola Bottling Co., Ltd. (the “Company”), the 51st fiscal year from January 1, 2012 to December 31, 2012, together with the supplementary schedules of the Company for the same year.

Management’s Responsibility for the Non-consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these non-consolidated financial statements and supplementary schedules in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the non-consolidated financial statements and supplementary schedules that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these non-consolidated financial statements and supplementary schedules from an independent standpoint based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and supplementary schedules are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and supplementary schedules. The procedures selected depend on the Auditor’s judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and supplementary schedules, whether due to fraud or error. The purpose of an audit is not to express an opinion on the effectiveness of the entity’s internal control, but in making these risk assessments the Auditor considers internal controls relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and supplementary schedules in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and supplementary schedules.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

36

Opinion
In our opinion, the above non-consolidated financial statements and supplementary schedules fairly present, in every material aspect, the financial position and results of operations of the Company for the relevant term of the non-consolidated financial statements, in accordance with the business accounting standards generally accepted in Japan.

Important Note
As described in Additional information (2), pursuant to the resolution of the Board of Directors Meeting held on December 14, 2012, the Company concluded an integration agreement as of December 14, 2012, and a share exchange agreement relating to a share exchange to become effective July 1, 2013 (tentative), in which Coca-Cola Central Japan Co., Ltd. is to become wholly owning parent company in share exchange and the Company, Tokyo Coca-Cola Bottling Co., Ltd. and TONE Coca-Cola Bottling Co., Ltd. are to become the wholly owned subsidiary companies.
This issue does not affect our opinion.

Conflicts of Interest
Our firm and engagement partners have no interests in the Company requiring disclosure under the provisions of the Certified Public Accountants Law.

37

Board of Corporate Auditors’ audit report (duplicated copy)

Audit Report

(English Translation)

Regarding the performance of duties by the Directors for the 51st fiscal year from January 1, 2012 to December 31, 2012, the Board of Corporate Auditors hereby submits its audit report, which has been prepared upon careful consideration based on the audit report prepared by each Corporate Auditor.

1.	Summary of Auditing Methods by the Corporate Auditors and Board of Corporate Auditors

The Board of Corporate Auditors established auditing policies, allocation of duties, and other relevant matters, and received reports from each Corporate Auditor regarding his or her audits and results thereof, as well as received reports from the Directors, other relevant personnel, and the Accounting Auditor regarding performance of their duties, and sought explanations as necessary.
Each Corporate Auditor complied with the auditing standards of the Corporate Auditors established by the Board of Corporate Auditors, followed the auditing policies, allocation of duties, and other relevant matters, communicated with the Directors, Internal Auditing Department, other employees, and any other relevant personnel, and made efforts to prepare the environment for information collection and audit, as well as participated in the Board of Directors meetings and other important meetings, received reports from the Directors, employees and other relevant personnel regarding performance of their duties, sought explanations as necessary, examined important authorized documents and associated information, and studied the operations and financial positions at the head office and principal business offices. We also received reports from Directors, other employees, and any other relevant personnel on a regular basis, requested explanation on a necessary basis and represented his opinion on the system for ensuring that the performance of duties by the Directors set forth in Business Report conforms to the related laws and regulations and Articles of Incorporation, and the system prepared based on the contents of the resolutions of the Board of Directors and such resolutions regarding preparation of the system stipulated in Article 100, Paragraphs 1 and 3, of the Ordinance for Enforcement of the Companies Act (internal controls system), which system is necessary for ensuring that a joint stock corporation’s business is proper. With respect to subsidiaries, we communicated and exchanged information with Directors, Corporate Auditors and other relevant personnel of the subsidiaries, and received business reports from subsidiaries as necessary. Based on the above methods, we examined the business report and supplementary schedules related to the relevant fiscal year.
Furthermore, we monitored and verified whether the Accounting Auditor maintained its independence and implemented appropriate audits, as well as received reports from the Accounting Auditor regarding the performance of its duties and sought explanations as necessary. In addition, we received notice from the Accounting Auditor that “the system for ensuring that duties are performed properly” (matters set forth in each item of Article 131 of the Ordinance for Corporate Accounting) had been prepared in accordance with the Product Quality Management Standards Regarding Audits (issued by the Business Accounting Deliberation Council (BACD) on October 28, 2005) and other relevant standards, and sought explanations as necessary. Based on the above methods, we examined the non-consolidated financial statements (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets, and non-consolidated notes) and the supplementary schedules, as well as consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets, and consolidated notes) related to the relevant fiscal year.

38

2.	Results of Audit

(1)	Results of Audit of Business Report and Other Relevant Documents

1.	In our opinion, the business report and the supplementary schedules are in accordance with the related laws and regulations and Articles of Incorporation, and fairly represent the Company’s condition.

2.
We have found no evidence of wrongful action or material violation of related laws and regulations, nor of any violation with respect to the Articles of Incorporation, related to performance of duties by the Directors.

3.
In our opinion, the contents of the resolutions of the Board of Directors related to the internal controls system are fair and reasonable. In addition, we have found no matters on which to remark regarding the contents of Business Report and the performance of duties by the Directors related to such internal controls system.

(2)        Results of Audit of Non-Consolidated Financial Statements and Supplementary Schedules
In our opinion, the methods and results employed and rendered by the Accounting Auditor, Deloitte Touche Tohmatsu LLC are fair and reasonable.
(3)        Results of Audit of Consolidated Financial Statements
In our opinion, the methods and results employed and rendered by the Accounting Auditor, Deloitte Touche Tohmatsu LLC are fair and reasonable.

February 14, 2013

Board of Corporate Auditors, Mikuni Coca-Cola Bottling Co., Ltd.

Full-time Outside Corporate Auditor	Katsumi Ogawa
Outside Corporate Auditor	Naoyuki Konishi
Outside Corporate Auditor	Shigefumi Negishi

40